SCHEDULE 14A

(RULE 14a-101)

(Amendment No. 1)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

THE FIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒ No fee required.

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(1)	Title of each class of securities to which transaction applies:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The First Bancshares, Inc.

Notice of Special Meeting of Shareholders

to be held on December 29, 2016

Dear Fellow Shareholder:

We cordially invite you to attend a Special Meeting (the “Special Meeting”) of Shareholders of The First Bancshares, Inc. (the “Company”), the holding company for The First, A National Banking Association. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that the Company will hold the Special Meeting on Thursday, December 29, 2016, at 4:30 p.m. at the Company’s main office located at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402. At the Special Meeting, you will be asked to consider and vote on the following matters:

1.	Conversion of Convertible Preferred Stock. To approve, for purposes of NASDAQ Listing Rule 5635, the Company’s issuance of 3,563,380 shares of common stock upon the conversion of an equivalent number of Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series E, as contemplated by the Securities Purchase Agreements described in the accompanying proxy statement.
2.	Adjournment of Special Meeting if Necessary or Appropriate. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt Proposal 1.

The Board of Directors unanimously recommends that you vote in favor of Proposals 1 and 2.

Pursuant to the Company’s bylaws, the only business permitted to be conducted at the Special Meeting are the matters set forth in this letter and notice of the meeting.

Shareholders owning shares of the Company’s common stock at the close of business on November 17, 2016, are the only persons entitled to attend and vote at the meeting. A complete list of these shareholders will be available at The First Bancshares, Inc.’s main office prior to and during the meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 29, 2016

The Proxy Statement for the special meeting is available at www.edocumentview.com/FBMS

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, the Company encourages you to complete and return the enclosed proxy to us as promptly as possible.

By Order of the Board of Directors,

M. Ray “Hoppy” Cole, Jr.	E. Ricky Gibson
President and CEO	Chairman of the Board

Dated and Mailed on or about November [●], 2016, Hattiesburg, Mississippi

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The First Bancshares, Inc.

6480 U.S. Highway 98 West

Hattiesburg, Mississippi 39402

Proxy Statement for the Special Meeting of

Shareholders to be Held on December 29, 2016

INTRODUCTION

Date, Time, and Place of Meeting

A Special Meeting of Shareholders (the "Special Meeting") of The First Bancshares, Inc. (the "Company"),a Mississippi corporation and the holding company for The First, A National Banking Association (the “Bank”) will be held at the main office of the Company located at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402, on Thursday, December 29, 2016, at 4:30 p.m., local time, or any adjournment(s) thereof, for the purpose of considering and voting upon the matters set out in the foregoing Notice of Special Meeting of Shareholders. This Proxy Statement is furnished to the shareholders of the Company in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting.

The mailing address of the principal executive office of the Company is Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549.

The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is [●], 2016.

The matters to be considered and voted upon at the Special Meeting will be:

1. Conversion of Convertible Preferred Stock. To approve, for purposes of NASDAQ Listing Rule 5635, the issuance of 3,563,380 shares of common stock upon the conversion of an equivalent number of Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series E, as contemplated by the Securities Purchase Agreements described below.

2. Adjournment of Special Meeting if Necessary or Appropriate. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies from shareholders who have not submitted proxies at the time of the initially convened Special Meeting if there are insufficient votes at the time of the Special Meeting to adopt Proposal 1.

Record Date; Quorum; Voting Rights; Vote Required

The record date for determining holders of outstanding common stock of the Company entitled to notice of and to vote at the Special Meeting is November 17, 2016 (the "Record Date"). Only holders of the Company's common stock of record on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 5,428,017 shares of the Company's common stock issued and outstanding, each of which is entitled to one vote on all matters. In order for the Special Meeting to be duly convened, a quorum must be present, and a quorum requires that the holders of a majority of the shares of common stock be present in person or by proxy at the meeting Approval of Proposals 1 and 2 requires the affirmative vote of a majority of votes cast at a duly convened meeting. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

In addition, Mississippi law does not provide dissenters’ or appraisal rights to our stockholders in connection with either of the proposals.

Proxies

Shares of common stock represented by properly executed proxies, unless previously revoked, will be voted at the Special Meeting in accordance with the directions therein. If no direction is specified, such shares will be voted in the discretion of the person named as the proxy holder with respect to any other business that may come before the Special Meeting. A proxy may be revoked by a shareholder at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall also be revoked if the shareholder is present and elects to vote in person.

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PROPOSAL 1

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE CONVERSION OF THE COMPANY’S SERIES E NONVOTING CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK

Background and Reasons for Requesting Shareholder Approval

On October 12, 2016, the Company entered into Securities Purchase Agreements (each a “Security Purchase Agreement”) with a limited number of institutional and other accredited investors (the “Purchasers” and each, a “Purchaser”) pursuant to which the Company sold in a private placement (the “Private Placement”) 3,563,380 shares of newly authorized Series E Nonvoting Convertible Preferred Stock (“Series E Preferred Stock”) at a purchase price of $17.75 per share, for aggregate gross proceeds of $63,249,995. The terms of the Series E Preferred Stock provide for their mandatory conversion into an equivalent number of shares of the Company’s common stock upon approval of this proposal. The Company paid $3,162,499.75 in fees to its financial advisors who acted as placement agents in the private placement. The Private Placement transaction was completed on October 14, 2016. The material terms of the Series Preferred Stock are discussed below.

Because our common stock is listed on the NASDAQ Global Select Market, we are subject to NASDAQ Listing Rule 5635(d), which requires shareholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the then outstanding shares of common stock or 20% or more of the voting power before the issuance of such additional shares at a price that is less than the greater of book or market value of the stock.

Upon conversion of the Series E Preferred Stock, the Company will issue 3,563,380 shares of common stock, which is 65.6% of the Company’s 5,428,017 shares of common stock outstanding on October 11. The closing sales price of the Company’s common stock on October 11th, the day the Series E Preferred Stock offering was priced, was $18.29 per share on the NASDAQ Global Market.

The proposed conversion of the Series E Preferred Stock for shares of our common stock is subject to this NASDAQ rule because the shares of common stock issuable upon conversion of the Series E Preferred Stock exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance, and the negotiated price per share of common stock on an as-converted basis was less than the book value and market value of our common stock at the time of issuance.

The Private Placement of the Series E Preferred Stock was exempt from Securities and Exchange Commission (“SEC”) registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

Consequences of Approval of Proposal 1

Shareholder approval of Proposal 1 will have the following consequences:

Conversion of Series E Preferred Stock into Common Stock at the Initial Conversion Price. Each share of Series E Preferred Stock will be automatically converted into one share of common stock on the third business day following shareholder approval.

Elimination of Dividend and Liquidation Preference of Holders of Series E Preferred Stock. All shares of Series E Preferred Stock will be cancelled upon conversion, resulting in the elimination of the dividend rights and liquidation preference existing in favor of the Series E Preferred Stock. For more information regarding such dividend rights and liquidation preferences, see “Series E Preferred Stock Terms and Provisions” in this proxy statement.

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Elimination of Separate Voting Rights of Holders of Series E Preferred Stock.. Holders of Series E Preferred Stock have approval rights for certain Company actions, and the conversion of Series E Preferred Stock into common stock will eliminate these separate voting rights. For more information regarding such voting, see “Series E Preferred Stock Terms and Provisions” in this proxy statement.

Market Effects. Despite the existence of certain restrictions on transfer relating to securities law, the issuance of shares of our common stock upon conversion of the Series E Preferred Stock may adversely affect the market price of our common stock. If significant quantities of our common stock issued upon conversion of the Series E Preferred Stock are sold (or if it is perceived by the market that they may be sold) after their registration into the public market, the trading price of our common stock could be materially adversely affected.

Dilution. We will issue, through the conversion of the Series E Preferred Stock, approximately 3,563,380 shares of common stock (in addition to the 5,428,017 shares of common stock currently outstanding). As a result, we expect there to be a dilutive effect on the earnings per share of our common stock. In addition, our existing shareholders will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding common stock.

Consequences of Failure to Approve Proposal 1

Series E Preferred Stock Will Remain Outstanding. Unless the shareholder approval is received or unless our shareholders approve a similar proposal at a subsequent meeting, the Series E Preferred Stock will remain outstanding in accordance with its terms, and incur the potential following effects.

Continued Dividend Payment and Potential Market Effects. We would expect that the shares of Series E Preferred Stock will remain outstanding for the foreseeable future and, beginning six months from the issuance of the Series E Preferred Stock, or approximately April 14, 2017, and for so long as such shares remain outstanding, we would be required to pay dividends on the Series E Preferred Stock, on a non-cumulative basis, at an annual rate of 6% of the liquidation value of the Series E Preferred Stock, which is $17.75.

Continued Separate Voting Rights of Holders of Series E Preferred Stock. Holders of Series E Preferred Stock have certain separate voting rights, and the holders of our common stock will be unable to take certain actions without approval by the holders of the Series E Preferred Stock. For more information regarding such voting, see “Series E Preferred Stock Terms and Provisions” in this proxy statement.

Additional Shareholder Meetings. Pursuant to the Securities Purchase Agreement, we would be required to call additional shareholder meetings every three months and recommend approval of Proposal 1 at each meeting to the shareholders, if necessary, until such approval is obtained. We will bear the costs of soliciting the approval of our shareholders in connection with these meetings.

Restriction on Payment of Dividends. If shareholder approval is not obtained, the shares of Series E Preferred Stock will remain outstanding and, beginning six months from the issuance of the Series E Preferred Stock, or approximately April 12, 2017, and for so long as such shares remain outstanding, if dividends payable on all outstanding shares of the Series E Preferred Stock have not been declared and paid, or declared and funds set aside therefor, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any of our junior securities, or redeem, purchase or acquire any parity securities, subject to limited exceptions.

Participation in Dividends on Common Stock. So long as any shares of Series E Preferred Stock are outstanding, if we declare any dividends on our common stock or make any other distribution to our common shareholders, the holders of the Series E Preferred Stock will be entitled to participate in such distribution on an as-converted basis.

Liquidation Preference. For as long as the Series E Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of us and, accordingly, no payments will be made to holders of our common stock upon any liquidation of us unless the full liquidation preference on the Series E Preferred Stock is paid.

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Pro Forma Financial Information

To assist in your understanding of the impact of the Private Placement relating to Proposal No. 1, we are providing the following pro forma financial information. The following table sets forth our capitalization and regulatory capital ratios on a consolidated basis as of September 30, 2016 on:

(1) an actual basis; and

(2) an adjusted basis to give effect to the issuance of 3,563,380 shares of the Series E Preferred Stock in the offering on a (i) non-converted basis and (ii) converted basis.

The table should be read in conjunction with and is qualified in its entirety by our audited and unaudited financial statements and notes thereto incorporated by reference into this proxy. For more information, see “Incorporation by Reference of Information About the Company, Financial Statements and Related Information” below.

	As of September 30, 2016 (in thousands)
		As Adjusted for the Offering
	Actual	If the Preferred Stock IS NOT converted to Common Stock	If the Preferred Stock IS converted to Common Stock
Stockholders' Equity:

Common Stock - $1.00 par value per share; 20,000,000 shares authorized, 5,454,511 shares issued (including treasury shares held by our Company); 9,017,891 shares issued and outstanding as adjusted for this offering.	$5,455	$5,455	$9,018

Preferred stock, no par value, $1,000 per share liquidation, 10,000,000 shares authorized; 17,123 issued and outstanding	17,123	17,123	17,123

Preferred stock, $1.00 par value, $17.75 per share liquidation, 3,563,380 shares authorized; 3,563,380 issued and outstanding and related surplus	-	63,250	-

Capital surplus	44,996	44,996	104,683

Retained earnings	42,543	42,543	42,543

Accumulated other comprehensive income, net	3,005	3,005	3,005

Treasury stock, at cost, 26,494 shares	(464)	(464)	(464)

Total stockholders' equity	$112,658	$175,908	$175,908

Consolidated Capital Ratios:

Tangible common equity to tangible assets	6.39%	6.08%	10.89%

Tangible equity to tangible assets	7.8%	12.2%	12.2%

Tier 1 leverage	8.5%	13.1%	13.1%

Tier 1 risk based capital ratio	10.5%	16.2%	16.2%

Total risk based capital ratio	11.2%	16.9%	16.9%

Common equity Tier 1 capital ratio	7.8%	7.8%	13.6%

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Series E Preferred Stock Terms and Provisions

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series E Preferred Stock as contained in the Certificate of Designation for the Series E Preferred Stock which has been filed with the Secretary of State of the State of Mississippi. Shareholders are urged to carefully read the Certificate of Designation in its entirety. Although we believe this summary covers the material terms and provisions of the Series E Preferred Stock as contained in the Certificate of Designation, it may not contain all of the information that is important to you.

Authorized Shares, Par Value and Liquidation Preference. We have designated 3,563,380 shares as “Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series E,” each of which has a $1.00 par value and a liquidation preference of $17.75 per share.

Mandatory Conversion. The Series E Preferred Stock of each holder will convert into shares of common stock on the third business day following the approval by the holders of our common stock of the conversion of the Series E Preferred Stock into common stock as required by the applicable NASDAQ rules. Assuming shareholder approval of Proposal 1 at the Special Meeting, the number of shares of common stock into which each share of Series E Preferred Stock shall be converted will be determined on a one-to-one basis.

Dividends. If shareholder approval is not obtained, the shares of Series E Preferred Stock will remain outstanding and, beginning six months from the issuance of the Series E Preferred Stock, or approximately April 12, 2017, and for so long as such shares remain outstanding, we will be required to pay dividends on the Series E Preferred Stock, on a non-cumulative basis, at an annual rate of 6% of the liquidation value of the Series E Preferred Stock, which is $17.75. Dividends after the six month anniversary of issuance will be payable semi-annually in arrears on June 30 and December 31, beginning on June 30, 2017. If all dividends payable on the Series E Preferred Stock have not been declared and paid for an applicable dividend period, the Company shall not declare or pay any dividends on any stock which ranks junior to the Series E Preferred Stock, or redeem, purchase or acquire any stock which ranks pari passu or junior to the Series E Preferred Stock, subject to customary exceptions. If all dividends payable on the Series E Preferred Stock have not been paid in full, any dividend declared on stock which ranks pari passu to the Series E Preferred Stock shall be declared and paid pro rata with respect to the Series E Preferred Stock and such pari passu stock.

Participation in Dividends on Common Stock. So long as any shares of Series E Preferred Stock are outstanding, if we declare any dividends on our common stock or make any other distribution to our common shareholders, the holders of the Series E Preferred Stock will be entitled to participate in such distribution on an as-converted basis.

Ranking. The Series E Preferred Stock will rank senior to all of the Company’s common stock and pari passu to the Company’s outstanding Series CD Preferred Stock and will rank pari passu or senior to all future issuances of the Company’s preferred stock and junior to the Company’s outstanding Trust Preferred Securities.

Voting Rights. The holders of the Series E Preferred Stock will not have any voting rights other than as required by law, except that the approval of the holders of a majority of the Series E Preferred Stock, voting as a single class, will be required with respect to certain matters, including (A) charter amendments adversely affecting the rights, preferences or privileges of the Series E Preferred Stock, (B) the consummation of a reorganization event in connection with which the Series E Preferred Stock is not converted or otherwise treated as provided in the Certificate of Designation, or (C) the creation of any series of equal or senior equity securities.

Liquidation. In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series E Preferred Stock shall be entitled to liquidating distributions equal to $17.75 per share plus any declared and unpaid dividends.

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Redemption. The Series E Preferred Stock shall be perpetual unless converted in accordance with the Certificate of Designation. The Series E Preferred Stock will not be redeemable at the option of the Company or any holder of Series E Preferred Stock at any time.

Preemptive Rights. Holders of the Series E Preferred Stock have no preemptive rights.

Fundamental Change. If the Company enters into a transaction constituting a consolidation or merger of the Company or similar transaction or any sale or other transfer of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole (in each case pursuant to which its common stock will be converted into cash, securities or other property) or for certain reclassifications or exchanges of its common stock, then each share of Series E Preferred Stock will convert, effective on the day on which such share would automatically convert into common stock of the Company, into the securities, cash and other property receivable in the transaction by the holder of the number of shares of common stock into which such share of Series E Preferred Stock would then be convertible, assuming receipt of any applicable regulatory approval.

The Securities Purchase Agreements

The following is a summary of the material terms of the Securities Purchase Agreements.

Purchase and Sale of Stock. Pursuant to the Securities Purchase Agreements, we issued and sold 3,563,380 shares of the Series E Preferred Stock, in the aggregate, to the Purchasers (defined therein).

Representations and Warranties. We made customary representations and warranties to the Purchasers relating to us, our business and our capital stock, including with respect to the shares of Series E Preferred Stock issued to the Purchasers pursuant to the Securities Purchase Agreements. The representations and warranties in the Securities Purchase Agreements were made for purposes of the Securities Purchase Agreements and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Securities Purchase Agreements, including being qualified by confidential disclosures made for the purposes of allocating contractual risk. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. The representations and warranties and other provisions of the Securities Purchase Agreements should not be read alone, but instead should only be read together with the information provided elsewhere in this document and in the documents incorporated by reference into this document, including the periodic and current reports and statements that we file with the SEC.

Agreement to Seek Shareholder Approval. We agreed to call the Special Meeting, as promptly as reasonably practicable but in no event later than December 31, 2016, and to recommend and seek shareholder approval of Proposal 1. In addition, we agreed to prepare and file this proxy statement with the SEC and to cause the proxy statement to be mailed to shareholders within specified timeframes. If such approval is not obtained at the Special Meeting, we have agreed to call additional meetings and recommend approval of Proposal 1 to the shareholders every three (3) months thereafter until such approval is obtained.

Transfer Restrictions. The Series E Preferred Stock issued in the Private Placement constitutes “restricted securities” under federal securities laws and is accordingly subject to significant restrictions on transfer. The Company committed, pursuant to the Registration Rights Agreement into which it also entered with each Purchaser, to register both the Series E Preferred Stock and the Common Stock to be issued upon conversion of the Series E Preferred Stock, for resale under the Securities Act. See “The Registration Rights Agreement.”

Other Covenants. We also agreed to a number of customary covenants, including covenants with respect to the reservation and listing on NASDAQ of the common stock to be issued upon conversion of the Series E Preferred Stock.

Indemnity. We have agreed to customary indemnification provisions for the benefit of each Purchaser relating to certain losses suffered by each Purchaser arising from breaches of our representations, warranties and covenants in the Securities Purchase Agreements or relating to certain losses arising from actions, suits or claims relating to the Securities Purchase Agreements or the transactions contemplated thereby.

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Expenses. The Purchasers and the Company will be solely responsible for and bear all of their own expenses, including, without limitation, expenses of legal counsel, accountants and other advisors (including financial intermediaries and advisors), incurred at any time in connection with the transactions contemplated by the Securities Purchase Agreements.

The Registration Rights Agreement

On October 12, 2016, we also entered into a Registration Rights Agreement with the Purchasers pursuant to which we agreed to (i) file a registration statement with the SEC within 90 days of October 14, 2016, to register the Common Stock to be issued upon conversion of the Series E Preferred Stock, for resale under the Securities Act; (ii) use commercially reasonable efforts to cause such registration statement to be declared effective within 120 days of October 14, 2016 (or 150 days in the event of an SEC review), subject to specified exceptions; and (iii) continue to take certain steps to maintain effectiveness of the registration statement and facilitate certain other matters.

Failure to meet these deadlines and certain other events may result in the Company’s payment to the Purchasers of liquidated damages in the monthly amount of 0.5% of the purchase price. The Company will bear all expenses incident to performing its obligations under the Registration Rights Agreement regardless of whether any securities are sold pursuant to a relevant registration statement, including registration and filing fees, printing expenses, legal fees, and other incidental expenses. The Company is not responsible for any underwriting discounts, broker or similar fees or commissions, or legal fees, of any Purchaser. The Registration Rights Agreement also provides for customary reciprocal indemnification provisions relating to certain losses suffered by either party arising from any untrue or alleged untrue statement of a material fact, or material omission, in any relevant registration statement or prospectus.

Board of Directors’ Recommendation and Required Vote

Approval of Proposal 1 requires the affirmative vote of a majority of the shares of the Company’s common stock represented and voting at a duly convened Special Meeting. The directors and executive officers of the Company, owning or controlling the vote with respect to an aggregate of 638,373 voting shares, or approximately 11.76% of the Company’s outstanding common stock as of the Record Date, are expected to vote in favor of Proposal 1. The directors who purchased and are also holders of Series E Preferred Stock recognize that they have a personal interest in the approval of Proposal 1 (see “Interests of Certain Persons in the Share Conversion and Other Matters”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

APPROVAL OF AN ADJOURNMENT OR POSTPONEMENT OF THE MEETING

If we fail to receive a sufficient number of votes to constitute a quorum to hold the Special Meeting or to approve Proposal 1 at the Special Meeting, we may propose to adjourn or postpone the Special Meeting, whether or not a quorum is present, for a period of not more than 45 days, to (i) constitute a quorum for purposes of the Special Meeting or (ii) solicit additional Proxies from shareholders who have not submitted proxies in favor of the approval of Proposal 1, as necessary. The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, for example, Proposal 1, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called. During the reconvened meeting, votes that have previously been cast either in person or by proxy at the adjourned or postponed meeting will continue to be counted in the manner voted at the adjourned or postponed meeting.

We currently do not intend to propose adjourning or postponing the Special Meeting if there are sufficient votes represented at the Special Meeting to approve Proposal 1.

Board of Directors’ Recommendation and Required Vote

Approval of Proposal 2 requires the affirmative vote of a majority of the shares of the Company’s common stock represented and voting at the Special Meeting, assuming that a quorum is present.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS

Certain of the Company’s directors and executive officers participated in the Private Placement and therefore have an interest in the outcome of the Proposals. The following directors purchased shares of Series E Preferred Stock in the private placement in the following amounts: David W. Bomboy, M.D., 14,085 shares; M. Ray (Hoppy) Cole, Jr., 2,000 Shares; E. Ricky Gibson, 3,775 shares; Charles R. Lightsey, 28,169 shares; Fred A. McMurry, 5,634 shares (1), Ted E. Parker, 9,859 shares; J. Douglas Seidenburg, 11,584 shares and 2,500(2) shares, and Andrew D. Stetelman, 5,634 shares.

(1)	Shares held of record by Oak Grove Land Company, Inc. Fred A. McMurry is 33% owner of the company. Fred A. McMurry disclaims beneficial ownership of the shares held by Oak Grove Land Company, Inc. except to the extent of his pecuniary interest therein.
(2)	Shares held of record by M.D. Outdoor, LLC. J. Douglas Seidenburg is a 50% owner of the company. J. Douglas Seidenburg disclaims beneficial ownership of the shares held by M.D. Outdoor, LLC, except to the extent of his pecuniary interest therein.

Assuming shareholder approval of Proposal 1 and the resulting issuance of common stock as described above, none of these individuals will have beneficial ownership in excess of five percent (5%) of the outstanding shares of the common stock.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock in the Company owned by the directors, nominees for director, and executive officers, as of October 21, 2016.

Name of	Amount and Nature	Unvested	Percent of
Beneficial Owner	of Beneficial Ownership(1)	Restricted Stock(2)	Class(3)

David W. Bomboy, M.D.	106,995	4,000	2.04%

M. Ray (Hoppy) Cole, Jr.	33,539	29,597	1.16%

E. Ricky Gibson	84,744	8,500	1.72%

Charles R. Lightsey	47,987	4,000	0.96%

Fred A. McMurry	79,885	4,000	1.55%

Gregory H. Mitchell	5,001	4,000	0.17%

Ted E. Parker	66,813	4,000	1.30%

J. Douglas Seidenburg	78,656	4,000	1.52%

Andrew D. Stetelman	38,283	4,000	0.78%

Dee Dee Lowery	19,282	11,091	0.56%

Executive Officers, Directors, and Nominees as a group	561,185	77,188	11.76%

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(1)	Includes shares for which the named person:
-	has sole voting and investment power,
-	has shared voting and investment power with a spouse, or
-	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
(2)	Restricted Stock granted under The First Bancshares, Inc. 2007 Stock Incentive Plan
(3)	Calculated based on 5,428,017 shares outstanding

Financial Statements

Our Audited Consolidated Financial Statements (including Notes thereto) at December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, as included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2015 and 2014, are attached to the proxy statement as Appendix A and thereby incorporated by reference herein. Our Unaudited Consolidated Financial Statements (including Notes thereto) at September 30, 2016 and December 31, 2015 and for the three-month and nine-month periods ended September 30, 2016 and September 30, 2015, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, are attached to this proxy statement as Appendix B and thereby incorporated by reference herein. See “Incorporation by Reference of Information About the Company, Financial Statements and Related Information” below.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition at December 31, 2015 and December 31, 2014 and Results of Operations for each of the years in the three-year period ended December 31, 2015, as included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2015 and 2014, is attached to this proxy statement as Appendix A and thereby incorporated by reference herein. Management’s Discussion and Analysis of Financial Condition at September 30, 2016 and December 31, 2015 and Results of Operations for the three-month and nine-month periods ended September 30, 2016 and September 30, 2015, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, is attached to this proxy statement as Appendix B and thereby incorporated by reference herein. See “Incorporation by Reference of Information About the Company, Financial Statements and Related Information” below.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

Quantitative and Qualitative Disclosures About Market Risk

Information regarding our quantitative and qualitative disclosures about market risk is contained in the section entitled “Liquidity and Market Risk Management” in Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, which is attached hereto as Appendix C. See “Incorporation by Reference of Information About the Company, Financial Statements and Related Information” below.

T. E. Lott & Company

Representatives of T. E. Lott & Company, the Company’s accounting firm are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

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INCORPORATION BY REFERENCE OF INFORMATION ABOUT THE COMPANY, FINANCIAL STATEMENTS AND RELATED INFORMATION

The SEC allows us to “incorporate by reference” into this document important business and financial information about the Company from other documents we file with the SEC and that are being provided with this proxy statement. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document. Sections of the following documents are incorporated herein by reference:

•	Our Audited Consolidated Financial Statements (including Notes thereto), and independent auditor’s reports thereto, at December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 on (i) on pages 30 through 74 of the Company's Annual Report to Shareholders for the year ended December 31, 2015 and (ii) pages 30 through 76 of the Company's Annual Report to Shareholders for the year ended December 31, 2014, which are included as Appendix A to this proxy statement;

•	Management’s Discussion and Analysis of Financial Condition at December 31, 2015 and December 31, 2014 and Results of Operations for each of the years in the three-year period ended December 31, 2015 on (i) on pages 6 through 28 of the Company's Annual Report to Shareholders for the year ended December 31, 2015 and (ii) on pages 6 through 28 of the Company's Annual Report to Shareholders for the year ended December 31, 2014, which are included as Appendix A to this proxy statement;

•	Our Unaudited Consolidated Financial Statements (including Notes thereto) at September 30, 2016 and December 31, 2015 and for the three-month and nine-month periods ended September 30, 2016 and September 30, 2015 on pages 2 through 28 (Item 1 of Part I) of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is included as Appendix B to this proxy statement;

•	Management’s Discussion and Analysis of Financial Condition at September 30, 2016 and December 31, 2015 and Results of Operations for the three-month and nine-month periods ended September 30, 2016 and September 30, 2015 on pages 29 through 48 (Item 2 of Part I) of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is included as Appendix B to this proxy statement; and

•	Information regarding our quantitative and qualitative disclosures about market risk is contained in the section entitled “Liquidity and Market Risk Management” in Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 49 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, which is included as Appendix B to this proxy statement.

SOLICITATION OF PROXIES

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by directors, officers and employees of the Company or the bank, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

The accompanying Proxy is being solicited by the Board of Directors of the Company.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

SEC Rule 14a-8. If you are a shareholder who would like us to include your proposal in our notice of the 2017 annual meeting and related proxy materials, you must follow SEC Rule 14a-8. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices, no later than December 16, 2016. If you do not follow Rule 14a-8, we will not consider your proposal for inclusion in next year's proxy statement.

Director Nomination Procedures. Under our Bylaws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an annual meeting, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to the Company. The shareholder must be a shareholder as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our Bylaws for a director nomination, and director nominees must satisfy the requirements specified in our Bylaws. If you would like to receive a printed copy of our Bylaws at no cost you may request these by contacting our Corporate Secretary in writing at The First Bancshares, Inc., 6480 US Highway 98 West, Hattiesburg, Mississippi 39402 or by phone at 601-268-8998.

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Based on this year's annual meeting date, to be timely, the written notice must be delivered not earlier than February 25, 2017 (the 90th day prior to the first anniversary of this year's annual meeting) and not later than April 6, 2017 (the 50th day prior to the first anniversary of this year's annual meeting) to the Corporate Secretary at our principal executive offices by mail.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Center Financial Corporation, that file electronically with the SEC. You may access the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.thefirstbank.com.

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APPENDIX A

ANNUAL REPORTS ON FORM 10-K FOR THE FISCAL YEARS ENDED DECEMBER 31, 2015 AND 2014.

THE FIRST BANCSHARES, INC.
2015 ANNUAL REPORT

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars In Thousands, Except Per Share Data)

	December 31,
	2015	2014	2013	2012	2011
Earnings:
Net interest income	$36,994	$33,398	$28,401	$22,194	$19,079
Provision for loan losses	410	1,418	1,076	1,228	1,468

Noninterest income	7,588	7,803	7,083	6,324	4,598
Noninterest expense	32,161	30,734	28,165	22,164	18,870
Net income	8,799	6,614	4,639	4,049	2,871
Net income applicable to common stockholders	8,456	6,251	4,215	3,624	2,529

Per common share data:
Basic net income per share	$1.57	$1.20	$.98	$1.17	$.83

Diluted net income per share	1.55	1.19	.96	1.16	.82
Per share data:
Basic net income per share	$1.64	$1.27	$1.07	$1.31	$.94
Diluted net income per share	1.62	1.25	1.06	1.29	.93

Selected Year End Balances:

Total assets	$1,145,131	$1,093,768	$940,890	$721,385	$681,413
Securities	254,959	270,174	258,023	226,301	221,176
Loans, net of allowance	769,742	700,540	577,574	408,970	383,418
Deposits	916,695	892,775	779,971	596,627	573,394
Stockholders’ equity	103,436	96,216	85,108	65,885	60,425

5

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purpose

The purpose of management's discussion and analysis is to make the reader aware of the significant components, events, and changes in the consolidated financial condition and results of operations of the Company and The First during the year ended December 31, 2015, when compared to the years 2014 and 2013. The Company's consolidated financial statements and related notes should also be considered.

Critical Accounting Policies

In the preparation of the Company's consolidated financial statements, certain significant amounts are based upon judgment and estimates. The most critical of these is the accounting policy related to the allowance for loan losses. The allowance is based in large measure upon management's evaluation of borrowers' abilities to make loan payments, local and national economic conditions, and other subjective factors. If any of these factors were to deteriorate, management would update its estimates and judgments which may require additional loss provisions.

Companies are required to perform periodic reviews of individual securities in their investment portfolios to determine whether decline in the value of a security is other than temporary. A review of other-than-temporary impairment requires companies to make certain judgments regarding the materiality of the decline, its effect on the financial statements and the probability, extent and timing of a valuation recovery and the company’s intent and ability to hold the security. Pursuant to these requirements, Management assesses valuation declines to determine the extent to which such changes are attributable to fundamental factors specific to the issuer, such as financial condition, business prospects or other factors or market-related factors, such as interest rates. Declines in the fair value of securities below their cost that are deemed to be other-than-temporary are recorded in earnings as realized losses.

Goodwill is assessed for impairment both annually and when events or circumstances occur that make it more likely than not that impairment has occurred. As part of its testing, the Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company determines the fair value of a reporting unit is less than its carrying amount using these qualitative factors, the Company then compares the fair value of goodwill with its carrying amount, and then measures impaired loss by comparing the implied fair value of goodwill with the carrying amount of that goodwill. No impairment was indicated when the annual test was performed in 2015.

Overview

The First Bancshares, Inc. (the Company) was incorporated on June 23, 1995, and serves as a bank holding company for The First, A National Banking Association (“The First”), located in Hattiesburg, Mississippi. The First began operations on August 5, 1996, from its main office in the Oak Grove community, which is on the western side of Hattiesburg. The First has 30 locations in South Mississippi, South Alabama and Louisiana. See Note C of Notes to Consolidated Financial Statements for information regarding branch acquisitions. The Company and The First engage in a general commercial and retail banking business characterized by personalized service and local decision-making, emphasizing the banking needs of small to medium-sized businesses, professional concerns, and individuals.

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The Company’s primary source of revenue is interest income and fees, which it earns by lending and investing the funds which are held on deposit. Because loans generally earn higher rates of interest than investments, the Company seeks to employ as much of its deposit funds as possible in the form of loans to individuals, businesses, and other organizations. To ensure sufficient liquidity, the Company also maintains a portion of its deposits in cash, government securities, deposits with other financial institutions, and overnight loans of excess reserves (known as “Federal Funds Sold”) to correspondent banks. The revenue which the Company earns (prior to deducting its overhead expenses) is essentially a function of the amount of the Company’s loans and deposits, as well as the profit margin (“interest spread”) and fee income which can be generated on these amounts.

The Company increased from approximately $1.1 billion in total assets, and $892.8 million in deposits at December 31, 2014 to approximately $1.1 billion in total assets, and $916.7 million in deposits at December 31, 2015. Loans net of allowance for loan losses increased from $701.0 million at December 31, 2014 to approximately $769.7 million at December 31, 2015. The Company increased from $96.2 million in stockholders’ equity at December 31, 2014 to approximately $103.4 million at December 31, 2015. The First reported net income of $9,620,000 and $7,385,000 for the years ended December 31, 2015 and 2014, respectively. For the years ended December 31, 2015 and 2014, the Company reported consolidated net income applicable to common stockholders of $8,456,000 and $6,251,000, respectively. The following discussion should be read in conjunction with the “Selected Consolidated Financial Data” and the Company's Consolidated Financial Statements and the Notes thereto and the other financial data included elsewhere.

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars In Thousands, Except Per Share Data)

	December 31,
	2015	2014	2013	2012	2011
Earnings:
Net interest income	$36,994	$33,398	$28,401	$22,194	$19,079
Provision for loan losses	410	1,418	1,076	1,228	1,468
Noninterest income	7,588	7,803	7,083	6,324	4,598
Noninterest expense	32,161	30,734	28,165	22,164	18,870
Net income	8,799	6,614	4,639	4,049	2,871
Net income applicable to common stockholders	8,456	6,251	4,215	3,624	2,529

Per common share data:
Basic net income per share	$1.57	$1.20	$.98	$1.17	$.83
Diluted net income per share	1.55	1.19	.96	1.16	.82
Per share data:
Basic net income per share	$1.64	$1.27	$1.07	$1.31	$.94
Diluted net income per share	1.62	1.25	1.06	1.29	.93

Selected Year End Balances:

Total assets	$1,145,131	$1,093,768	$940,890	$721,385	$681,413
Securities	254,959	270,174	258,023	226,301	221,176
Loans, net of allowance	769,742	700,540	577,574	408,970	383,418
Deposits	916,695	892,775	779,971	596,627	573,394
Stockholders’ equity	103,436	96,216	85,108	65,885	60,425

7

Results of Operations

The following is a summary of the results of operations by The First for the years ended December 31, 2015 and 2014.

	2015	2014
	(In thousands)

Interest income	$40,196	$36,365
Interest expense	3,022	2,791
Net interest income	37,174	33,574

Provision for loan losses	410	1,418

Net interest income after provision for loan losses	36,764	32,156

Other income	7,589	7,439

Other expense	31,032	29,477

Income tax expense	3,701	2,733

Net income	$9,620	$7,385

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The following reconciles the above table to the amounts reflected in the consolidated financial statements of the Company at December 31, 2015 and 2014:

	2015	2014
	(In thousands)

Net interest income:
Net interest income of The First	$37,174	$33,574
Intercompany eliminations	(180)	(176)
	$36,994	$33,398

Net income applicable to common stockholders:
Net income of The First	$9,620	$7,385
Net loss of the Company, excluding intercompany accounts	(1,164)	(1,134)
	$8,456	$6,251

Consolidated Net Income

The Company reported consolidated net income applicable to common stockholders of $8,456,242 for the year ended December 31, 2015, compared to a consolidated net income of $6,250,743 for the year ended December 31, 2014. The increase in income was attributable to an increase in net interest income of $3.6 million or 10.8%, which was offset by an increase in other expenses of $1.4 million or 4.6%.

Consolidated Net Interest Income

The largest component of net income for the Company is net interest income, which is the difference between the income earned on assets and interest paid on deposits and borrowings used to support such assets. Net interest income is determined by the rates earned on the Company’s interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities.

Consolidated net interest income was approximately $36,994,000 for the year ended December 31, 2015, as compared to $33,398,000 for the year ended December 31, 2014. This increase was the direct result of increased loan volumes during 2015 as compared to 2014. Average interest-bearing liabilities for the year 2015 were $822,708,000 compared to $746,025,000 for the year 2014. At December 31, 2015, the net interest spread, the difference between the yield on earning assets and the rates paid on interest-bearing liabilities, was 3.55% compared to 3.50% at December 31, 2014. The net interest margin (which is net interest income divided by average earning assets) was 3.63% for the year 2015 compared to 3.58% for the year 2014. Rates paid on average interest-bearing liabilities decreased to .39% for the year 2015 compared to .40% for the year 2014. Interest earned on assets and interest accrued on liabilities is significantly influenced by market factors, specifically interest rates as set by Federal agencies. Average loans comprised 71.7% of average earning assets for the year 2015 compared to 67.8% for the year 2014.

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Average Balances, Income and Expenses, and Rates. The following tables depict, for the periods indicated, certain information related to the average balance sheet and average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from daily averages.

Average Balances, Income and Expenses, and Rates

	Years Ended December 31,
	2015			2014			2013
	Average Balance	Income/ Expenses	Yield/ Rate	Average Balance	Income/ Expenses	Yield/ Rate	Average Balance	Income/ Expenses	Yield/ Rate
	(Dollars in thousands)
Assets
Earning Assets
Loans (1)(2)	$730,326	$34,242	4.69%	$632,049	$30,276	4.79%	$583,200	$25,736	4.41%
Securities	256,462	5,803	2.26%	271,247	5,957	2.20%	248,237	5,419	2.18%
Federal funds sold (3)	24,582	64	.26%	24,845	53	.21%	18,564	62	.33%
Other	7,585	93	1.23%	3,827	85	2.22%	7,404	101	1.36%
Total earning assets	1,018,955	40,202	3.94%	931,968	36,371	3.90%	857,405	31,318	3.65%

Cash and due from banks	31,378			30,657			25,447
Premises and equipment	33,797			33,252			30,816
Other assets	44,375			40,428			33,314
Allowance for loan losses	(6,313)			(5,983)			(5,240)
Total assets	$1,122,192			$1,030,322			$941,742

Liabilities
Interest-bearing liabilities	$822,708	$3,208	.39%	$746,025	$2,973	.40%	$728,322	$2,917	.40%
Demand deposits (1)	196,284			184,037			115,909
Other liabilities	4,594			11,990			12,430
Stockholders’ equity	98,606			88,270			85,081
Total liabilities and stockholders’ equity	$1,122,192			$1,030,322			$941,742

Net interest spread			3.55%			3.50%			3.25%
Net yield on interest-earning assets		$36,994	3.63%		$33,398	3.58%		$28,401	3.31%

(1)	All loans and deposits were made to borrowers in the United States. Includes nonaccrual loans of $7,368, $6,056, and $3,181, respectively, during the periods presented. Loans include held for sale loans.
(2)	Includes loan fees of $692, $717, and $525, respectively.
(3)	Includes EBA-MNBB and Federal Reserve – New Orleans.

Analysis of Changes in Net Interest Income. The following table presents the consolidated dollar amount of changes in interest income and interest expense attributable to changes in volume and to changes in rate. The combined effect in both volume and rate which cannot be separately identified has been allocated proportionately to the change due to volume and due to rate.

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Analysis of Changes in Consolidated Net Interest Income

	Year Ended December 31,			Year Ended December 31,
	2015 versus 2014 Increase (decrease) due to			2014 versus 2013 Increase (decrease) due to
	Volume	Rate	Net	Volume	Rate	Net
	(Dollars in thousands)
Earning Assets
Loans	$3,826	$140	$3,966	$2,154	$2,386	$4,540
Securities	(298)	144	(154)	502	36	538
Federal funds sold	19	(8)	11	21	(30)	(9)
Other short-term investments	3	5	8	(49)	33	(16)
Total interest income	3,550	281	3,831	2,628	2,425	5,053
Interest-Bearing Liabilities
Interest-bearing transaction accounts	204	66	270	88	(31)	57
Money market accounts and savings	6	(24)	(18)	82	(57)	25
Time deposits	(108)	50	(58)	59	62	121
Borrowed funds	77	(36)	41	1,113	(1,260)	(147)
Total interest expense	179	56	235	1,342	(1,286)	56
Net interest income	$3,371	$225	$3,596	$1,286	$3,711	$4,997

Interest Sensitivity. The Company monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on its net interest income. A monitoring technique employed by the Company is the measurement of the Company's interest sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. The Company also performs asset/liability modeling to assess the impact varying interest rates and balance sheet mix assumptions will have on net interest income. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in the same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates. The Company evaluates interest sensitivity risk and then formulates guidelines regarding asset generation and repricing, funding sources and pricing, and off-balance sheet commitments in order to decrease interest rate sensitivity risk.

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The following tables illustrate the Company's consolidated interest rate sensitivity and consolidated cumulative gap position at December 31, 2013, 2014, and 2015.

	December 31, 2013
	Within Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year or Nonsensitive	Total
	(Dollars in thousands)
Assets
Earning Assets:
Loans	$89,314	$98,315	$187,629	$395,673	$583,302
Securities (2)	10,114	16,006	26,120	231,903	258,023
Funds sold and other	967	14,205	15,172	-	15,172
Total earning assets	$100,395	$128,526	$228,921	$627,576	$856,497
Liabilities
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts (1)	$-	$240,513	$240,513	$-	$240,513
Money market accounts	107,564	-	107,564	-	107,564
Savings deposits (1)	-	55,113	55,113	-	55,113
Time deposits	46,875	87,475	134,350	68,637	202,987
Total interest-bearing deposits	154,439	383,101	537,540	68,637	606,177
Borrowed funds (3)	37,000	4,000	41,000	11,000	52,000
Total interest-bearing liabilities	191,439	387,101	578,540	79,637	658,177
Interest-sensitivity gap per period	$(91,044)	$(258,575)	$(349,619)	$547,939	$198,320
Cumulative gap at December 31, 2013	$(91,044)	$(349,619)	$(349,619)	$198,320	$198,320
Ratio of cumulative gap to total earning assets at December 31, 2013	(10.6)%	(40.8)%	(40.8)%	23.2%

	December 31, 2014
	Within Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year or Nonsensitive	Total
	(Dollars in thousands)
Assets
Earning Assets:
Loans	$99,183	$82,644	$181,827	$524,808	$706,635
Securities (2)	14,266	14,880	29,146	241,028	270,174
Funds sold and other	386	13,899	14,285	-	14,285
Total earning assets	$113,835	$111,423	$225,258	$765,836	$991,094
Liabilities
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts (1)	$-	$301,721	$301,721	$-	$301,721
Money market accounts	117,018	-	117,018	-	117,018
Savings deposits (1)	-	66,615	66,615	-	66,615
Time deposits	53,529	78,581	132,110	73,949	206,059
Total interest-bearing deposits	170,547	446,917	617,464	73,949	691,413
Borrowed funds (3)	40,004	40,464	80,468	8,982	89,450
Total interest-bearing liabilities	210,551	487,381	697,932	82,931	780,863
Interest-sensitivity gap per period	$(96,716)	$(375,958)	$(472,674)	$682,905	$210,231
Cumulative gap at December 31, 2014	$(96,716)	$(472,674)	$(472,674)	$210,231	$210,231
Ratio of cumulative gap to total earning assets at December 31, 2014	(9.8)%	(47.7)%	(47.7)%	21.2%

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	December 31, 2015
	Within Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year or Nonsensitive	Total
	(Dollars in thousands)
Assets
Earning Assets:
Loans	$101,160	$76,996	$178,156	$598,333	$776,489
Securities (2)	14,831	18,100	32,931	222,028	254,959
Funds sold and other	321	17,303	17,624	-	17,624
Total earning assets	$116,312	$112,399	$228,711	$820,361	$1,049,072
Liabilities
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts (1)	$-	$373,686	$373,686	$-	$373,686
Money market accounts	105,434	-	105,434	-	105,434
Savings deposits (1)	-	68,657	68,657	-	68,657
Time deposits	37,222	83,549	120,771	58,702	179,473
Total interest-bearing deposits	142,656	525,892	668,548	58,702	727,250
Borrowed funds (3)	81,130	21,191	102,321	8,000	110,321
Total interest-bearing liabilities	223,786	547,083	770,869	66,702	837,571
Interest-sensitivity gap per period	$(107,474)	$(434,684)	$(542,158)	$753,659	$211,501
Cumulative gap at December 31, 2015	$(107,474)	$(542,158)	$(542,158)	$211,501	$211,501
Ratio of cumulative gap to total earning assets at December 31, 2015	(10.2)%	(51.7)%	(51.7)%	20.2%

(1)	NOW and savings accounts are subject to immediate withdrawal and repricing. These deposits do not tend to immediately react to changes in interest rates and the Company believes these deposits are a stable and predictable funding source. Therefore, these deposits are included in the repricing period that management believes most closely matches the periods in which they are likely to reprice rather than the period in which the funds can be withdrawn contractually.
(2)	Securities include mortgage backed and other installment paying obligations based upon stated maturity dates.
(3)	Does not include subordinated debentures of $10,310,000

The Company generally would benefit from increasing market rates of interest when it has an asset-sensitive gap and generally from decreasing market rates of interest when it is liability sensitive. The Company currently is liability sensitive within the one-year time frame. However, the Company's gap analysis is not a precise indicator of its interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those rates are viewed by management as significantly less interest-sensitive than market-based rates such as those paid on non-core deposits. Accordingly, management believes a liability sensitive-position within one year would not be as indicative of the Company’s true interest sensitivity as it would be for an organization which depends to a greater extent on purchased funds to support earning assets. Net interest income is also affected by other significant factors, including changes in the volume and mix of earning assets and interest-bearing liabilities.

Provision and Allowance for Loan Losses

The Company has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem loans. Management’s judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may not prove to be accurate. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

13

The Company’s allowance consists of two parts. The first part is determined in accordance with authoritative guidance issued by the FASB regarding the allowance. The Company’s determination of this part of the allowance is based upon quantitative and qualitative factors. A loan loss history based upon the prior three years is utilized in determining the appropriate allowance. Historical loss factors are determined by criticized and uncriticized loans by loan type. These historical loss factors are applied to the loans by loan type to determine an indicated allowance. The loss factors of peer groups are considered in the determination of the allowance and are used to assist in the establishment of a long-term loss history for areas in which this data is unavailable and incorporated into the qualitative factors to be considered. The historical loss factors may also be modified based upon other qualitative factors including but not limited to local and national economic conditions, trends of delinquent loans, changes in lending policies and underwriting standards, concentrations, and management’s knowledge of the loan portfolio. These factors require judgment upon the part of management and are based upon state and national economic reports received from various institutions and agencies including the Federal Reserve Bank, United States Bureau of Economic Analysis, Bureau of Labor Statistics, meetings with the Company’s loan officers and loan committees, and data and guidance received or obtained from the Company’s regulatory authorities.

The second part of the allowance is determined in accordance with guidance issued by the FASB regarding impaired loans. Impaired loans are determined based upon a review by internal loan review and senior loan officers. Impaired loans are loans for which the Bank does not expect to receive contractual interest and/or principal by the due date. A specific allowance is assigned to each loan determined to be impaired based upon the value of the loan’s underlying collateral. Appraisals are used by management to determine the value of the collateral.

The sum of the two parts constitutes management’s best estimate of an appropriate allowance for loan losses. When the estimated allowance is determined, it is presented to the Company’s audit committee for review and approval on a quarterly basis.

Our allowance for loan losses model is focused on establishing a loss history within the Bank and relying on specific impairment to determine credits that the Bank feels the ultimate repayment source will be liquidation of the subject collateral.  Our model takes into account many other factors as well such as local and national economic factors, portfolio trends, non performing asset, charge off, and delinquency trends as well as underwriting standards and the experience of branch management and lending staff.   These trends are measured in the following ways:

Local Trends: (Updated quarterly usually the month following quarter end)

Local Unemployment Rate
Insurance Issues (Windpool Areas)
Bankruptcy Rates (Increasing/Declining)
Local Commercial R/E Vacancy Rates
Established Market/New Market
Hurricane Threat

14

National Trends: (Updated quarterly usually the month following quarter end)

Gross Domestic Product (GDP)
Home Sales
Consumer Price Index (CPI)
Interest Rate Environment (Increasing/Steady/Declining)
Single Family Construction Starts
Inflation Rate
Retail Sales

Portfolio Trends: (Updated monthly as the ALLL is calculated)

Second Mortgages
Single Pay Loans
Non-Recourse Loans
Limited Guaranty Loans
Loan to Value Exceptions
Secured by Non-Owner Occupied Property
Raw Land Loans
Unsecured Loans

Measurable Bank Trends: (Updated quarterly)

Delinquency Trends
Non-Accrual Trends
Net Charge Offs
Loan Volume Trends
Non-Performing Assets
Underwriting Standards/Lending Policies
Experience/Depth of Bank Lending Management

Our model takes into account many local and national economic factors as well as portfolio trends.  Local and national economic trends are measured quarterly, typically in the month following quarter end to facilitate the release of economic data from the reporting agencies.  These factors are allocated a basis point value ranging from -25 to +25 basis points and directly affect the amount reserved for each branch.  As of December 31, 2015, most economic indicators both local and national pointed to a weak economy thus most factors were assigned a positive basis point value. This increased the amount of the allowance that was indicated by historical loss factors.  Portfolio trends are measured monthly on a per branch basis to determine the percentage of loans in each branch that the Bank has determined as having more risk.  Portfolio risk is defined as areas in the Bank’s loan portfolio in which there is additional risk involved in the loan type or some other area in which the Bank has identified as having more risk.  Each area is tracked on bank-wide as well as on a branch-wide basis.  Branches are analyzed based on the gross percentage of concentrations of the Bank as a whole.  Portfolio risk is determined by analyzing concentrations in the areas outlined by determining the percentage of each branch’s total portfolio that is made up of the particular loan type and then comparing that concentration to the Bank as a whole. Branches with concentrations in these areas are graded on a scale from – 25 basis points to + 25 basis points. Second mortgages, single pay loans, loans secured by raw land, unsecured loans and loans secured by non owner occupied property are considered to be of higher risk than those of a secured and amortizing basis. LTV exceptions place the Bank at risk in the event of repossession or foreclosure.

15

Measurable Bank Wide Trends are measured on a quarterly basis as well. This consists of data tracked on a bank wide basis in which we have identified areas of additional risk or the need for additional allocation to the allowance for loan loss.   Data is updated quarterly, each area is assigned a basis point value from -25 basis points to + 25 basis points based on how each area measures to the previous time period.  Net charge offs, loan volume trends and non performing assets have all trended upwards therefore increasing the need for increased funds reserved for loan losses.  Underwriting standards/ lending standards as well as experience/ depth of bank lending management is evaluated on a per branch level.

Loans are reviewed for impairment when, in the Bank’s opinion, the ultimate source of repayment will be the liquidation of collateral through foreclosure or repossession.  Once identified updated collateral values are obtained on these loans and impairment worksheets are prepared to determine if impairment exists.  This method takes into account any expected expenses related to the disposal of the subject collateral.  Specific allowances for these loans are done on a per loan basis as each loan is reviewed for impairment.  Updated appraisals are ordered on real estate loans and updated valuations are ordered on non real estate loans to determine actual market value.

At December 31, 2015, the consolidated allowance for loan losses amounted to approximately $6.7 million, or .87% of outstanding loans. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.11% of loans at December 31, 2015. At December 31, 2014, the allowance for loan losses amounted to approximately $6.1 million, which was .86% of outstanding loans. The Company’s provision for loan losses was $410,000 for the year ended December 31, 2015, compared to $1,418,000 for the year ended December 31, 2014.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis. Impaired loans not deemed collateral dependent are analyzed according to the ultimate repayment source, whether that is cash flow from the borrower, guarantor or some other source of repayment. Impaired loans are deemed collateral dependent if in the Bank’s opinion the ultimate source of repayment will be generated from the liquidation of collateral.

The Company discontinues accrual of interest on loans when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that the collection of interest is doubtful. Generally, the Company will place a delinquent loan in nonaccrual status when the loan becomes 90 days or more past due. At the time a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain.

16

The following tables illustrate the Company’s past due and nonaccrual loans at December 31, 2015 and 2014.

	December 31, 2015
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 days or more and still accruing	Non-Accrual

Real Estate-construction	$311	$-	$2,956
Real Estate-mortgage	3,339	29	2,055
Real Estate-nonfarm nonresidential	736	-	2,225
Commercial	97	-	100
Consumer	70	-	32
Total	$4,553	$29	$7,368

	December 31, 2014
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 days or more and still accruing	Non-Accrual

Real Estate-construction	$428	$-	$2,747
Real Estate-mortgage	3,208	208	2,164
Real Estate-nonfarm nonresidential	3,408	461	1,102
Commercial	29	-	5
Consumer	90	-	38
Total	$7,163	$669	$6,056

Total nonaccrual loans at December 31, 2015, amounted to $7.4 million which was an increase of $1.3 million from the December 31, 2014, amount of $6.1 million. Management believes these relationships were adequately reserved at December 31, 2015. Restructured loans not reported as past due or nonaccrual at December 31, 2015, amounted to $2.8 million.

A potential problem loan is one in which management has serious doubts about the borrower’s future performance under the terms of the loan contract. These loans are current as to principal and interest and, accordingly, they are not included in nonperforming asset categories. The level of potential problem loans is one factor used in the determination of the adequacy of the allowance for loan losses. At December 31, 2015 and December 31, 2014, The First had potential problem loans of $17,878,000 and $20,946,000, respectively.

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Consolidated Allowance For Loan Losses

(In thousands)

	Years Ended December 31,
	2015		2014		2013		2012		2011

Average loans outstanding	$730,326		$632,049		$583,200		$388,012		$354,295
Loans outstanding at year end	$776,489		$706,635		$583,302		$413,697		$387,929

Total nonaccrual loans	$7,368		$6,056		$3,181		$3,401		$5,125

Beginning balance of allowance	$6,095		$5,728		$4,727		$4,511		$4,617
Loans charged-off	(843)		(1,459)		(759)		(1,190)		(1,987)
Total loans charged-off	(843)		(1,459)		(759)		(1,190)		(1,987)
Total recoveries	1,085		408		684		178		413
Net loans (charged-off) recoveries	242		(1,051)		(75)		(1,012)		(1,574)
Provision for loan losses	410		1,418		1,076		1,228		1,468
Balance at year end	$6,747		$6,095		$5,728		$4,727		$4,511

Net charge-offs (recoveries) to average loans	(.03)%		.17%		.01%		.26%		.44%
Allowance as percent of total loans	.87%		.86%		.98%		1.14%		1.16%
Nonperforming loans as a percentage of total loans	.95%		.86%		.55%		.82%		1.32%
Allowance as a multiple of nonaccrual loans	.92	X	1.0	X	1.8	X	1.4	X	.88	X

At December 31, 2015, the components of the allowance for loan losses consisted of the following:

Allowance
(In thousands)
Allocated:
Impaired loans	$957
Graded loans	5,790
$6,747

Graded loans are those loans or pools of loans assigned a grade by internal loan review.

18

The following table represents the activity of the allowance for loan losses for the years 2015 and 2014.

Analysis of the Allowance for Loan Losses

	Years Ended December 31,
	2015	2014
	(Dollars in thousands)

Balance at beginning of year	$6,095	$5,728
Charge-offs:
Real Estate-construction	(162)	(47)
Real Estate-mortgage	(372)	(1,156)
Real Estate-nonfarm nonresidential	(-)	(-)
Commercial	(183)	(89)
Consumer	(126)	(167)
Total	(843)	(1,459)
Recoveries:
Real Estate-construction	63	96
Real Estate-mortgage	827	212
Real Estate-nonfarm nonresidential	15	17
Commercial	99	15
Consumer	81	68
Total	1,085	408
Net (Charge-offs) Recoveries	242	(1,051)
Provision for Loan Losses	410	1,418
Balance at end of year	$6,747	$6,095

The following tables represent how the allowance for loan losses is allocated to a particular loan type as well as the percentage of the category to total loans at December 31, 2015 and 2014.

Allocation of the Allowance for Loan Losses

	December 31, 2015
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$895	17.1%
Commercial Real Estate	3,018	58.4%
Consumer Real Estate	1,477	21.9%
Consumer	141	2.5%
Unallocated	1,216	0.1%
Total	$6,747	100%

	December 31, 2014
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$713	15.3%
Commercial Real Estate	3,355	57.9%
Consumer Real Estate	1,852	24.2%
Consumer	175	2.6%
Unallocated	-	-
Total	$6,095	100%

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Noninterest Income and Expense

Noninterest Income. The Company’s primary source of noninterest income is service charges on deposit accounts. Other sources of noninterest income include bankcard fees, commissions on check sales, safe deposit box rent, wire transfer fees, official check fees and bank owned life insurance income.

Noninterest income decreased $215,000 or 2.8% during 2015 to $7,589,000 from $7,803,000 for the year ended December 31, 2014. The deposit activity fees were $5,014,000 for 2015 compared to $4,262,000 for 2014. Other service charges decreased by $392,000 or 20.2% from $1,938,000 for the year ended December 31, 2014, to $1,546,000 for the year ended December 31, 2015. Impairment losses on investment securities were $0 for 2015 and 2014.

Noninterest expense increased from $30.7 million for the year ended December 31, 2014, to $32.2 million for the year ended December 31, 2015. The Company experienced slight increases in most expense categories. The largest increase was in salaries and employee benefits, which increased by $1.1 million in 2015 as compared to 2014. These increases were due in part to a full year of the Bay Bank branches and the addition of the Mortgage Connection.

The following table sets forth the primary components of noninterest expense for the periods indicated:

Noninterest Expense

	Years ended December 31,
	2015	2014	2013
	(In thousands)

Salaries and employee benefits	$18,537	$17,462	$14,855
Occupancy	3,422	3,141	2,648
Equipment	1,199	1,541	1,452
Marketing and public relations	497	445	451
Data processing	150	161	169
Supplies and printing	300	498	455
Telephone	631	616	731
Correspondent services	104	83	74
Deposit and other insurance	1,051	1,048	834
Professional and consulting fees	1,332	1,618	2,433
Postage	400	302	303
ATM expense	763	689	639
Other	3,775	3,130	3,121

Total	$32,161	$30,734	$28,165

Income Tax Expense

Income tax expense consists of two components. The first is the current tax expense which represents the expected income tax to be paid to taxing authorities. The Company also recognizes deferred tax for future income/deductible amounts resulting from differences in the financial statement and tax bases of assets and liabilities.

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Analysis of Financial Condition

Earning Assets

Loans. Loans typically provide higher yields than the other types of earning assets, and thus one of the Company's goals is for loans to be the largest category of the Company's earning assets. At December 31, 2015 and 2014, respectively, average loans accounted for 71.7% and 67.8% of average earning assets. Management attempts to control and counterbalance the inherent credit and liquidity risks associated with the higher loan yields without sacrificing asset quality to achieve its asset mix goals. Loans averaged $730.3 million during 2015, as compared to $632.0 million during 2014, and $583.2 million during 2013.

The following table shows the composition of the loan portfolio by category:

Composition of Loan Portfolio

	December 31,
	2015		2014		2013
	Amount	Percent Of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)
Mortgage loans held for sale	$3,974	0.5%	$2,103	0.3%	$3,680	0.6%
Commercial, financial and agricultural	129,197	16.6%	106,109	15.0%	81,792	14.0%
Real Estate:
Mortgage-commercial	253,309	32.6%	238,602	33.8%	212,388	36.4%
Mortgage-residential	272,180	35.1%	256,406	36.3%	202,343	34.7%
Construction	99,161	12.8%	84,935	12.0%	67,287	11.5%
Lease Financing Receivable	2,650	0.3%
Consumer and other	16,018	2.1%	18,480	2.6%	15,812	2.8%
Total loans	776,489	100%	706,635	100%	583,302	100%
Allowance for loan losses	(6,747)		(6,095)		(5,728)
Net loans	$769,742		$700,540		$577,574

In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than loans for construction purposes, secured by real estate, regardless of the purpose of the loan. The Company follows the common practice of financial institutions in the Company’s market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component. Generally, the Company limits its loan-to-value ratio to 80%. Management attempts to maintain a conservative philosophy regarding its underwriting guidelines and believes it will reduce the risk elements of its loan portfolio through strategies that diversify the lending mix.

Loans held for sale consist of mortgage loans originated by the Bank and sold into the secondary market. Commitments from investors to purchase the loans are obtained upon origination.

21

The following table sets forth the Company's commercial and construction real estate loans maturing within specified intervals at December 31, 2015.

Loan Maturity Schedule and Sensitivity to Changes in Interest Rates

	December 31, 2015
Type	One Year or Less	Over One Year Through Five Years	Over Five Years	Total
	(In thousands)

Commercial, financial and agricultural	$44,176	$63,078	$21,943	$129,197
Real estate – construction	44,720	36,189	18,252	99,161
	$88,896	$99,267	$40,195	$228,358

Loans maturing after one year with:
Fixed interest rates				$115,777
Floating interest rates				23,685
				$139,462

The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity.

Investment Securities. The investment securities portfolio is a significant component of the Company's total earning assets. Total securities averaged $256.5 million in 2015, as compared to $271.2 million in 2014 and $248.2 million in 2013. This represents 25.2%, 29.1%, and 29.0% of the average earning assets for the years ended December 31, 2015, 2014, and 2013, respectively. At December 31, 2015, investment securities were $255.0 million and represented 24.5% of earning assets. The Company attempts to maintain a portfolio of high quality, highly liquid investments with returns competitive with short-term U.S. Treasury or agency obligations. This objective is particularly important as the Company focuses on growing its loan portfolio. The Company primarily invests in securities of U.S. Government agencies, municipals, and corporate obligations with maturities up to five years.

The following table summarizes the carrying value of securities for the dates indicated.

Securities Portfolio

	December 31,
	2015	2014	2013
	(In thousands)
Available-for-sale
U. S. Government agencies and Mortgage-backed Securities	$118,536	$120,407	$108,148
States and municipal subdivisions	97,889	104,582	108,079
Corporate obligations	22,346	28,785	26,852
Mutual finds	961	972	972
Total available-for-sale	239,732	254,746	244,051
Held-to-maturity
U.S. Government agencies	1,092	2,193	2,438
States and municipal subdivisions	6,000	6,000	6,000
Total held-to-maturity	7,092	8,193	8,438
Total	$246,824	$262,939	$252,489

22

The following table shows, at carrying value, the scheduled maturities and average yields of securities held at December 31, 2015.

Investment Securities Maturity Distribution and Yields (1)

	December 31, 2015
			After One But		After Five But
(Dollars in thousands)	Within One Year		Within Five Years		Within Ten Years		After Ten Years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Held-to-maturity:
U.S. Government agencies (2)	$-	-	$-	-	$-	-	$-	-
States and municipal subdivisions	-	-	-	-	6,000,000	.93%	-	-
Total investment securities held-to-maturity	$-		$-		$6,000,000		$-
Available-for-sale:
U.S. Government agencies (3)	$7,034,600	.85%	$9,602,910	1.25%	$469,976	2.78%	$2,503,464	3.20%
States and municipal subdivisions	11,873,559	2.39%	33,931,040	3.07%	39,538,380	4.09%	12,546,352	4.70%
Corporate obligations and other	3,520,980	2.24%	16,291,456	1.91%	2,476,187	2.0%	1,018,402	2.00%
Total investment securities available-for-sale	$22,429,139		$59,825,406		$42,484,543		$16,068,218

(1)	Investments with a call feature are shown as of the contractual maturity date.
(2)	Excludes mortgage-backed securities totaling $1.1 million with a yield of 2.63%.
(3)	Excludes mortgage-backed securities totaling $98.9 million with a yield of 2.34% and mutual funds of $.9 million.

Short-Term Investments. Short-term investments, consisting of Federal Funds Sold, funds in due from banks and interest-bearing deposits with banks, averaged $24.6 million in 2015, $24.8 million in 2014, and $18.6 million in 2013. At December 31, 2015, and December 31, 2014, short-term investments totaled $321,000 and $386,000, respectively. These funds are a primary source of the Company's liquidity and are generally invested in an earning capacity on an overnight basis.

Deposits

Deposits. Average total deposits increased $109.8 million, or 14.3% in 2014. Average total deposits increased $75.2 million, or 8.6% in 2015. At December 31, 2015, total deposits were $916.7 million, compared to $892.8 million a year earlier, an increase of $23.9 million, or 2.7%.

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The following table sets forth the deposits of the Company by category for the period indicated.

Deposits

	December 31,
(Dollars in thousands)	2015		2014		2013
		Percent of		Percent of		Percent of
	Amount	Deposits	Amount	Deposits	Amount	Deposits

Noninterest-bearing accounts	$189,445	20.6%	$201,362	22.6%	$173,793	22.3%
NOW accounts	373,686	40.8%	301,721	33.8%	240,514	30.8%
Money market accounts	105,434	11.5%	117,018	13.1%	107,564	13.8%
Savings accounts	68,657	7.5%	66,615	7.5%	55,113	7.1%
Time deposits less than $100,000	73,868	8.1%	85,365	9.6%	86,363	11.1%
Time deposits of $100,000 or over	105,605	11.5%	120,694	13.4%	116,624	14.9%
Total deposits	$916,695	100%	$892,775	100%	$779,971	100%

The Company’s loan-to-deposit ratio was 84.3% at December 31, 2015 and 78.9% at December 31, 2014. The loan-to-deposit ratio averaged 76.8% during 2015. Core deposits, which exclude time deposits of $100,000 or more, provide a relatively stable funding source for the Company's loan portfolio and other earning assets. The Company's core deposits were $811.1 million at December 31, 2015 and $772.1 million at December 31, 2014. Management anticipates that a stable base of deposits will be the Company's primary source of funding to meet both its short-term and long-term liquidity needs in the future. The Company has purchased brokered deposits from time to time to help fund loan growth. Brokered deposits and jumbo certificates of deposit generally carry a higher interest rate than traditional core deposits. Further, brokered deposit customers typically do not have loan or other relationships with the Company. The Company has adopted a policy not to permit brokered deposits to represent more than 10% of all of the Company’s deposits.

The maturity distribution of the Company's certificates of deposit of $100,000 or more at December 31, 2015, is shown in the following table. The Company did not have any other time deposits of $100,000 or more.

Maturities of Certificates of Deposit

of $100,000 or More

		After Three
	Within Three	Through	After Twelve
(In thousands)	Months	Twelve Months	Months	Total

December 31, 2015	$22,363	$48,497	$34,745	$105,605

Borrowed Funds

Borrowed funds consist of advances from the Federal Home Loan Bank of Dallas, federal funds purchased and reverse repurchase agreements. At December 31, 2015, advances from the FHLB totaled $100.0 million compared to $84.5 million at December 31, 2014. The advances are collateralized by a blanket lien on the first mortgage loans in the amount of the outstanding borrowings, FHLB capital stock, and amounts on deposit with the FHLB. There were $5.3 million and $0 federal funds purchased at December 31, 2015 and December 31, 2014, respectively.

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Reverse Repurchase Agreements consist of one $5,000,000 agreement. The agreement is secured by securities with a fair value of $5,501,503 at December 31, 2015 and $7,443,951 at December 31, 2014. The maturity date of the remaining agreement is September 26, 2017, with a rate of 3.81%.

Subordinated Debentures

In 2006, the Company issued subordinated debentures of $4,124,000 to The First Bancshares, Inc. Statutory Trust 2 (Trust 2). The Company is the sole owner of the equity of the Trust 2. The Trust 2 issued $4,000,000 of preferred securities to investors. The Company makes interest payments and will make principal payments on the debentures to the Trust 2. These payments will be the source of funds used to retire the preferred securities, which are redeemable at any time beginning in 2011 and thereafter, and mature in 2036. The Company entered into this arrangement to provide funding for expected growth.

In 2007, the Company issued subordinated debentures of $6,186,000 to The First Bancshares, Inc. Statutory Trust 3 (Trust 3). The Company is the sole owner of the equity of the Trust 3. The Trust 3 issued $6,000,000 of preferred securities to investors. The Company makes interest payments and will make principal payments on the debentures to the Trust 3. These payments will be the source of funds used to retire the preferred securities, which are redeemable at any time beginning in 2012 and thereafter, and mature in 2037. The Company entered into this arrangement to provide funding for expected growth.

Capital

Total stockholders’ equity as of December 31, 2015, was $103.4 million, an increase of $7.2 million or approximately 7.5%, compared with stockholders' equity of $96.2 million as of December 31, 2014.

The Federal Reserve Board and bank regulatory agencies require bank holding companies and financial institutions to maintain capital at adequate levels based on a percentage of assets and off-balance sheet exposures, adjusted for risk weights ranging from 0% to 600%. Under the risk-based standard, capital is classified into two tiers. Tier 1 capital consists of common stockholders' equity, excluding the unrealized gain (loss) on available-for-sale securities, minus certain intangible assets. Tier 2 capital consists of the general reserve for loan losses, subject to certain limitations. An institution’s total risk-based capital for purposes of its risk-based capital ratio consists of the sum of its Tier 1 and Tier 2 capital. The risk-based regulatory minimum requirements are 6% for Tier 1 and 8% for total risk-based capital.

Bank holding companies and banks are also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. The minimum requirement for the leverage ratio is 4%. All but the highest rated institutions are required to maintain ratios 100 to 200 basis points above the minimum. The Company and The First exceeded their minimum regulatory capital ratios as of December 31, 2015 and 2014.

25

The Federal Reserve and the Federal Deposit Insurance Corporation approved final capital rules in July 2013, that substantially amend the existing capital rules for banks. These new rules reflect, in part, certain standards initially adopted by the Basel Committee on Banking Supervision in December 2010 (which standards are commonly referred to as “Basel III”) as well as requirements contemplated by the Dodd-Frank Act.

Under the new capital rules, the Company is required to meet certain minimum capital requirements that differ from past capital requirements. The rules implement a new capital ratio of common equity Tier 1 capital to risk-weighted assets. Common equity Tier 1 capital generally consists of retained earnings and common stock (subject to certain adjustments) as well as accumulated other comprehensive income (“AOCI”), except to the extent that the Company exercised a one-time irrevocable option to exclude certain components of AOCI as of March 31, 2015. The Company will also be required to establish a “conservation buffer,” consisting of a common equity Tier 1 capital amount equal to 2.5% of risk-weighted assets to be phased in by 2019. An institution that does not meet the conservation buffer will be subject to restrictions on certain activities including payment of dividends, stock repurchases, and discretionary bonuses to executive officers.

The prompt corrective action rules are modified to include the common equity Tier 1 capital ratio and to increase the Tier 1 capital ratio requirements for the various thresholds. For example, the requirements for the Company to be considered well-capitalized under the rules will be a 5.0% leverage ratio, a 6.5% common equity Tier 1capital ratio, an 8.0% Tier 1 capital ratio, and a 10.0% total capital ratio. To be adequately capitalized, those ratios are 4.0%, 4.5%, 6.0%, and 8.0%, respectively.

The rules modify the manner in which certain capital elements are determined. The rules make changes to the methods of calculating the risk-weighting of certain assets, which in turn affects the calculation of the risk-weighted capital ratios. Higher risk weights are assigned to various categories of assets, including commercial real estate loans, credit facilities that finance the acquisition, development or construction of real property, certain exposures or credit that are 90 days past due or are nonaccrual, securitization exposures, and in certain cases mortgage servicing rights and deferred tax assets.

The Company was required to comply with the new capital rules on January 1, 2015, with a measurement date of March 31, 2015. The conservation buffer will be phased-in beginning in 2016, and will take full effect on January 1, 2019. Certain calculations under the rules will also have phase-in periods.

Analysis of Capital

	Adequately	Well	The Company		The First
Capital Ratios	Capitalized	Capitalized	December 31,		December 31,
			2015	2014	2015	2014

Leverage	4.0%	5.0%	8.7%	8.4%	8.6%	8.4%
Risk-based capital:
Common equity Tier 1	4.5%	6.5%	-	-	-	-
Tier 1	6.0%	8.0%	11.1%	11.5%	11.0%	11.4%
Total	8.0%	10.0%	11.9%	12.3%	11.8%	12.2%

26

Ratios

	2015	2014	2013
Return on assets (net income applicable to common stockholders divided by average total assets)	.75%	.61%	.45%

Return on equity (net income applicable to common stockholders divided by average equity)	8.58%	7.1%	5.0%

Dividend payout ratio (dividends per share divided by net income per common share)	9.7%	12.6%	15.6%

Equity to asset ratio (average equity divided by average total assets)	8.8%	8.6%	9.0%

Liquidity Management

Liquidity management involves monitoring the Company's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management is made more complicated because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made; however, net deposit inflows and outflows are far less predictable and are not subject to the same degree of control. Asset liquidity is provided by cash and assets which are readily marketable, which can be pledged, or which will mature in the near future. Liability liquidity is provided by access to core funding sources, principally the ability to generate customer deposits in the Company’s market area.

The Company's Federal Funds Sold position, which includes funds in due from banks and interest-bearing deposits with banks, is typically its primary source of liquidity, averaged $24.6 million during the year ended December 31, 2015 and totaled $17.6 million at December 31, 2015. Also, the Company has available advances from the Federal Home Loan Bank. Advances available are generally based upon the amount of qualified first mortgage loans which can be used for collateral. At December 31, 2015, advances available totaled approximately $342.9 million of which $100.0 million had been drawn, or used for letters of credit.

Management regularly reviews the liquidity position of the Company and has implemented internal policies which establish guidelines for sources of asset-based liquidity and limit the total amount of purchased funds used to support the balance sheet and funding from non-core sources.

27

Subprime Assets

The Bank does not engage in subprime lending activities targeted towards borrowers in high risk categories.

Accounting Matters

Information on new accounting matters is set forth in Footnote B to the Consolidated Financial Statements included at Item 8 in this report. This information is incorporated herein by reference.

Impact of Inflation

Unlike most industrial companies, the assets and liabilities of financial institutions such as the Company are primarily monetary in nature. Therefore, interest rates have a more significant effect on the Company's performance than do the effects of changes in the general rate of inflation and change in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

28

REPORT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

The First Bancshares, Inc.

Hattiesburg, Mississippi

We have audited The First Bancshares, Inc.’s (the Company) internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Board of Directors and Stockholders

The First Bancshares, Inc.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, The First Bancshares, Inc., maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of The First Bancshares, Inc., as of December 31, 2015 and 2014, and for each of the years in the two-year period ended December 31, 2015, and our report dated March 30, 2016, expressed an unqualified opinion thereon.

/s/ T. E. Lott & Company

Columbus, Mississippi

October 11, 2016

REPORT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

The First Bancshares, Inc.

Hattiesburg, Mississippi

We have audited the accompanying consolidated balance sheets of The First Bancshares, Inc., as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income (loss), changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2015. The management of The First Bancshares, Inc. is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The First Bancshares, Inc., as of December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi

March 30, 2016

THE FIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS

Cash and due from banks	$23,634,536	$30,332,502
Interest-bearing deposits with banks	17,303,381	13,899,287
Federal funds sold	321,000	386,000
Total cash and cash equivalents	41,258,917	44,617,789
Held-to-maturity securities (fair value of $8,547,832 in 2015 and $9,993,816 in 2014)	7,092,120	8,192,741
Available-for-sale securities	239,732,426	254,746,446
Other securities	8,134,850	7,234,350
Total securities	254,959,396	270,173,537
Loans held for sale	3,973,765	2,103,351
Loans, net of allowance for loan losses of $6,747,103 in 2015 and $6,095,001 in 2014	765,768,073	698,436,345
Interest receivable	3,953,338	3,659,006
Premises and equipment	33,623,011	34,809,843
Cash surrender value of life insurance	14,871,742	14,463, 207
Goodwill	13,776,040	12,276,040
Other real estate owned	3,082,694	4,654,604
Other assets	9,863,743	8,573,997
Total assets	$1,145,130,719	$1,093,767,719

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Noninterest-bearing	$189,444,815	$201,362,468
Interest-bearing	727,250,297	691,413,018
Total deposits	916,695,112	892,775,486
Interest payable	245,732	315,844
Borrowed funds	110,321,245	89,450,067
Subordinated debentures	10,310,000	10,310,000
Other liabilities	4,122,540	4,700,738
Total liabilities	1,041,694,629	997,552,135
Stockholders’ Equity:
Preferred stock, no par value, $1,000 per share liquidation, 10,000,000 shares authorized; 17,123 shares issued and outstanding in 2015 and 2014, respectively	17,123,000	17,123,000
Common stock, par value $1 per share: 20,000,000 shares authorized; 5,403,159 shares issued and outstanding in 2015; 10,000,0000 shares authorized; 5,342,670 shares issued and outstanding in 2014.	5,403,159	5,342,670
Additional paid-in capital	44,650,274	44,420,149
Retained earnings	35,624,715	27,975,049
Accumulated other comprehensive income	1,098,587	1,818,361
Treasury stock, at cost	(463,645)	(463,645)
Total stockholders’ equity	103,436,090	96,215,584
Total liabilities and stockholders’ equity	$1.145,130,719	$1,093,767,719

The accompanying notes are an integral part of these statements.

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
INTEREST INCOME
Interest and fees on loans	$34,242,067	$30,276,477
Interest and dividends on securities:
Taxable interest and dividends	3,948,459	3,884,321
Tax-exempt interest	1,854,213	2,071,782
Interest on federal funds sold	63,841	52,945
Interest on deposits in banks	93,276	85,257
Total interest income	40,201,856	36,370,782

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	762,119	782,441
Interest on other deposits	1,800,122	1,586,897
Interest on borrowed funds	645,207	603,469
Total interest expense	3,207,448	2,972,807
Net interest income	36,994,408	33,397,975
Provision for loan losses	410,069	1,418,260
Net interest income after provision for loan losses	36,584,339	31,979,715

OTHER INCOME
Service charges on deposit accounts	5,013,983	4,261,795
Other service charges and fees	1,545,960	1,938,079
Bank owned life insurance income	408,535	369,804
Gain on sale of premises	133,339	110,734
Gain on sale of securities	-	237,174
Loss on sale of other real estate	(246,859)	(85,256)
Other	733,574	971,138
Total other income	7,588,532	7,803,468

OTHER EXPENSE
Salaries	15,089,136	14,207,216
Employee benefits	3,447,367	3,254,399
Occupancy	3,422,116	3,140,738
Furniture and equipment	1,198,930	1,540,796
Supplies and printing	300,022	497,755
Professional and consulting fees	1,331,928	1,617,828
Marketing and public relations	496,638	445,451
FDIC and OCC assessments	965,642	938,378
ATM expense	763,248	688,766
Telephone	631,261	616,160
Other	4,514,834	3,786,121
Total other expense	32,161,122	30,733,608

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2015 AND 2014

Continued:	2015	2014

Income before income taxes	12,011,749	9,049,575
Income taxes	3,213,047	2,435,879

Net income	8,798,702	6,613,696
Preferred dividends and stock accretion	342,460	362,953
Net income applicable to common stockholders	$8,456,242	$6,250,743

Net income per share:
Basic	$1.64	$1.27
Diluted	1.62	1.25
Net income applicable to common stockholders:
Basic	$1.57	$1.20
Diluted	1.55	1.19

The accompanying notes are an integral part of these statements.

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

Net income	$8,798,702	$6,613,696

Other comprehensive income:
Unrealized gains on securities:
Unrealized holding gains (losses) arising during the period	(1,093,182)	4,804,818
Less reclassification adjustment for gains included in net income	-	(237,173)
	(1,093,182)	4,567,645

Unrealized holding gains on loans held for sale	2,753	83,826

Income tax benefit (expense)	370,655	(1,584,266)

Other comprehensive income (loss)	(719,774)	3,067,205

Comprehensive income	$8,078,928	$9,680,901

The accompanying notes are an integral part of these statements.

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2015 AND 2014

	Common Stock	Preferred Stock	Stock Warrants	Additional Paid-in Capital	Retained Earnings	Accum- ulated Other Compre- hensive Income (Loss)	Treasury Stock	Total
Balance, January 1, 2014	$5,122,941	$17,102,507	$283,738	$41,802,725	$22,508,918	$(1,248,844)	$(463,645)	$85,108,340

Net income 2014	-	-	-	-	6,613,696	-	-	6,613,696
Other comprehensive income	-	-	-	-	-	3,067,205	-	3,067,205
Dividends on preferred stock	-	-	-	-	(342,460)	-	-	(342,460)
Cash dividend declared, $.15 per common share	-	-	-	-	(784,612)	-	-	(784,612)
Grant of restricted stock	67,627	-	-	(67,627)	-	-	-	-
Compensation cost on restricted stock	-	-	-	617,779	-	-	-	617,779
Preferred stock accretion	-	20,493	-	-	(20,493)	-	-	-
Repurchase of restricted stock for payment of taxes	(5,981)	-	-	(79,551)	-	-	-	(85,532)
Issuance of 158,083 common shares for BCB Holding	158,083	-	-	1,863,085	-	-	-	2,021,168
Balance, December 31, 2014	$5,342,670	$17,123,000	$283,738	$44,136,411	$27,975,049	$1,818,361	$(463,645)	$96,215,584

Net income 2015	-	-	-	-	8,798,702	-	-	8,798,702
Other comprehensive (loss)	-	-	-	-	-	(719,774)	-	(719,774)

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2015 AND 2014

Continued:	Common Stock	Preferred Stock	Stock Warrants	Additional Paid-in Capital	Retained Earnings	Accum- ulated Other Compre- hensive Income (Loss)	Treasury Stock	Total

Dividends on preferred stock	-	-	-	-	(342,460)	-	-	(342,460)
Cash dividend declared, $.15 per common share	-	-	-	-	(806,576)	-	-	(806,576)
Grant of restricted stock	69,327	-	-	(69,327)	-	-	-	-
Compensation cost on restricted stock	-	-	-	721,124	-	-	-	721,124
Repurchase of restricted stock for payment of taxes	(6,324)	-	-	(86,066)	-	-	-	(92,390)
Adjustment to consideration issued in BCB Holding acquisition	(2,514)	-	-	(33,196)	-	-	-	(35,710)
Repurchase warrants	-	-	(283,738)	(18,672)	-	-	-	(302,410)
Balance, December 31, 2015	$5,403,159	$17,123,000	$-	$44,650,274	$35,624,715	$1,098,587	$(463,645)	$103,436,090

The accompanying notes are an integral part of these statements.

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,798,702	$6,613,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,296,985	2,182,630
FHLB Stock dividends	(8,600)	(6,000)
Provision for loan losses	410,069	1,418,260
Deferred income taxes	255,638	331,399
Restricted stock expense	721,124	617,779
Increase in cash value of life insurance	(408,535)	(369,804)
Amortization and accretion, net	921,853	900,913
Gain on sale of land/bank premises	(133,339)	(110,734)
Gain on sale of securities	-	(237,174)
Loss on sale/writedown of other real estate	386,590	395,379
Changes in:
Loans held for sale	(1,867,661)	1,659,996
Interest receivable	(294,332)	(152,307)
Other assets	135,620	2,643,956
Interest payable	(70,112)	(109,218)
Other liabilities	(1,406,347)	(8,721,513)
Net cash provided by operating activities	9,737,655	7,057,258

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale securities	(29,571,287)	(38,459,683)
Purchases of other securities	(4,079,400)	(3,296,800)
Proceeds from maturities and calls of available-for-sale securities	42,569,677	42,723,486
Proceeds from maturities and calls of held-to-maturity securities	1,099,898	246,980
Proceeds from sales of securities available-for-sale	-	10,909,239
Proceeds from redemption of other securities	3,187,500	2,514,485
Increase in loans	(68,588,377)	(89,190,269)
Net additions to premises and equipment	(1,230,531)	(988,736)
Purchase of bank owned life insurance	-	(7,500,000)
Proceeds from sale of land/bank premises	949,516	76,375
Cash received (paid) in excess of cash paid for acquisition	(843,895)	4,272,735
Net cash used in investing activities	(56,506,899)	(78,692,188)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in deposits	24,090,591	53,845,509
Proceeds from borrowed funds	194,340,000	180,000,000
Repayment of borrowed funds	(173,468,821)	(155,653,580)
Dividends paid on common stock	(778,428)	(763,143)
Dividends paid on preferred stock	(342,460)	(342,460)
Repurchase of shares issued in BCB acquisition	(35,710)	-
Repurchase of warrants	(302,410)	-

The accompanying notes are an integral part of these statements.

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2015 AND 2014

Continued:	2015	2014

Repurchase of restricted stock for payment of taxes	(92,390)	(85,532)
Net cash provided by financing activities	43,410,372	77,000,794

Net increase (decrease) in cash and cash equivalents	(3,358,872)	5,365,864
Cash and cash equivalents at beginning of year	44,617,789	39,251,925
Cash and cash equivalents at end of year	$41,258,917	$44,617,789

Supplemental disclosures:

Cash paid during the year for:
Interest	$3,448,525	$3,056,939
Income taxes	4,152,050	275,075

Non-cash activities:
Transfers of loans to other real estate	1,050,342	2,208,010
Issuance of restricted stock grants	69,327	67,627
Loans originated to facilitate the sale of land	-	402,982

The accompanying notes are an integral part of these statements.

THE FIRST BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF BUSINESS

The First Bancshares, Inc. (the Company) is a bank holding company whose business is primarily conducted by its wholly-owned subsidiary, The First, A National Banking Association (the Bank). The Bank provides a full range of banking services in its primary market area of South Mississippi, South Alabama, and Louisiana. The Company is regulated by the Federal Reserve Bank. Its subsidiary bank is subject to the regulation of the Office of the Comptroller of the Currency (OCC).

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and the Bank follow accounting principles generally accepted in the United States of America including, where applicable, general practices within the banking industry.

1.	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

2.	Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

3.	Cash and Due From Banks

Included in cash and due from banks are legal reserve requirements which must be maintained on an average basis in the form of cash and balances due from the Federal Reserve. The reserve balance varies depending upon the types and amounts of deposits. At December 31, 2015, the required reserve balance on deposit with the Federal Reserve Bank was approximately $11,621,000.

4.	Securities

Investments in securities are accounted for as follows:

Available-for-Sale Securities

Securities classified as available-for-sale are those securities that are intended to be held for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including movements in interest rates, liquidity needs, security risk assessments, changes in the mix of assets and liabilities and other similar factors. These securities are carried at their estimated fair value, and the net unrealized gain or loss is reported net of tax, as a component of accumulated other comprehensive income (loss) in stockholders' equity, until realized. Premiums and discounts are recognized in interest income using the interest method. Gains and losses on the sale of available-for-sale securities are determined using the adjusted cost of the specific security sold.

Securities to be Held-to-Maturity

Securities classified as held-to-maturity are those securities for which there is a positive intent and ability to hold to maturity. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts, computed by the interest method.

Trading Account Securities

Trading account securities are those securities which are held for the purpose of selling them at a profit. There were no trading account securities on hand at December 31, 2015 and 2014.

Other Securities

Other securities are carried at cost and are restricted in marketability. Other securities consist of investments in the Federal Home Loan Bank (FHLB), Federal Reserve Bank and First National Bankers’ Bankshares, Inc. Management reviews for impairment based on the ultimate recoverability of the cost basis.

Other-than-Temporary Impairment

Management evaluates investment securities for other-than-temporary impairment on a quarterly basis. A decline in the fair value of available-for-sale and held-to-maturity securities below cost that is deemed other-than-temporary is charged to earnings for a decline in value deemed to be credit related and a new cost basis for the security is established. The decline in value attributed to non-credit related factors is recognized in other comprehensive income.

5.	Loans held for sale

The Bank originates fixed rate single family, residential first mortgage loans on a presold basis. The Bank issues a rate lock commitment to a customer and concurrently “locks in” with a secondary market investor under a best efforts delivery mechanism. Such loans are sold without the servicing retained by the Bank. The terms of the loan are dictated by the secondary investors and are transferred within several weeks of the Bank initially funding the loan. The Bank recognizes certain origination fees and service release fees upon the sale, which are included in other income on loans in the consolidated statements of income. Between the initial funding of the loans by the Bank and the subsequent purchase by the investor, the Bank carries the loans held for sale at the lower of cost or fair value in the aggregate as determined by the outstanding commitments from investors.

6.	Loans

Loans are carried at the principal amount outstanding, net of the allowance for loan losses. Interest income on loans is recognized based on the principal balance outstanding and the stated rate of the loan. Loan origination fees and certain direct origination costs are deferred and recognized as an adjustment of the related loan yield using the interest method.

A loan is considered impaired, in accordance with the impairment accounting guidance of Accounting Standards Codification (ASC) Section 310-10-35, Receivables, Subsequent Measurement, when—based upon current events and information—it is probable that the scheduled payments of principal and interest will not be collected in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral values, and the probability of collecting scheduled payments of principal and interest when due. Generally, impairment is measured on a loan by loan basis using the fair value of the supporting collateral.

Loans are generally placed on a nonaccrual status when principal or interest is past due ninety days or when specifically determined to be impaired. When a loan is placed on nonaccrual status, interest accrued but not received is generally reversed against interest income. If collectibility is in doubt, cash receipts on nonaccrual loans are used to reduce principal rather than recorded in interest income. Past due status is determined based upon contractual terms.

7.	Allowance for Loan Losses

For financial reporting purposes, the provision for loan losses charged to operations is based upon management's estimation of the amount necessary to maintain the allowance at an adequate level. Allowances for any impaired loans are generally determined based on collateral values. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely.

Management evaluates the adequacy of the allowance for loan losses on a regular basis. These evaluations are based upon a periodic review of the collectibility considering historical experience, the nature and value of the loan portfolio, underlying collateral values, internal and independent loan reviews, and prevailing economic conditions. In addition, the OCC, as a part of the regulatory examination process, reviews the loan portfolio and the allowance for loan losses and may require changes in the allowance based upon information available at the time of the examination. The allowance consists of two components: allocated and unallocated. The components represent an estimation performed pursuant to either ASC Topic 450, Contingencies, or ASC Subtopic 310-10, Receivables. The allocated component of the allowance reflects expected losses resulting from an analysis developed through specific credit allocations for individual loans, including any impaired loans, and historical loan loss history. The analysis is performed quarterly and loss factors are updated regularly.

The unallocated portion of the allowance reflects management’s estimate of probable inherent but undetected losses within the portfolio due to uncertainties in economic conditions, changes in collateral values, unfavorable information about a borrower’s financial condition, and other risk factors that have not yet manifested themselves. In addition, the unallocated allowance includes a component that explicitly accounts for the inherent imprecision in the loan loss analysis.

8.	Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation. The depreciation policy is to provide for depreciation over the estimated useful lives of the assets using the straight-line method. Repairs and maintenance expenditures are charged to operating expenses; major expenditures for renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon retirement, sale, or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and any gains or losses are included in operations.

9.	Other Real Estate

Other real estate, carried in other assets in the consolidated balance sheets, consists of properties acquired through foreclosure and, as held for sale property, is recorded at the lower of the outstanding loan balance or current appraisal less estimated costs to sell. Any write-down to fair value required at the time of foreclosure is charged to the allowance for loan losses. Subsequent gains or losses on other real estate are reported in other operating income or expenses. At December 31, 2015 and 2014, other real estate totaled $3,082,694 and $4,654,604, respectively.

10.	Goodwill and Other Intangible Assets

Goodwill totaled $13,776,040 and $12,276,040 for the years ended December 31, 2015 and 2014, respectively.

Goodwill totaling $1,500,000 acquired during the year ended December 31, 2015, was a result of the acquisition of The Mortgage Connection. Footnote C to these consolidated financial statements provides additional information on the acquisition during 2015.

The Company performed the required annual impairment tests of goodwill as of December 1, 2015. The Company’s annual impairment test did not indicate impairment as of the testing date, and subsequent to that date, management is not aware of any events or changes in circumstances since the impairment test that would indicate that goodwill might be impaired.

The Company’s acquisition method recognized intangible assets, which are subject to amortization, and included in other assets in the accompanying consolidated balance sheets, include core deposit intangibles, amortized on a straight-line basis, over a 10 year average life. The definite-lived intangible assets had the following carrying values at December 31, 2015 and 2014.

	2015			2014
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
(Dollars in thousands)

Core deposit intangibles	$4,000	$(1,885)	$2,115	$4,000	$(1,486)	$2,514

The related amortization expense of business combination related intangible assets is as follows:

(dollars in thousands)
Amount
Aggregate amortization expense for the year ended December 31:

2014	$387
2015	399

Estimated amortization expense for the year ending December 31:

2016	$383
2017	331
2018	331
2019	331
2020	331
Thereafter	408
$2,115

11.	Other Assets and Cash Surrender Value

Financing costs related to the issuance of junior subordinated debentures are being amortized over the life of the instruments and are included in other assets. The Company invests in bank owned life insurance (BOLI). BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner of the policies and, accordingly, the cash surrender value of the policies is reported as an asset, and increases in cash surrender values are reported as income.

12.	Stock Options

The Company accounts for stock based compensation in accordance with ASC Topic 718, Compensation - Stock Compensation. Compensation cost is recognized for all stock options granted based on the weighted average fair value stock price at the grant date.

13.	Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes related primarily to differences between the bases of assets and liabilities as measured by income tax laws and their bases as reported in the financial statements. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

The Company and its subsidiary file consolidated income tax returns. The subsidiary provides for income taxes on a separate return basis and remits to the Company amounts determined to be payable.

ASC Topic 740, Income Taxes, provides guidance on financial statement recognition and measurement of tax positions taken, or expected to be taken, in tax returns. ASC Topic 740 requires an evaluation of tax positions to determine if the tax positions will more likely than not be sustainable upon examination by the appropriate taxing authority. The Company at December 31, 2015 and 2014, had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

14.	Advertising Costs

Advertising costs are expensed in the period in which they are incurred. Advertising expense for the years ended December 31, 2015 and 2014, was $437,085 and $394,363, respectively.

15.	Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash, amounts due from banks, interest-bearing deposits with banks and federal funds sold. Generally, federal funds are sold for a one to seven day period.

16.	Off-Balance Sheet Financial Instruments

In the ordinary course of business, the subsidiary bank enters into off-balance sheet financial instruments consisting of commitments to extend credit, credit card lines and standby letters of credit. Such financial instruments are recorded in the financial statements when they are exercised.

17.	Earnings Applicable to Common Stockholders

Per share amounts are presented in accordance with ASC Topic 260, Earnings Per Share. Under ASC Topic 260, two per share amounts are considered and presented, if applicable. Basic per share data is calculated based on the weighted-average number of common shares outstanding during the reporting period. Diluted per share data includes any dilution from potential common stock, such as outstanding stock options.

The following table discloses the reconciliation of the numerators and denominators of the basic and diluted computations applicable to common stockholders:

	For the Year Ended December 31, 2015			For the Year Ended December 31, 2014
	Net Income (Numerator)	Shares (Denominator)	Per Share Amount	Net Income (Numerator)	Shares (Denominator)	Per Share Amount

Basic per common Share	$8,456,242	5,371,111	$1.57	$6,250,743	5,227,768	$1.20

Effect of dilutive shares:
Restricted Stock		70,939			42,901
	$8,456,242	5,442,050	$1.55	$6,250,743	5,270,669	$1.19

The diluted per share amounts were computed by applying the treasury stock method.

18.	Reclassifications

Certain reclassifications have been made to the 2014 financial statements to conform with the classifications used in 2015. These reclassifications did not impact the Company's consolidated financial condition or results of operations.

19.	Accounting Pronouncements

In January 2014, the FASB issued ASU No. 2014-01, Investments—Equity Method and Joint Ventures (Topic 323), “Accounting for Investments in Qualified Affordable Housing Projects,” which permits reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). For those investments in qualified affordable housing projects not accounted for using the proportional method, the investment should be accounted for as an equity method investment or a cost method investment. The decision to apply the proportional amortization method of accounting is an accounting policy decision that should be applied consistently to all qualifying affordable housing project investments rather than a decision to be applied to individual investments. This amendment should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. ASU 2014-01 is effective for fiscal years beginning on or after December 15, 2014, and interim periods within those annual periods. The Company adopted this standard, which had no material impact on the consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40), “Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure,” which will eliminate diversity in practice regarding the timing of derecognition for residential mortgage loans when a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan. Under ASU 2014-04, physical possession of residential real estate property is achieved when either the creditor obtains legal title to the residential real estate property upon completion of a foreclosure or the borrower conveys all interest in the residential real estate property through completion of a deed in lieu or foreclosure in order to satisfy the loan. Once physical possession has been achieved, the loan is derecognized and the property recorded within other assets at the lower of cost or fair value (less estimated costs to sell). In addition, the guidance requires both interim and annual disclosure of both the amount of foreclosed residential real estate property held by the creditor and the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The additional disclosure requirements are effective for annual reporting periods beginning on or after December 15, 2014, and interim periods within those annual periods with retrospective disclosure necessary for all comparative periods presented. The adoption of this standard did not have any impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU 2014-14, Troubled Debt Restructurings by Creditors (Subtopic 310-40), “Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure,” which will eliminate diversity in practice relating to how creditors classify government-guaranteed mortgage loans, including Federal Housing Administration (FHA) or the Department of Veterans Affairs (VA) guaranteed loans, upon foreclosure. Under ASU 2014-14 a mortgage must be derecognized and a separate other receivable recognized upon foreclosure when the loan possesses a non-separable government guarantee that the creditor has both the intent and ability to exercise and for which any amount of the claim determined on the basis of the fair value of the real estate is fixed. Other receivables recognized under this guidance are to be measured based on the amount of the principal and interest expected to be recovered from the guarantor. ASU 2014-14 allows for a modified retrospective or prospective adoption in conjunction with ASU 2014-04 and is effective for annual reporting periods beginning on or after December 15, 2014, and interim periods within those annual periods with early adoption permitted. The Company has adopted this accounting standard; however, ASU 2014-14 did not have a material impact on the Company’s consolidated financial statements.

In February 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2015-02 “Consolidation (Topic 810) – Amendments to the Consolidation Analysis.” ASU 2015-02 includes amendments that are intended to improve targeted areas of consolidation for legal entities including reducing the number of consolidation models from four to two and simplifying the FASB Accounting Standards Codification. ASU 2015-02 is effective for annual and interim periods within those annual periods, beginning after December 15, 2015. The amendments may be applied retrospectively in previously issued financial statements for one or more years with a cumulative effect adjustment to retained earnings as of the beginning of the first year restated. Early adoption is permitted, including adoption in an interim period. The Company is assessing the impact of ASU 2015-02 on its accounting and disclosures.

NOTE C – BUSINESS COMBINATION

The Company accounts for its acquisitions using the acquisition method. Acquisition accounting requires the total purchase price to be allocated to the estimated fair values of assets acquired and liabilities assumed, including certain intangible assets that must be recognized. Typically, this allocation results in the purchase price exceeding the fair value of net assets acquired, which is recorded as goodwill. Core deposit intangibles are a measure of the value of checking, money market and savings deposits acquired in business combinations accounted for under the acquisition method. Core deposit intangibles and other identified intangibles with finite useful lives are amortized using the straight line method over their estimated useful lives of up to ten years. Loans that the Company acquires in connection with acquisitions are recorded at fair value with no carryover of the related allowance for credit losses. Fair value of the loans involves estimating the amount and timing of principal and interest cash flows expected to be collected on the loans and discounting those cash flows at a market rate of interest. The excess or deficit of cash flows expected at acquisition over the estimated fair value is referred to as the accretable discount or amortizable premium and is recognized into interest income over the remaining life of the loan.

The Mortgage Connection

On December 14, 2015, the Company completed the acquisition of The Mortgage Connection, a Mississippi corporation, which included two loan production offices located in Madison and Brandon, Mississippi.

In connection with the acquisition, the Company recorded $1.5 million of goodwill.

The amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows (dollars in thousands):

Purchase price:
Cash	$844
Payable	800
Total purchase price	1,644
Identifiable assets:
Intangible	100
Personal property	44
Total assets	144
Liabilities and equity:
Net assets acquired	$144
Goodwill resulting from acquisition	$1,500

Expenses associated with the acquisition were $13,000 for the three and twelve month periods ended December 31, 2015, respectively. These costs included charges for legal and consulting expenses.

BCB Holding Company, Inc.

On March 3, 2014, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with BCB Holding Company, Inc., an Alabama corporation (“BCB”) and parent of Bay Bank, Mobile, Alabama. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, BCB will merge with and into the Company (the “Merger”) and Bay Bank will merge with and into The First, A National Banking Association (“Bank Merger”). Subject to the terms and conditions of the Agreement, which has been approved by the Boards of Directors of the Company and BCB, each outstanding share of BCB common stock, other than shares held by the Company or BCB, or, shares with respect to which the holders thereof have perfected dissenters’ rights, received (i) for the BCB common stock that was outstanding prior to August 1, 2013, $3.60 per share and one non-transferable contingent value right (“CVR”) of the CVR Consideration, and (ii) for the BCB common stock that was issued on August 1, 2013, $2.25 per share in cash. Each CVR is eligible to receive a cash payment equal to up to $0.40, with the exact amount based on the resolution of certain identified BCB loans over a three-year period following the closing of the transaction. Payout of the CVR will be overseen by a special committee of the Company’s Board of Directors. The total consideration to be paid in connection with the acquisition will range between approximately $6.2 million and $6.6 million depending upon the payout of the CVR. An estimated liability of $174,000 has been accrued for the CVR and a payment of $8,000 was made during the second quarter of 2015 leaving an accrual of $166,000.

As of the closing on July 1, 2014, the Company and BCB entered into an agreement and plan of merger pursuant to which BCB’s wholly-owned subsidiary, Bay Bank, was merged with and into the Company’s wholly-owned subsidiary, the Bank.

In connection with the acquisition, the Company recorded $1.7 million of goodwill and $.2 million of core deposit intangible. The core deposit intangible is being expensed over 10 years.

The Company acquired the $40.1 million loan portfolio at a fair value discount of $1.7 million. The discount represents expected credit losses, adjusted for market interest rates and liquidity adjustments.

The amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows

(dollars in thousands):

Purchase price:
Cash and fair value of common stock	$6,300
Total purchase price	6,300
Identifiable assets:
Cash and due from banks	8,307
Investments	23,423
Loans and leases	38,393
Other Real Estate	571
Core deposit intangible	225
Personal and real property	3,670
Deferred tax asset	2,502
Other assets	305
Total assets	77,396
Liabilities and equity:
Deposits	59,321
Borrowed funds	13,104
Other liabilities	326
Total liabilities	72,751
Net assets acquired	4,645
Goodwill resulting from acquisition	$1,655

The outstanding principal balance and the carrying amount of these loans included in the consolidated balance sheet at December 31, 2015, are as follows (dollars in thousands):

Outstanding principal balance	$26,639
Carrying amount	25,332

Loans acquired with deteriorated credit quality are detailed in Note E – Loans.

Expenses associated with the acquisition were $29,000 and $508,000 for the three and twelve month periods ended December 31, 2014, respectively. These costs included system conversion and integrating operations charges as well as legal and consulting expenses, which have been expensed as incurred.

NOTE D – SECURITIES

A summary of the amortized cost and estimated fair value of available-for-sale securities and held-to- maturity securities at December 31, 2015 and 2014, follows:

	December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S. Government agencies	$19,479,107	$144,408	$12,565	$19,610,950
Tax-exempt and taxable obligations of states and municipal subdivisions	95,631,123	2,361,599	103,391	97,889,331
Mortgage-backed securities	98,222,658	1,127,562	425,100	98,925,120
Corporate obligations	23,494,670	62,408	1,210,996	22,346,082
Other	1,255,483	-	294,540	960,943
	$238,083,041	$3,695,977	$2,046,592	$239,732,426
Held-to-maturity securities:
Mortgage-backed securities	$1,092,120	$15,712	$-	$1,107,832
Taxable obligations of states and municipal subdivisions	6,000,000	1,440,000	-	7,440,000
	$7,092,120	$1,455,712	$-	$8,547,832

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S. Government agencies	$27,225,335	$199,851	$53,550	$27,371,636
Tax-exempt and taxable obligations of states and municipal subdivisions	101,873,361	2,896,657	187,598	104,582,420
Mortgage-backed securities	91,697,199	1,579,218	240,805	93,035,612
Corporate obligations	29,952,502	140,556	1,307,782	28,785,276
Other	1,255,483	-	283,981	971,502
	$252,003,880	$4,816,282	$2,073,716	$254,746,446
Held-to-maturity securities:
Mortgage-backed securities	$2,192,741	$20,875	$-	$2,213,616
Taxable obligations of states and municipal subdivisions	6,000,000	1,780,200	-	7,780,200
	$8,192,741	$1,801,075	$-	$9,993,816

The scheduled maturities of securities at December 31, 2015, were as follows:

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Due less than one year	$22,350,096	$22,429,139	$-	$-
Due after one year through five years	59,279,860	59,825,406	-	-
Due after five years through ten years	41,007,663	42,484,543	6,000,000	7,440,000
Due after ten years	17,222,764	16,068,218	-	-
Mortgage-backed securities	98,222,658	98,925,120	1,092,120	1,107,832
	$238,083,041	$239,732,426	$7,092,120	$8,547,832

Actual maturities can differ from contractual maturities because the obligations may be called or prepaid with or without penalties.

No gain or loss was realized from the sale of available-for-sale securities in 2015 and a gain of $237,173 was realized in 2014. No other-than-temporary impairment losses were recognized for the years ended December 31, 2015 and 2014.

Securities with a carrying value of $215,726,751 and $191,534,036 at December 31, 2015 and 2014, respectively, were pledged to secure public deposits, repurchase agreements, and for other purposes as required or permitted by law.

The details concerning securities classified as available-for-sale with unrealized losses as of December 31, 2015 and 2014, were as follows:

	2015
	Losses < 12 Months		Losses 12 Months or >		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of U.S. government agencies	$4,975,580	$12,565	$-	$-	$4,975,580	$12,565
Tax-exempt and taxable obligations of states and municipal subdivisions	12,762,528	50,055	3,049,129	53,336	15,811,657	103,391
Mortgage-backed securities	36,024,587	370,514	2,507,036	54,586	38,531,623	425,100
Corporate obligations	8,531,765	28,627	3,144,333	1,182,369	11,676,098	1,210,996
Other	-	-	960,943	294,540	960,943	294,540
	$62,294,460	$461,761	$9,661,441	$1,584,831	$71,955,901	$2,046,592

	2014
	Losses < 12 Months		Losses 12 Months or >		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of U.S. government agencies	$5,510,325	$16,481	$3,451,215	$37,069	$8,961,540	$53,550
Tax-exempt and taxable obligations of states and municipal subdivisions	9,191,726	28,694	10,667,122	158,904	19,858,848	187,598
Mortgage-backed securities	156,589	5,207	19,319,269	235,598	19,475,858	240,805
Corporate obligations	6,910,425	32,096	6,580,925	1,275,686	13,491,350	1,307,782
Other	-	-	971,502	283,981	971,502	283,981
	$21,769,065	$82,478	$40,990,033	$1,991,238	$62,759,098	$2,073,716

Approximately 18% of the number of securities in the investment portfolio at December 31, 2015, reflected an unrealized loss. Management is of the opinion the Company has the ability to hold these securities until such time as the value recovers or the securities mature. Management also believes the deterioration in value is attributable to changes in market interest rates and lack of liquidity in the credit markets. We have determined that these securities are not other-than-temporarily impaired based upon anticipated cash flows.

NOTE E - LOANS

Loans typically provide higher yields than the other types of earning assets, and thus one of the Company's goals is for loans to be the largest category of the Company's earning assets. At December 31, 2015 and December 31, 2014, respectively, loans accounted for 74.0% and 71.3% of earning assets. The Company controls and mitigates the inherent credit and liquidity risks through the composition of its loan portfolio.

The following table shows the composition of the loan portfolio by category:

	December 31, 2015		December 31, 2014
	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)
Mortgage loans held for sale	$3,974	0.5%	$2,103	0.3%
Commercial, financial and agricultural	129,197	16.6	106,109	15.0
Real Estate:
Mortgage-commercial	253,309	32.6	238,602	33.8 9
Mortgage-residential	272,180	35.1	256,406	36.3
Construction	99,161	12.8	84,935	12.0
Lease financing receivable	2,650	0.3	-	-
Consumer and other	16,018	2.1	18,480	2.6
Total loans	776,489	100%	706,635	100%
Allowance for loan losses	(6,747)		(6,095)
Net loans	$769,742		$700,540

In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than a loan for construction purposes, secured by real estate, regardless of the purpose of the loan. The Company follows the common practice of financial institutions in the Company’s market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component. Generally, the Company limits its loan-to-value ratio to 80%. Management attempts to maintain a conservative philosophy regarding its underwriting guidelines and believes it will reduce the risk elements of its loan portfolio through strategies that diversify the lending mix.

Loans held for sale consist of mortgage loans originated by the Bank and sold into the secondary market. Commitments from investors to purchase the loans are obtained upon origination.

Activity in the allowance for loan losses for December 31, 2015 and 2014 was as follows:

(In thousands)

	2015	2014

Balance at beginning of period	$6,095	$5,728
Loans charged-off:
Real Estate	(534)	(1,203)
Installment and Other	(126)	(167)
Commercial, Financial and Agriculture	(183)	(89)
Total	(843)	(1,459)
Recoveries on loans previously charged-off:
Real Estate	905	325
Installment and Other	81	68
Commercial, Financial and Agriculture	99	15
Total	1,085	408
Net (Charge-offs) Recoveries	242	(1,051)
Provision for Loan Losses	410	1,418
Balance at end of period	$6,747	$6,095

The following tables represent how the allowance for loan losses is allocated to a particular loan type as well as the percentage of the category to total loans at December 31, 2015 and December 31, 2014.

Allocation of the Allowance for Loan Losses

	December 31, 2015
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$895	17.1%
Commercial Real Estate	3,018	58.4
Consumer Real Estate	1,477	21.9
Consumer	141	2.5
Unallocated	1,216	.1
Total	$6,747	100%

	December 31, 2014
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$713	15.3%
Commercial Real Estate	3,355	57.9
Consumer Real Estate	1,852	24.2
Consumer	175	2.6
Unallocated	-	-
Total	$6,095	100%

The following table represents the Company’s impaired loans at December 31, 2015 and December 31, 2014. This table includes performing troubled debt restructurings.

	December 31,	December 31,
	2015	2014
	(In thousands)
Impaired Loans:
Impaired loans without a valuation allowance	$6,020	$4,702
Impaired loans with a valuation allowance	4,107	4,858
Total impaired loans	$10,127	$9,560
Allowance for loan losses on impaired loans at period end	957	968
Total nonaccrual loans	7,368	6,056

Past due 90 days or more and still accruing	29	669
Average investment in impaired loans	9,652	7,077

The following table is a summary of interest recognized and cash-basis interest earned on impaired loans for the years ended December 31, 2015 and December 31, 2014:

	2015	2014

Interest income recognized during impairment	-	129
Cash-basis interest income recognized	211	256

The gross interest income that would have been recorded in the period that ended if the nonaccrual loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the twelve months for the years ended December 31, 2015 and 2014, was $116,000 and $92,000, respectively. The Company had no loan commitments to borrowers in non-accrual status at December 31, 2015 and 2014.

The following tables provide the ending balances in the Company's loans (excluding mortgage loans held for sale) and allowance for loan losses, broken down by portfolio segment as of December 31, 2015 and December 31, 2014. The tables also provide additional detail as to the amount of our loans and allowance that correspond to individual versus collective impairment evaluation. The impairment evaluation corresponds to the Company's systematic methodology for estimating its Allowance for Loan Losses.

December 31, 2015

		Installment	Commercial,
	Real Estate	and Other	Financial and Agriculture	Total
	(In thousands)
Loans
Individually evaluated	$9,782	$39	$306	$10,127
Collectively evaluated	610,996	19,591	131,801	762,388
Total	$620,778	$19,630	$132,107	$772,515

Allowance for Loan Losses
Individually evaluated	$882	$25	$50	$957
Collectively evaluated	3,613	1,332	845	5,790
Total	$4,495	$1,357	$895	$6,747

December 31, 2014

		Installment	Commercial,
	Real Estate	And Other	Financial and Agriculture	Total
	(In thousands)
Loans
Individually evaluated	$9,282	$38	$240	$9,560
Collectively evaluated	568,952	18,610	107,410	694,972
Total	$578,234	$18,648	$107,650	$704,532

Allowance for Loan Losses
Individually evaluated	$922	$29	$17	$968
Collectively evaluated	4,285	146	696	5,127
Total	$5,207	$175	$713	$6,095

The following tables provide additional detail of impaired loans broken out according to class as of December 31, 2015 and 2014. The recorded investment included in the following table represents customer balances net of any partial charge-offs recognized on the loans, net of any deferred fees and costs. As nearly all of our impaired loans at December 31, 2015 are on nonaccrual status, recorded investment excludes any insignificant amount of accrued interest receivable on loans 90-days or more past due and still accruing. The unpaid balance represents the recorded balance prior to any partial charge-offs.

December 31, 2015

				Average	Interest
				Recorded	Income
	Recorded	Unpaid	Related	Investment	Recognized
	Investment	Balance	Allowance	YTD	YTD
	(In thousands)
Impaired loans with no related allowance:
Commercial installment	$-	$-	$-	$2	$-
Commercial real estate	5,790	5,828	-	5,099	50
Consumer real estate	223	223	-	205	-
Consumer installment	7	7	-	8	-
Total	$6,020	$6,058	$-	$5,314	$50

Impaired loans with a related allowance:
Commercial installment	$306	$306	$50	$264	$14
Commercial real estate	2,927	2,927	444	2,891	132
Consumer real estate	842	842	438	1,152	15
Consumer installment	32	32	25	31	-
Total	$4,107	$4,107	$957	$4,338	$161

Total Impaired Loans:
Commercial installment	$306	$306	$50	$266	$14
Commercial real estate	8,717	8,755	444	7,990	182
Consumer real estate	1,065	1,065	438	1,357	15
Consumer installment	39	39	25	39	-
Total Impaired Loans	$10,127	$10,165	$957	$9,652	$211

December 31, 2014

				Average	Interest
				Recorded	Income
	Recorded	Unpaid	Related	Investment	Recognized
	Investment	Balance	Allowance	YTD	YTD
	(In thousands)
Impaired loans with no related allowance:
Commercial installment	$-	$-	$-	$50	$-
Commercial real estate	4,665	4,665	-	2,654	142
Consumer real estate	27	27	-	179	-
Consumer installment	10	10	-	11	-
Total	$4,702	$4,702	$-	$2,894	$142

Impaired loans with a related allowance:
Commercial installment	$240	$240	$18	$189	$20
Commercial real estate	2,558	2,558	315	2,415	59
Consumer real estate	2,032	2,032	607	1,546	33
Consumer installment	28	28	28	33	2
Total	$4,858	$4,858	$968	$4,183	$114

Total Impaired Loans:
Commercial installment	$240	$240	$18	$239	$20
Commercial real estate	7,223	7,223	315	5,069	201
Consumer real estate	2,059	2,059	607	1,725	33
Consumer installment	38	38	28	44	2
Total Impaired Loans	$9,560	$9,560	$968	$7,077	$256

Loans acquired with deteriorated credit quality are those purchased in the BCB Holding Company, Inc. acquisition (See Note C -Business Combination for further information). These loans were recorded at estimated fair value at the acquisition date with no carryover of the related allowance for loan losses. The acquired loans were segregated as of the acquisition date between those considered to be performing (acquired non-impaired loans) and those with evidence of credit deterioration (acquired impaired loans). Acquired loans are considered impaired if there is evidence of credit deterioration and if it is probable, at acquisition, all contractually required payments will not be collected.

The following table presents information regarding the contractually required payments receivable, cash flows expected to be collected and the estimated fair value of loans acquired in the BCB acquisition as of July 1, 2014, the closing date of the transaction:

	July 1, 2014
	(In thousands)
	Commercial, financial and agricultural	Mortgage- Commercial	Mortgage- Residential	Commercial and other	Total
Contractually required payments	$1,519	$29,648	$7,933	$976	$40,076
Cash flows expected to be collected	1,570	37,869	9,697	1,032	50,168
Fair value of loans acquired	1,513	28,875	7,048	957	38,393

Total outstanding acquired impaired loans were $3,039,840 as of December 31, 2015. The outstanding balance of these loans is the undiscounted sum of all amounts, including amounts deemed principal, interest, fees, penalties, and other under the loans, owed at the reporting date, whether or not currently due and whether or not any such amounts have been charged off.

Changes in the carrying amount and accretable yield for acquired impaired loans were as follows for the year ended December 31, 2015 (in thousands):

	Accretable Yield	Carrying Amount of Loans
Balance at beginning of period	$1,417	$2,063
Accretion	(198)	198
Payments received, net	-	(440)
Balance at end of period	$1,219	$1,821

The following tables provide additional detail of troubled debt restructurings during the twelve months ended December 31, 2015 and 2014.

	December 31, 2015
	Outstanding Recorded	Outstanding Recorded		Interest
	Investment Pre-Modification	Investment Post-Modification	Number of Loans	Income Recognized
	(in thousands except number of loans)

Commercial installment	$-	$-	-	$-
Commercial real estate	499	492	2	10
Consumer real estate	45	40	1	-
Consumer installment	-	-	-	-
Total	$544	$532	3	$10

	December 31, 2014
	Outstanding Recorded	Outstanding Recorded		Interest
	Investment Pre-Modification	Investment Post-Modification	Number of Loans	Income Recognized
	(in thousands except number of loans)

Commercial installment	$239	$176	1	$15
Commercial real estate	1,345	1,342	7	26
Consumer real estate	94	94	1	1
Consumer installment	-	-	-	-
Total	$1,678	$1,612	9	$42

The TDRs presented above did increase the allowance for loan losses but resulted in -0- charge-offs for the years ended December 31, 2015 and 2014, respectively.

The balance of troubled debt restructurings at December 31, 2015 and 2014, was $6.9 million and $6.8 million, respectively, calculated for regulatory reporting purpose. As of December 31, 2015, the Company had no additional amount committed on any loan classified as troubled debt restructuring.

All loans were performing as agreed with modified terms.

During the twelve month period ending December 31, 2015 and 2014, the terms of 3 and 9 loans, respectively, were modified as TDRs. The modifications included one of the following or a combination of the following: maturity date extensions, interest only payments, amortizations were extended beyond what would be available on similar type loans, and payment waiver. No interest rate concessions were given on these nor were any of these loans written down.

	December 31, 2015
	Current Loans	Past Due 30-89	Past Due 90 days and still accruing	Non-Accrual	Total

Commercial installment	$206,237	$-	$-	$50,221	$256,458
Commercial real estate	1,823,217	-	-	2,933,287	4,756,504
Consumer real estate	721,110	-	-	1,134,816	1,855,926
Consumer installment	7,894	-	-	29,435	37,329
Total	$2,758,458	$-	$-	$4,147,759	$6,906,217
Allowance for loan losses	$106,028	$-	$-	$197,338	$303,366

	December 31, 2014
	Current Loans	Past Due 30-89	Past Due 90 days and still accruing	Non-Accrual	Total

Commercial installment	$233,340	$-	$-	$-	$233,340
Commercial real estate	1,684,755	-	-	2,729,170	4,413,925
Consumer real estate	952,162	622,302	-	448,796	2,023,260
Consumer installment	9,983	-	-	103,109	113,092
Total	$2,880,240	$622,302	$-	$3,281,075	$6,783,617
Allowance for loan losses	$120,220	$11,206	$102,657	$-	$234,083

The following tables summarize by class our loans classified as past due in excess of 30 days or more in addition to those loans classified as non-accrual:

	December 31, 2015
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non-Accrual	Total Past Due and Non-Accrual	Total Loans

Real Estate-construction	$311	$-	$2,956	$3,267	$99,161
Real Estate-mortgage	3,339	29	2,055	5,423	272,180
Real Estate-nonfarm nonresidential	736	-	2,225	2,961	253,309
Commercial	97	-	100	197	129,197
Lease financing receivable	-	-	-	-	2,650
Consumer	70	-	32	102	16,018
Total	$4,553	$29	$7,368	$11,950	$772,515

	December 31, 2014
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non-Accrual	Total Past Due and Non-Accrual	Total Loans

Real Estate-construction	$428	$-	$2,747	$3,175	$84,935
Real Estate-mortgage	3,208	208	2,164	5,580	256,406
Real Estate- nonfarm nonresidential	3,408	461	1,102	4,971	238,602
Commercial	29	-	5	34	106,109
Consumer	90	-	38	128	18,480
Total	$7,163	$669	$6,056	$13,888	$704,532

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company uses the following definitions for risk ratings, which are consistent with the definitions used in supervisory guidance:

Special Mention.    Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.

Substandard.    Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful.    Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

As of December 31, 2015 and December 31, 2014, and based on the most recent analysis performed, the risk category of loans by class of loans (excluding mortgage loans held for sale) was as follows:

(In thousands)

December 31, 2015

				Commercial,
	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Financial and Agriculture	Total

Pass	$434,638	$167,394	$19,556	$132,101	$753,689
Special Mention	681	153	-	168	1,002
Substandard	16,655	1,453	75	178	18,361
Doubtful	-	327	-	-	327
Subtotal	451,974	169,327	19,631	132,447	773,379
Less:
Unearned Discount	448	76	-	340	864
Loans, net of unearned discount	$451,526	$169,251	$19,631	$132,107	$772,515

December 31, 2014

				Commercial,
	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Financial and Agriculture	Total

Pass	$388,569	$167,827	$18,558	$107,126	$682,080
Special Mention	4,756	191	-	498	5,445
Substandard	14,727	2,567	90	63	17,447
Doubtful	-	-	-	-	-
Subtotal	408,052	170,585	18,648	107,687	704,972
Less:
Unearned Discount	320	82	-	38	440
Loans, net of unearned discount	$407,732	$170,503	$18,648	$107,649	$704,532

NOTE F - PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation and amortization as follows:

	2015	2014
Premises:
Land	$10,352,314	$10,565,633
Buildings and improvements	26,164,412	25,872,002
Equipment	10,927,780	11,663,195
Construction in progress	76,920	188,146
	47,521,426	48,288,976
Less accumulated depreciation and amortization	13,898,415	13,479,133
	$33,623,011	$34,809,843

The amounts charged to operating expense for depreciation were $1,645,081 and $1,552,297 in 2015 and 2014, respectively.

NOTE G - DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more as of December 31, 2015 and 2014, was $105,605,438 and $120,693,807, respectively.

At December 31, 2015, the scheduled maturities of time deposits included in interest-bearing deposits were as follows (in thousands):

Year	Amount

2016	$120,771
2017	25,924
2018	12,154
2019	8,408
2020	12,216
Thereafter	-
$179,473

NOTE H - BORROWED FUNDS

Borrowed funds consisted of the following:

	December 31,
	2015	2014

Reverse Repurchase Agreement	$5,000,000	$5,000,000
Fed Funds purchased	5,340,000	-
FHLB advances	99,981,245	84,450,067
	$110,321,245	$89,450,067

Advances from the FHLB have maturity dates ranging from January 2016 through June 2019. Interest is payable monthly at rates ranging from .31% to 5.47%. Advances due to the FHLB are collateralized by a blanket lien on first mortgage loans in the amount of the outstanding borrowings, FHLB capital stock, and amounts on deposit with the FHLB. At December 31, 2015, FHLB advances available and unused totaled $242,945,692.

Future annual principal repayment requirements on the borrowings from the FHLB at December 31, 2015, were as follows:

Year	Amount

2016	$91,981,245
2017	5,000,000
2018	-
2019	3,000,000
Total	$99,981,245

Reverse Repurchase Agreements consist of one $5,000,000 agreement. The agreement is secured by securities with a fair value of $5,501,503 at December 31, 2015 and $7,443,951 at December 31, 2014. The maturity date of the remaining agreement is September 26, 2017, with a rate of 3.81%.

NOTE I – LEASE OBLIGATIONS

The Company is committed under several long-term operating leases which provide for minimum lease payments. Certain leases contain options for renewal. Total rental expense under these operating leases amounted to $530,000 and $421,000 as of December 31, 2015 and 2014, respectively.

The Company is also committed under two long-term capital lease agreements. One capital lease agreement had an outstanding balance of $1,018,000 and $1,154,000 at December 31, 2015 and 2014, respectively (included in other liabilities). This lease has a remaining term of 6 years at December 31, 2015. Assets related to the capital lease are included in premises and equipment and the cost consists of $2.6 million less accumulated depreciation of approximately $1,127,913 and $866,313 at December 31, 2015 and 2014, respectively. The second capital lease agreement had an outstanding balance of $309,000 at December 31, 2015. This lease has a remaining term of 4 years at December 31, 2015. Assets related to the capital lease are included in premises and equipment and the cost consists of $0.3 million less accumulated depreciation of approximately $1,000 at December 31, 2015.

Minimum future lease payments for the operating and capital leases at December 31, 2015, were as follows:

	Operating
	Leases	Capital Leases
	(In thousands)

2016	503	252
2017	214	275
2018	141	275
2019	141	275
2020	130	191
Thereafter	556	175

Total Minimum Lease Payments	$1,685	$1,443

Less: Amount representing interest		(116)

Present value of minimum lease payments		$1,327

NOTE J - REGULATORY MATTERS

The Company and its subsidiary bank are subject to regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgment by regulators about components, risk weightings, and other related factors.

To ensure capital adequacy, quantitative measures have been established by regulators, and these require the Company and its subsidiary bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), Tier I capital to adjusted total assets (leverage) and common equity Tier 1. Management believes, as of December 31, 2015, that the Company and its subsidiary bank exceeded all capital adequacy requirements.

In 2013, the Federal Reserve voted to adopt final capital rules implementing Basel III requirements for U.S. Banking organizations. Under the final rule, minimum requirements increased for both the quantity and quality of capital held by banking organizations. The final rule includes a new minimum ratio of common equity Tier 1 capital (Tier 1 Common) to risk-weighted assets and a Tier 1 Common capital conservation buffer of 2.5% of risk-weighted assets that will apply to all supervised financial institutions. The rule also raises the minimum ratio of Tier 1 capital to risk-weighted assets and includes a minimum leverage ratio of 4% for all banking organizations. These new minimum capital ratios are effective on January 1, 2015, and will be fully phased in on January 1, 2019.

At December 31, 2015 and 2014, the subsidiary bank was categorized by regulators as well-capitalized under the regulatory framework for prompt corrective action. Under Basel III requirements, a financial institution is considered to be well-capitalized if it has a total risk-based capital ratio of 10% or more, has a Tier I risk-based capital ratio of 8% or more, has a common equity Tier 1 of 6.5%, and has a Tier I leverage capital ratio of 5% or more. There are no conditions or anticipated events that, in the opinion of management, would change the categorization. The actual capital amounts and ratios at December 31, 2015 and 2014, are presented in the following table. No amount was deducted from capital for interest-rate risk exposure.

	Company		Subsidiary
	(Consolidated)		The First
	Amount	Ratio	Amount	Ratio
December 31, 2015
Total risk-based	$103,403	11.9%	$102,911	11.8%
Common equity Tier 1	70,587	8.1%	96,164	11.0%
Tier I risk-based	96,656	11.1%	96,164	11.0%
Tier I leverage	96,656	8.7%	96,164	8.6%
December 31, 2014
Total risk-based	$95,419	12.3%	$94,888	12.2%
Tier I risk-based	89,324	11.5%	88,793	11.4%
Tier I leverage	89,324	8.4%	88,793	8.4%

The minimum amounts of capital and ratios as established by banking regulators at December 31, 2015 and 2014, were as follows:

	Company		Subsidiary
	(Consolidated)		The First
	Amount	Ratio	Amount	Ratio
December 31, 2015
Total risk-based	$69,753	8.0%	$69,698	8.0%
Common equity Tier 1	39,236	4.5%	39,205	4.5%
Tier I risk-based	52,315	6.0%	52,274	6.0%
Tier I leverage	44,661	4.0%	44,625	4.0%

December 31, 2014
Total risk-based	$62,272	8.0%	$62,208	8.0%
Tier I risk-based	31,136	4.0%	31,104	4.0%
Tier I leverage	42,363	4.0%	42,325	4.0%

The Company’s dividends, if any, are expected to be made from dividends received from its subsidiary bank. The OCC limits dividends of a national bank in any calendar year to the net profits of that year combined with the retained net profits for the two preceding years.

NOTE K - INCOME TAXES

The components of income tax expense are as follows:

	Years Ended December 31,
	2015	2014
Current:
Federal	$2,484,372	$1,757,098
State	473,037	347,382
Deferred	255,638	331,399
	$3,213,047	$2,435,879

The Company's income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	Years Ended December 31,
	2015		2014
	Amount	%	Amount	%

Income taxes at statutory rate	$4,083,995	34%	$3,076,856	34%
Tax-exempt income	(831,141)	(7)%	(863,204)	(10)%
Nondeductible expenses	161,176	1%	238,638	3%
State income tax, net of federal tax effect	307,951	3%	215,803	2%
Tax credits	(295,800)	(2)%	(337,716)	(4)%
Other, net	(213,134)	(2)%	105,502	2%
	$3,213,047	27%	$2,435,879	27%

The components of deferred income taxes included in the consolidated financial statements were as follows:

	December 31,
	2015	2014
Deferred tax assets:
Allowance for loan losses	$2,516,669	$2,273,435
Net operating loss carryover	2,426,903	2,615,552
Other real estate	275,530	357,873
Other	1,194,345	1,200,419
	6,413,447	6,447,279
Deferred tax liabilities:
Securities accretion	(112,050)	(124,942)
Premises and equipment	(554,103)	(443,080)
Unrealized gain on available-for-sale securities	(560,791)	(932,473)
Core deposit intangible	(149,109)	(238,562)
Goodwill	(929,316)	(716,188)
	(2,305,369)	(2,455,245)
Net deferred tax asset, included in other assets	$4,108,078	$3,992,034

With the acquisition of Wiggins in 2006, Baldwin in 2013, and Bay in 2014, the Company assumed federal tax net operating loss carryovers. These net operating losses are available to the Company through the years 2023, 2033, and 2034, respectively.

The Company follows the guidance of ASC Topic 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2015, the Company had no uncertain tax positions that it believes should be recognized in the financial statements. The tax years still subject to examination by taxing authorities are years subsequent to 2011.

NOTE L - EMPLOYEE BENEFITS

The Company and its subsidiary bank provide a deferred compensation arrangement (401(k) plan) whereby employees contribute a percentage of their compensation. For employee contributions of six percent or less, the Company and its subsidiary bank provide a 50% matching contribution. Contributions totaled $287,055 in 2015 and $255,716 in 2014.

The Company sponsors an Employee Stock Ownership Plan (ESOP) for employees who have completed one year of service for the Company and attained age 21. Employees become fully vested after five years of service. Contributions to the plan are at the discretion of the Board of Directors. At December 31, 2015, the ESOP held 5,902 shares of Company common stock and had no debt obligation. All shares held by the plan were considered outstanding for net income per share purposes. Total ESOP expense was $25,506 for 2015 and $26,267 for 2014.

During 2014, the Company established a Supplemental Executive Retirement Plan (“SERP”) for three active key executives. Pursuant to the SERP, these officers are entitled to receive 180 equal monthly payments commencing at the later of obtaining age 65 or separation from service. The costs of such benefits, assuming a retirement date at age 65, will be accrued by the Company at such retirement date. During 2015, the Company accrued $88,992 for future benefits payable under the SERP. The SERP is an unfunded plan and is considered a general contractual obligation of the Company.

NOTE M - STOCK PLANS

In 2007, the Company adopted the 2007 Stock Incentive Plan.  The 2007 Plan provided for the issuance of up to 315,000 shares of Company Common Stock, $1.00 par value per share.  In 2015, the Company adopted an amendment to the 2007 Stock Incentive Plan which provided for the issuance of an additional 300,000 shares of Company Common Stock, $1.00 par value per share, for a total of 615,000 shares. Shares issued under the 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.  During the year ended December 31, 2014, 69,627 nonvested restricted stock awards were granted under the Plan. During the year ended December 31, 2015, 69,327 nonvested restricted stock awards were granted under the Plan and no stock awards were forfeited due to separation. During 2015, 6,324 shares were repurchased for payment of taxes. The weighted average grant-date fair value for these shares was $14.06 per share. Compensation costs in the amount of $721,124 was recognized for the year ended December 31, 2015 and $617,779 for the year ended December 31, 2014. Shares of restricted stock granted to employees under this stock plan are subject to restrictions as to the vesting period. The restricted stock award becomes 100% vested on the earliest of 1) the three or five year vesting period provided the Grantee has not incurred a termination of employment prior to that date, 2) the Grantee’s retirement, or 3) the Grantee’s death. During this period, the holder is entitled to full voting rights and dividends, which are held until vested. As of December 31, 2015, there was approximately $1,266,000 of unrecognized compensation cost related to this Plan. The cost is expected to be recognized over the remaining term of the vesting period (approximately 4 years).

NOTE N - SUBORDINATED DEBENTURES

On June 30, 2006, the Company issued $4,124,000 of floating rate junior subordinated deferrable interest debentures to The First Bancshares Statutory Trust 2 in which the Company owns all of the common equity. The debentures are the sole asset of the Trust. The Trust issued $4,000,000 of Trust Preferred Securities (TPSs) to investors. The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities. The preferred securities were redeemable by the Company at its option. The preferred securities must be redeemed upon maturity of the debentures in 2036. Interest on the preferred securities is the three month London Interbank Offer Rate (LIBOR) plus 1.65% and is payable quarterly. The terms of the subordinated debentures are identical to those of the preferred securities. On July 27, 2007, the Company issued $6,186,000 of floating rate junior subordinated deferrable interest debentures to The First Bancshares Statutory Trust 3 in which the Company owns all of the common equity. The debentures are the sole asset of Trust 3. The Trust issued $6,000,000 of Trust Preferred Securities (TPSs) to investors. The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities. The preferred securities are redeemable by the Company at its option. The preferred securities must be redeemed upon maturity of the debentures in 2037. Interest on the preferred securities is the three month LIBOR plus 1.40% and is payable quarterly. The terms of the subordinated debentures are identical to those of the preferred securities. In accordance with the provisions of ASC Topic 810, Consolidation, the trusts are not included in the consolidated financial statements.

NOTE O - TREASURY STOCK

Shares held in treasury totaled 26,494 at December 31, 2015, and 2014.

NOTE P - RELATED PARTY TRANSACTIONS

In the normal course of business, the Bank makes loans to its directors and executive officers and to companies in which they have a significant ownership interest. In the opinion of management, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties, are consistent with sound banking practices, and are within applicable regulatory and lending limitations. Such loans amounted to approximately $7,957,000 and $8,442,000 at December 31, 2015 and 2014, respectively. The activity in loans to current directors, executive officers, and their affiliates during the year ended December 31, 2015, is summarized as follows (in thousands):

Loans outstanding at beginning of year	$8,442
New loans	362
Repayments	(847)
Loans outstanding at end of year	$7,957

NOTE Q - COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS OF CREDIT RISK

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as guaranties, commitments to extend credit, etc., which are not reflected in the accompanying financial statements. The subsidiary bank had outstanding letters of credit of $1,135,000 and $986,000 at December 31, 2015 and 2014, respectively, and had made loan commitments of approximately $144,086,000 and $128,086,000 at December 31, 2015 and 2014, respectively.

Commitments to extend credit and letters of credit include some exposure to credit loss in the event of nonperformance of the customer. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit policies and procedures for such commitments are the same as those used for lending activities. Because these instruments have fixed maturity dates and because a number expire without being drawn upon, they generally do not present any significant liquidity risk. No significant losses on commitments were incurred during the two years ended December 31, 2015, nor are any significant losses as a result of these transactions anticipated.

The primary market area served by the Bank is Forrest, Lamar, Jones, Pearl River, Jackson, Hancock, Stone, and Harrison Counties within South Mississippi, as well as Washington Parish, St. Tammany Parish and East Baton Rouge Parish in Louisiana and Baldwin and Mobile Counties in South Alabama. Management closely monitors its credit concentrations and attempts to diversify the portfolio within its primary market area. As of December 31, 2015, management does not consider there to be any significant credit concentrations within the loan portfolio. Although the Bank’s loan portfolio, as well as existing commitments, reflects the diversity of its primary market area, a substantial portion of a borrower's ability to repay a loan is dependent upon the economic stability of the area.

NOTE R - FAIR VALUES OF ASSETS AND LIABILITIES

The Company follows the guidance of ASC Topic 820, Fair Value Measurements and Disclosures, that establishes a framework for measuring fair value and expands disclosures about fair value measurements.

The guidance defines the fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

In accordance with the guidance, the Company groups its financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1:	Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2:	Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities.

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets.

Available-for-Sale Securities

The fair value of available-for-sale securities is determined by various valuation methodologies. Where quoted market prices are available in an active market, securities are classified within Level 1. Level 1 securities include mutual funds. If quoted market prices are not available, then fair values are estimated by using pricing models or quoted prices of securities with similar characteristics. Level 2 securities include U.S. Treasury securities, obligations of U.S. government corporations and agencies, obligations of states and political subdivisions, mortgage-backed securities and collateralized mortgage obligations. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

The following table presents the Company’s available-for-sale securities that are measured at fair value on a recurring basis and the level within the hierarchy in which the fair value measurements fell as of December 31, 2015 and December 31, 2014 (in thousands):

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2015

Obligations of U.S. Government agencies	$19,611	$-	$19,611	$-
Municipal securities	97,889	-	97,889	-
Mortgage-backed securities	98,925	-	98,925	-
Corporate obligations	22,346	-	19,789	2,557
Other	961	961	-	-
Total	$239,732	$961	$236,214	$2,557

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2014

Obligations of U.S. Government agencies	$27,372	$-	$27,372	$-
Municipal securities	104,582	-	104,582	-
Mortgage-backed securities	93,036	-	93,036	-
Corporate obligations	28,784	-	25,983	2,801
Other	972	972	-	-
Total	$254,746	$972	$250,973	$2,801

The following is a reconciliation of activity for assets measured at fair value based on significant unobservable (non-market) information.

(In thousands)	Bank-Issued Trust Trust Preferred Securities
	2015	2014
Balance of recurring Level 3 assets at January 1	$2,801	$2,798
Transfers into Level 3	-	-
Transfers out of Level 3	-	-
Unrealized income (loss) included in comprehensive income	(244)	3
Balance of recurring Level 3 assets at December 31	$2,557	$2,801

The following table presents quantitative information about recurring Level 3 fair value measurements (in thousands):

Trust Preferred Securities	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs

December 31, 2015	$2,557	Discounted cash flow	Discount rate	1.08% - 2.77%
December 31, 2014	$2,801	Discounted cash flow	Discount rate	.79% - 2.49%

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a non-recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Impaired Loans

Loans for which it is probable that the Company will not collect all principal and interest due according to contractual terms are measured for impairment. Allowable methods for estimating fair value include using the fair value of the collateral for collateral dependent loans or, where a loan is determined not to be collateral dependent, using the discounted cash flow method.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value. If the impaired loan is determined not to be collateral dependent, then the discounted cash flow method is used. This method requires the impaired loan to be recorded at the present value of expected future cash flows discounted at the loan’s effective interest rate. The effective interest rate of a loan is the contractual interest rate adjusted for any net deferred loan fees or costs, premiums or discounts existing at origination or acquisition of the loan. Impaired loans are classified within Level 2 of the fair value hierarchy.

Other Real Estate Owned

Other real estate owned consists of properties obtained through foreclosure. The adjustment at the time of foreclosure is recorded through the allowance for loan losses. Fair value of other real estate owned is based on current independent appraisals. Due to the subjective nature of establishing the fair value when the asset is acquired, the actual fair value of the other real estate owned or foreclosed asset could differ from the original estimate. If it is determined the fair value declines subsequent to foreclosure, a valuation allowance is recorded through other income. Operating costs associated with the assets after acquisition are also recorded as non-interest expense. Gains and losses on the disposition of other real estate owned and foreclosed assets are netted and posted to other income. Other real estate owned measured at fair value on a non-recurring basis at December 31, 2015, amounted to $3,083,000. Other real estate owned is classified within Level 2 of the fair value hierarchy.

The following table presents the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fell at December 31, 2015 and December 31, 2014 (in thousands).

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2015

Impaired loans	$10,127	$-	$10,127	$-
Other real estate owned	3,083	-	3,083	-

December 31, 2014

Impaired loans	$9,560	$-	$9,560	$-
Other real estate owned	4,655	-	4,655	-

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and Cash Equivalents – For such short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment in securities available-for-sale and held-to-maturity – The fair value measurement for securities available-for-sale was discussed earlier. The same measurement approach was used for securities held-to-maturity and other securities.

Loans – The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Bank-owned Life Insurance – The fair value of bank-owned life insurance approximates the carrying amount, because upon liquidation of these investments, the Company would receive the cash surrender value which equals the carrying amount.

Deposits – The fair values of demand deposits are, as required by ASC Topic 825, equal to the carrying value of such deposits. Demand deposits include noninterest-bearing demand deposits, savings accounts, NOW accounts, and money market demand accounts. The fair value of variable rate term deposits, those repricing within six months or less, approximates the carrying value of these deposits. Discounted cash flows have been used to value fixed rate term deposits and variable rate term deposits repricing after six months. The discount rate used is based on interest rates currently being offered on comparable deposits as to amount and term.

Short-Term Borrowings – The carrying value of any federal funds purchased and other short-term borrowings approximates their fair values.

FHLB and Other Borrowings – The fair value of the fixed rate borrowings are estimated using discounted cash flows, based on current incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of any variable rate borrowing approximates its fair value.

Subordinated Debentures – The subordinated debentures bear interest at a variable rate and the carrying value approximates the fair value.

Off-Balance Sheet Instruments – Fair values of off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit do not represent a significant value until such commitments are funded or closed. Management has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

As of December 31, 2015			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$41,259	$41,259	$41,259	$-	$-
Securities available-for-sale	239,732	239,732	961	236,214	2,557
Securities held-to-maturity	7,092	8,548	-	8,548	-
Other securities	8,135	8,135	-	8,135	-
Loans, net	769,742	784,113	-	-	784,113
Bank-owned life insurance	14,872	14,872	-	14,872	-

Liabilities:
Noninterest-bearing deposits	$189,445	$189,445	$-	$189,445	$-
Interest-bearing deposits	727,250	726,441	-	726,441	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	110,321	110,321	-	110,321	-

As of December 31, 2014			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$44,618	$44,618	$44,618	$-	$-
Securities available-for-sale	254,746	254,746	972	250,973	2,801
Securities held-to-maturity	8,193	9,994	-	9,994	-
Other securities	7,234	7,234	-	7,234	-
Loans, net	700,540	715,849	-	-	715,849
Bank-owned life insurance	14,463	14,463	-	14,463	-

Liabilities:
Noninterest-bearing deposits	$201,362	$201,362	$-	$201,362	$-
Interest-bearing deposits	691,413	691,036	-	691,036	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	89,450	89,450	-	89,450	-

NOTE S - SENIOR PREFERRED STOCK

Pursuant to the terms of the letter agreement between the Company and the United States Department of the Treasury (“Treasury”), the Company issued 17,123 CDCI Preferred Shares.

The Letter Agreement contains limitations on the payment of dividends on the common stock to no more than 100% of the aggregate per share dividend and distributions for the immediate prior fiscal year (dividends of $0.15 per share were declared and paid 2011 through 2015) and on the Company’s ability to repurchase its common stock in the event of a non-payment of our dividend, and continues to subject the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (EESA), as previously disclosed by the Company. The CDCI Preferred Shares entitle the holder to an annual dividend of 2% for 8 years of the liquidation value of the shares, payable quarterly in arrears.

On Wednesday, May 13, 2015, The First Bancshares, Inc. (the “Company”) entered into a Letter Agreement, including Schedule A thereto (the “Letter Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company redeemed the Warrant to purchase up to 54,705 shares of the Company’s common stock, no par value per share (the “Common Stock”) issued to Treasury on February 6, 2009 under the Capital Purchase Program. In connection with this redemption, on May 13, 2015, the Company paid Treasury an aggregate redemption price of $302,410.

NOTE T - PARENT COMPANY FINANCIAL INFORMATION

The balance sheets, statements of income and cash flows for The First Bancshares, Inc. (parent company only) follow.

Condensed Balance Sheets

	December 31,
	2015	2014
Assets:
Cash and cash equivalents	$213,621	$63,707
Investment in subsidiary bank	112,943,885	105,685,727
Investments in statutory trusts	310,000	310,000
Other	686,409	808,132
	$114,153,915	$106,867,566
Liabilities and Stockholders’ Equity:
Subordinated debentures	$10,310,000	$10,310,000
Other	407,825	341,982
Stockholders’ equity	103,436,090	96,215,584
	$114,153,915	$106,867,566

Condensed Statements of Income

	Years Ended December 31,
	2015	2014
Income:
Interest and dividends	$5,573	$5,453
Dividend income	1,650,000	5,109,668
Other	-	364,719
	1,655,573	5,479,840
Expenses:
Interest on borrowed funds	185,351	181,330
Legal	295,637	504,130
Other	833,502	752,027
	1,314,490	1,437,487

Income before income taxes and equity in undistributed income of subsidiary	341,083	4,042,353
Income tax benefit	487,853	296,388
Income before equity in undistributed income of subsidiary	828,936	4,338,741
Equity in undistributed income of subsidiary	7,969,766	2,274,955

Net income	$8,798,702	$6,613,696

Condensed Statements of Cash Flows

	Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$8,798,702	$6,613,696
Adjustments to reconcile net income to net cash used in operating activities:
Equity in undistributed income of subsidiary	(7,969,766)	(2,274,955)
Restricted stock expense	721,124	617,779
Gain on sale of assets	-	(364,719)
Other, net	151,251	689,740
Net cash provided by operating activities	1,701,311	5,281,541

Cash flows from investing activities:
Investment in subsidiary bank	-	-
Outlays for acquisition	(35,709)	(4,034,668)
Net cash used in investing activities	(35,709)	(4,034,668)

Cash flows from financing activities:
Dividends paid on common stock	(778,428)	(763,488)
Dividends paid on preferred stock	(342,460)	(342,460)
Repurchase of restricted stock for payment of taxes	(92,390)	(85,532)
Repurchase of warrants	(302,410)	-
Net cash used in financing activities	(1,515,688)	(1,191,480)

Net increase in cash and cash equivalents	149,914	55,393
Cash and cash equivalents at beginning of year	63,707	8,314

Cash and cash equivalents at end of year	$213,621	$63,707

NOTE U - SUMMARY OF QUARTERLY RESULTS OF OPERATIONS AND PER SHARE AMOUNTS (UNAUDITED)

	Three Months Ended
	March 31	June 30	Sept. 30	Dec. 31
	(In thousands, except per share amounts)

2015
Total interest income	$9,683	$10,022	$10,080	$10,417
Total interest expense	804	806	793	804
Net interest income	8,879	9,216	9,287	9,613
Provision for loan losses	150	-	250	10
Net interest income after provision for loan losses	8,729	9,216	9,037	9,603
Total non-interest income	1,850	1,854	1,982	1,903
Total non-interest expense	7,818	8,092	7,977	8,275
Income tax expense	732	793	815	873
Net income	2,029	2,185	2,227	2,358
Preferred dividends	85	86	86	85

Net income applicable to common stockholders	$1,944	$2,099	$2,141	$2,273
Per common share:
Net income, basic	$.36	$.39	$.40	$.42
Net income, diluted	.36	.39	.39	.42
Cash dividends declared	.0375	.0375	.0375	.0375

2014
Total interest income	$8,447	$8,574	$9,688	$9,662
Total interest expense	623	726	833	791
Net interest income	7,824	7,848	8,855	8,871
Provision for loan losses	358	277	631	152
Net interest income after provision for loan losses	7,466	7,571	8,224	8,719
Total non-interest income	1,672	2,055	2,021	2,055
Total non-interest expense	7,227	7,384	8,071	8,051
Income tax expense	484	629	641	682
Net income	1,427	1,613	1,533	2,041
Preferred dividends and stock accretion	106	86	85	86
Net income applicable to common Stockholders	$1,321	$1,527	$1,448	$1,955
Per common share:
Net income, basic	$.26	$.30	$.27	$.37
Net income, diluted	.25	.29	.27	.36
Cash dividends declared	.0375	.0375	.0375	.0375

THE FIRST BANCSHARES, INC.

2014 ANNUAL REPORT

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars In Thousands, Except Per Share Data)

	December 31,
	2014	2013	2012	2011	2010
Earnings:
Net interest income	$33,398	$28,401	$22,194	$19,079	$16,334
Provision for loan losses	1,418	1,076	1,228	1,468	983

Noninterest income	7,803	7,083	6,324	4,598	3,895
Noninterest expense	30,734	28,165	22,164	18,870	15,843
Net income	6,614	4,639	4,049	2,871	2,549
Net income applicable to common stockholders	6,251	4,215	3,624	2,529	2,233

Per common share data:
Basic net income per share	$1.20	$.98	$1.17	$.83	$.74

Diluted net income per share	1.19	.96	1.16	.82	.74
Per share data:
Basic net income per share	$1.27	$1.07	$1.31	$.94	$.84
Diluted net income per share	1.25	1.06	1.29	.93	.84

Selected Year End Balances:

Total assets	$1,093,768	$940,890	$721,385	$681,413	$503,045
Securities	270,174	258,023	226,301	221,176	107,136
Loans, net of allowance	700,540	577,574	408,970	383,418	327,956
Deposits	892,775	779,971	596,627	573,394	396,479
Stockholders’ equity	96,216	85,108	65,885	60,425	57,098

5

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purpose

The purpose of management's discussion and analysis is to make the reader aware of the significant components, events, and changes in the consolidated financial condition and results of operations of the Company and The First during the year ended December 31, 2014, when compared to the years 2013 and 2012. The Company's consolidated financial statements and related notes should also be considered.

Critical Accounting Policies

In the preparation of the Company's consolidated financial statements, certain significant amounts are based upon judgment and estimates. The most critical of these is the accounting policy related to the allowance for loan losses. The allowance is based in large measure upon management's evaluation of borrowers' abilities to make loan payments, local and national economic conditions, and other subjective factors. If any of these factors were to deteriorate, management would update its estimates and judgments which may require additional loss provisions.

Companies are required to perform periodic reviews of individual securities in their investment portfolios to determine whether decline in the value of a security is other than temporary. A review of other-than-temporary impairment requires companies to make certain judgments regarding the materiality of the decline, its effect on the financial statements and the probability, extent and timing of a valuation recovery and the company’s intent and ability to hold the security. Pursuant to these requirements, Management assesses valuation declines to determine the extent to which such changes are attributable to fundamental factors specific to the issuer, such as financial condition, business prospects or other factors or market-related factors, such as interest rates. Declines in the fair value of securities below their cost that are deemed to be other-than-temporary are recorded in earnings as realized losses.

Goodwill is assessed for impairment both annually and when events or circumstances occur that make it more likely than not that impairment has occurred. As part of its testing, the Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company determines the fair value of a reporting unit is less than its carrying amount using these qualitative factors, the Company then compares the fair value of goodwill with its carrying amount, and then measures impaired loss by comparing the implied fair value of goodwill with the carrying amount of that goodwill. No impairment was indicated when the annual test was performed in 2014.

Overview

The First Bancshares, Inc. (the Company) was incorporated on June 23, 1995, and serves as a bank holding company for The First, A National Banking Association (“The First”), located in Hattiesburg, Mississippi. The First began operations on August 5, 1996, from its main office in the Oak Grove community, which is on the western side of Hattiesburg. The First has 31 locations in South Mississippi, South Alabama and Louisiana. See Note C of Notes to Consolidated Financial Statements for information regarding branch acquisitions. The Company and The First engage in a general commercial and retail banking business characterized by personalized service and local decision-making, emphasizing the banking needs of small to medium-sized businesses, professional concerns, and individuals.

6

The Company’s primary source of revenue is interest income and fees, which it earns by lending and investing the funds which are held on deposit. Because loans generally earn higher rates of interest than investments, the Company seeks to employ as much of its deposit funds as possible in the form of loans to individuals, businesses, and other organizations. To ensure sufficient liquidity, the Company also maintains a portion of its deposits in cash, government securities, deposits with other financial institutions, and overnight loans of excess reserves (known as “Federal Funds Sold”) to correspondent banks. The revenue which the Company earns (prior to deducting its overhead expenses) is essentially a function of the amount of the Company’s loans and deposits, as well as the profit margin (“interest spread”) and fee income which can be generated on these amounts.

The Company increased from approximately $940.9 million in total assets, and $780.0 million in deposits at December 31, 2013 to approximately $1.1 billion in total assets, and $892.8 million in deposits at December 31, 2014. Loans net of allowance for loan losses increased from $577.6 million at December 31, 2013 to approximately $701.0 at December 31, 2014. The Company increased from $85.1 million in stockholders’ equity at December 31, 2013 to approximately $96.2 million at December 31, 2014. The First reported net income of $7,385,000 and $5,895,000 for the years ended December 31, 2014 and 2013, respectively. For the years ended December 31, 2014 and 2013, the Company reported consolidated net income applicable to common stockholders of $6,251,000 and $4,215,000, respectively. The following discussion should be read in conjunction with the “Selected Consolidated Financial Data” and the Company's Consolidated Financial Statements and the Notes thereto and the other financial data included elsewhere.

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars In Thousands, Except Per Share Data)

	December 31,
	2014	2013	2012	2011	2010
Earnings:
Net interest income	$33,398	$28,401	$22,194	$19,079	$16,334
Provision for loan losses	1,418	1,076	1,228	1,468	983
Noninterest income	7,803	7,083	6,324	4,598	3,895
Noninterest expense	30,734	28,165	22,164	18,870	15,843
Net income	6,614	4,639	4,049	2,871	2,549
Net income applicable to common stockholders	6,251	4,215	3,624	2,529	2,233

Per common share data:
Basic net income per share	$1.20	$.98	$1.17	$.83	$.74
Diluted net income per share	1.19	.96	1.16	.82	.74
Per share data:
Basic net income per share	$1.27	$1.07	$1.31	$.94	$.84
Diluted net income per share	1.25	1.06	1.29	.93	.84

Selected Year End Balances:

Total assets	$1,093,768	$940,890	$721,385	$681,413	$503,045
Securities	270,174	258,023	226,301	221,176	107,136
Loans, net of allowance	700,540	577,574	408,970	383,418	327,956
Deposits	892,775	779,971	596,627	573,394	396,479
Stockholders’ equity	96,216	85,108	65,885	60,425	57,098

7

Results of Operations

The following is a summary of the results of operations by The First for the years ended December 31, 2014 and 2013.

	2014	2013
	(In thousands)

Interest income	$36,365	$31,312
Interest expense	2,791	2,731
Net interest income	33,574	28,581

Provision for loan losses	1,418	1,076

Net interest income after provision for loan losses	32,156	27,505

Other income	7,439	7,083

Other expense	29,477	26,578

Income tax expense	2,733	2,115

Net income	$7,385	$5,895

8

The following reconciles the above table to the amounts reflected in the consolidated financial statements of the Company at December 31, 2014 and 2013:

	2014	2013
	(In thousands)

Net interest income:
Net interest income of The First	$33,574	$28,581
Intercompany eliminations	(176)	(180)
	$33,398	$28,401

Net income applicable to common stockholders:
Net income of The First	$7,385	$5,895
Net loss of the Company, excluding intercompany accounts	(1,134)	(1,680)
	$6,251	$4,215

Consolidated Net Income

The Company reported consolidated net income applicable to common stockholders of $6,250,743 for the year ended December 31, 2014, compared to a consolidated net income of $4,215,067 for the year ended December 31, 2013. The increase in income was attributable to an increase in net interest income of $5.0 million or 17.6%, and an increase of $.7 million or 10.2% in other income which were offset by an increase in other expenses of $2.6 million or 9.1%.

Consolidated Net Interest Income

The largest component of net income for the Company is net interest income, which is the difference between the income earned on assets and interest paid on deposits and borrowings used to support such assets. Net interest income is determined by the rates earned on the Company’s interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities.

Consolidated net interest income was approximately $33,398,000 for the year ended December 31, 2014, as compared to $28,401,000 for the year ended December 31, 2013. This increase was the direct result of increased loan volumes during 2014 as compared to 2013. Average interest-bearing liabilities for the year 2014 were $746,025,000 compared to $728,322,000 for the year 2013. At December 31, 2014, the net interest spread, the difference between the yield on earning assets and the rates paid on interest-bearing liabilities, was 3.50% compared to 3.25% at December 31, 2013. The net interest margin (which is net interest income divided by average earning assets) was 3.58% for the year 2014 compared to 3.31% for the year 2013. Rates paid on average interest-bearing liabilities remained constant at ..40% for the year 2013 and for the year 2014. Interest earned on assets and interest accrued on liabilities is significantly influenced by market factors, specifically interest rates as set by Federal agencies. Average loans comprised 67.8% of average earning assets for the year 2014 compared to 68.0% for the year 2013.

9

Average Balances, Income and Expenses, and Rates. The following tables depict, for the periods indicated, certain information related to the average balance sheet and average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from daily averages.

Average Balances, Income and Expenses, and Rates

	Years Ended December 31,
	2014			2013			2012
	Average Balance	Income/ Expenses	Yield/ Rate	Average Balance	Income/ Expenses	Yield/ Rate	Average Balance	Income/ Expenses	Yield/ Rate
Assets	(Dollars in thousands)
Earning Assets
Loans (1)(2)	$632,049	$30,276	4.79%	$583,200	$25,736	4.41%	$388,012	$21,412	5.52%
Securities	271,247	5,957	2.20%	248,237	5,419	2.18%	235,833	4,785	2.03%
Federal funds sold (3)	24,845	53	.21%	18,564	62	.33%	19,670	51	.26%
Other	3,827	85	2.22%	7,404	101	1.36%	4,845	83	1.71%
Total earning assets	931,968	36,371	3.90%	857,405	31,318	3.65%	648,360	26,331	4.06%

Cash and due from banks	30,657			25,447			16,699
Premises and equipment	33,252			30,816			22,633
Other assets	40,428			33,314			32,337
Allowance for loan losses	(5,983)			(5,240)			(4,457)
Total assets	$1,030,322			$941,742			$715,572

Liabilities
Interest-bearing liabilities	$746,025	$2,973	.40%	$728,322	$2,917	.40%	$534,998	$4,137	.77%
Demand deposits (1)	184,037			115,909			107,392
Other liabilities	11,990			12,430			10,036
Stockholders’ equity	88,270			85,081			63,146
Total liabilities and stockholders’ equity	$1,030,322			$941,742			$715,572

Net interest spread			3.50%			3.25%			3.29%
Net yield on interest-earning assets		$33,398	3.58%		$28,401	3.31%		$22,194	3.42%

_________________

(1)	All loans and deposits were made to borrowers in the United States. Includes nonaccrual loans of $6,056, $3,181, and $3,589, respectively, during the periods presented. Loans include held for sale loans.
(2)	Includes loan fees of $717, $525, and $430 respectively.
(3)	Includes EBA-MNBB and Federal Reserve – New Orleans.

Analysis of Changes in Net Interest Income. The following table presents the consolidated dollar amount of changes in interest income and interest expense attributable to changes in volume and to changes in rate. The combined effect in both volume and rate which cannot be separately identified has been allocated proportionately to the change due to volume and due to rate.

10

Analysis of Changes in Consolidated Net Interest Income

	Year Ended December 31,			Year Ended December 31,
	2014 versus 2013 Increase (decrease) due to			2013 versus 2012 Increase (decrease) due to
	Volume	Rate	Net	Volume	Rate	Net
	(Dollars in thousands)
Earning Assets
Loans	$2,154	$2,386	$4,540	$10,774	$(6,450)	$4,324
Securities	502	36	538	270	374	644
Federal funds sold	21	(30)	(9)	(3)	13	10
Other short-term investments	(49)	33	(16)	35	(26)	9
Total interest income	2,628	2,425	5,053	11,076	(6,089)	4,987
Interest-Bearing Liabilities
Interest-bearing transaction accounts	88	(31)	57	460	(748)	(288)
Money market accounts	73	(70)	3	123	(154)	(31)
Savings deposits	9	13	22	3	(10)	(7)
Time deposits	59	62	121	172	(886)	(714)
Borrowed funds	1,113	(1,260)	(147)	97	(277)	(180)
Total interest expense	1,342	(1,286)	56	855	(2,075)	(1,220)
Net interest income	$1,286	$3,711	$4,997	$10,221	$(4,014)	$6,207

Interest Sensitivity. The Company monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on its net interest income. A monitoring technique employed by the Company is the measurement of the Company's interest sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. The Company also performs asset/liability modeling to assess the impact varying interest rates and balance sheet mix assumptions will have on net interest income. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in the same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates. The Company evaluates interest sensitivity risk and then formulates guidelines regarding asset generation and repricing, funding sources and pricing, and off-balance sheet commitments in order to decrease interest rate sensitivity risk.

11

The following tables illustrate the Company's consolidated interest rate sensitivity and consolidated cumulative gap position at December 31, 2012, 2013, and 2014.

	December 31, 2012
	Within Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year or Nonsensitive	Total
	(Dollars in thousands)
Assets
Earning Assets:
Loans	$72,670	$78,168	$150,838	$262,859	$413,697
Securities (2)	11,185	15,504	26,689	199,612	226,301
Funds sold and other	1,064	9,588	10,652	-	10,652
Total earning assets	$84,919	$103,260	$188,179	$462,471	$650,650
Liabilities
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts (1)	$-	$230,588	$230,588	$-	$230,588
Money market accounts	47,325	-	47,325	-	47,325
Savings deposits (1)	-	48,153	48,153	-	48,153
Time deposits	32,624	70,883	103,507	57,429	160,936
Total interest-bearing deposits	79,949	349,624	429,573	57,429	487,002
Borrowed funds (3)	20,000	1,771	21,771	15,000	36,771
Total interest-bearing liabilities	99,949	351,395	451,344	72,429	523,773
Interest-sensitivity gap per period	$(15,030)	$(248,135)	$(263,165)	$390,042	$126,877
Cumulative gap at December 31, 2012	$(15,030)	$(263,165)	$(263,165)	$126,877	$126,877
Ratio of cumulative gap to total earning assets at December 31, 2012	(2.3)%	(40.4)%	(40.4)%	19.5%

	December 31, 2013
	Within Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year or Nonsensitive	Total
	(Dollars in thousands)
Assets
Earning Assets:
Loans	$89,314	$98,315	$187,629	$395,673	$583,302
Securities (2)	10,114	16,006	26,120	231,903	258,023
Funds sold and other	967	14,205	15,172	-	15,172
Total earning assets	$100,395	$128,526	$228,921	$627,576	$856,497
Liabilities
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts (1)	$-	$240,513	$240,513	$-	$240,513
Money market accounts	107,564	-	107,564	-	107,564
Savings deposits (1)	-	55,113	55,113	-	55,113
Time deposits	46,875	87,475	134,350	68,637	202,987
Total interest-bearing deposits	154,439	383,101	537,540	68,637	606,177
Borrowed funds (3)	37,000	4,000	41,000	11,000	52,000
Total interest-bearing liabilities	191,439	387,101	578,540	79,637	658,177
Interest-sensitivity gap per period	$(91,044)	$(258,575)	$(349,619)	$547,939	$198,320
Cumulative gap at December 31, 2013	$(91,044)	$(349,619)	$(349,619)	$198,320	$198,320
Ratio of cumulative gap to total earning assets at December 31, 2013	(10.6)%	(40.8)%	(40.8)%	23.2%

12

	December 31, 2014
	Within Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year or Nonsensitive	Total
	(Dollars in thousands)
Assets
Earning Assets:
Loans	$99,183	$82,644	$181,827	$524,808	$706,635
Securities (2)	14,266	14,880	29,146	241,028	270,174
Funds sold and other	386	13,899	14,285	-	14,285
Total earning assets	$113,835	$111,423	$225,258	$765,836	$991,094
Liabilities
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts (1)	$-	$215,107	$215,107	$86,614	$301,721
Money market accounts	117,018	-	117,018	-	117,018
Savings deposits (1)	-	66,615	66,615	-	66,615
Time deposits	53,529	78,581	132,110	73,949	206,059
Total interest-bearing deposits	170,547	360,303	530,850	160,563	691,413
Borrowed funds (3)	40,004	40,464	80,468	8,982	89,450
Total interest-bearing liabilities	210,551	400,767	611,318	169,545	780,863
Interest-sensitivity gap per period	$(96,716)	$(289,344)	$(386,060)	$596,291	$210,231
Cumulative gap at December 31, 2014	$(96,716)	$(386,060)	$(386,060)	$210,231	$210,231
Ratio of cumulative gap to total earning assets at December 31, 2014	(9.8)%	(38.9)%	(38.9)%	21.2%

______________

(1)	NOW and savings accounts are subject to immediate withdrawal and repricing. These deposits do not tend to immediately react to changes in interest rates and the Company believes these deposits are a stable and predictable funding source. Therefore, these deposits are included in the repricing period that management believes most closely matches the periods in which they are likely to reprice rather than the period in which the funds can be withdrawn contractually.
(2)	Securities include mortgage backed and other installment paying obligations based upon stated maturity dates.
(3)	Does not include subordinated debentures of $10,310,000.

The Company generally would benefit from increasing market rates of interest when it has an asset-sensitive gap and generally from decreasing market rates of interest when it is liability sensitive. The Company currently is liability sensitive within the one-year time frame. However, the Company's gap analysis is not a precise indicator of its interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those rates are viewed by management as significantly less interest-sensitive than market-based rates such as those paid on non-core deposits. Accordingly, management believes a liability sensitive-position within one year would not be as indicative of the Company’s true interest sensitivity as it would be for an organization which depends to a greater extent on purchased funds to support earning assets. Net interest income is also affected by other significant factors, including changes in the volume and mix of earning assets and interest-bearing liabilities.

Provision and Allowance for Loan Losses

The Company has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem loans. Management’s judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may not prove to be accurate. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

13

The Company’s allowance consists of two parts. The first part is determined in accordance with authoritative guidance issued by the FASB regarding the allowance. The Company’s determination of this part of the allowance is based upon quantitative and qualitative factors. A loan loss history based upon the prior three years is utilized in determining the appropriate allowance. Historical loss factors are determined by criticized and uncriticized loans by loan type. These historical loss factors are applied to the loans by loan type to determine an indicated allowance. The loss factors of peer groups are considered in the determination of the allowance and are used to assist in the establishment of a long-term loss history for areas in which this data is unavailable and incorporated into the qualitative factors to be considered. The historical loss factors may also be modified based upon other qualitative factors including but not limited to local and national economic conditions, trends of delinquent loans, changes in lending policies and underwriting standards, concentrations, and management’s knowledge of the loan portfolio. These factors require judgment upon the part of management and are based upon state and national economic reports received from various institutions and agencies including the Federal Reserve Bank, United States Bureau of Economic Analysis, Bureau of Labor Statistics, meetings with the Company’s loan officers and loan committees, and data and guidance received or obtained from the Company’s regulatory authorities.

The second part of the allowance is determined in accordance with guidance issued by the FASB regarding impaired loans. Impaired loans are determined based upon a review by internal loan review and senior loan officers. Impaired loans are loans for which the Bank does not expect to receive contractual interest and/or principal by the due date. A specific allowance is assigned to each loan determined to be impaired based upon the value of the loan’s underlying collateral. Appraisals are used by management to determine the value of the collateral.

The sum of the two parts constitutes management’s best estimate of an appropriate allowance for loan losses. When the estimated allowance is determined, it is presented to the Company’s audit committee for review and approval on a quarterly basis.

Our allowance for loan losses model is focused on establishing a loss history within the Bank and relying on specific impairment to determine credits that the Bank feels the ultimate repayment source will be liquidation of the subject collateral.  Our model takes into account many other factors as well such as local and national economic factors, portfolio trends, non performing asset, charge off, and delinquency trends as well as underwriting standards and the experience of branch management and lending staff.   These trends are measured in the following ways:

Local Trends: (Updated quarterly usually the month following quarter end)

Local Unemployment Rate

Insurance Issues (Windpool Areas)

Bankruptcy Rates (Increasing/Declining)

Local Commercial R/E Vacancy Rates

Established Market/New Market

Hurricane Threat

14

National Trends: (Updated quarterly usually the month following quarter end)

Gross Domestic Product (GDP)

Home Sales

Consumer Price Index (CPI)

Interest Rate Environment (Increasing/Steady/Declining)

Single Family Construction Starts

Inflation Rate

Retail Sales

Portfolio Trends: (Updated monthly as the ALLL is calculated)

Second Mortgages

Single Pay Loans

Non-Recourse Loans

Limited Guaranty Loans

Loan to Value Exceptions

Secured by Non-Owner Occupied Property

Raw Land Loans

Unsecured Loans

Measurable Bank Trends: (Updated quarterly)

Delinquency Trends

Non-Accrual Trends

Net Charge Offs

Loan Volume Trends

Non-Performing Assets

Underwriting Standards/Lending Policies

Experience/Depth of Bank Lending

Management

Our model takes into account many local and national economic factors as well as portfolio trends.  Local and national economic trends are measured quarterly, typically in the month following quarter end to facilitate the release of economic data from the reporting agencies.  These factors are allocated a basis point value ranging from -25 to +25 basis points and directly affect the amount reserved for each branch.  As of December 31, 2014, most economic indicators both local and national pointed to a weak economy thus most factors were assigned a positive basis point value. This increased the amount of the allowance that was indicated by historical loss factors.  Portfolio trends are measured monthly on a per branch basis to determine the percentage of loans in each branch that the Bank has determined as having more risk.  Portfolio risk is defined as areas in the Bank’s loan portfolio in which there is additional risk involved in the loan type or some other area in which the Bank has identified as having more risk.  Each area is tracked on bank-wide as well as on a branch-wide basis.  Branches are analyzed based on the gross percentage of concentrations of the Bank as a whole.  Portfolio risk is determined by analyzing concentrations in the areas outlined by determining the percentage of each branch’s total portfolio that is made up of the particular loan type and then comparing that concentration to the Bank as a whole. Branches with concentrations in these areas are graded on a scale from – 25 basis points to + 25 basis points. Second mortgages, single pay loans, loans secured by raw land, unsecured loans and loans secured by non owner occupied property are considered to be of higher risk than those of a secured and amortizing basis. LTV exceptions place the Bank at risk in the event of repossession or foreclosure.

15

Measurable Bank Wide Trends are measured on a quarterly basis as well. This consists of data tracked on a bank wide basis in which we have identified areas of additional risk or the need for additional allocation to the allowance for loan loss.   Data is updated quarterly, each area is assigned a basis point value from -25 basis points to + 25 basis points based on how each area measures to the previous time period.  Net charge offs, loan volume trends and non performing assets have all trended upwards therefore increasing the need for increased funds reserved for loan losses.  Underwriting standards/ lending standards as well as experience/ depth of bank lending management is evaluated on a per branch level.

Loans are reviewed for impairment when, in the Bank’s opinion, the ultimate source of repayment will be the liquidation of collateral through foreclosure or repossession.  Once identified updated collateral values are obtained on these loans and impairment worksheets are prepared to determine if impairment exists.  This method takes into account any expected expenses related to the disposal of the subject collateral.  Specific allowances for these loans are done on a per loan basis as each loan is reviewed for impairment.  Updated appraisals are ordered on real estate loans and updated valuations are ordered on non real estate loans to determine actual market value.

At December 31, 2014, the consolidated allowance for loan losses amounted to approximately $6.1 million, or .86% of outstanding loans or 1.01% of loans excluding those booked at fair value due to business combination. At December 31, 2013, the allowance for loan losses amounted to approximately $5.7 million, which was .98% of outstanding loans. The Company’s provision for loan losses was $1,418,000 for the year ended December 31, 2014, compared to $1,076,000 for the year ended December 31, 2013.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis. Impaired loans not deemed collateral dependent are analyzed according to the ultimate repayment source, whether that is cash flow from the borrower, guarantor or some other source of repayment. Impaired loans are deemed collateral dependent if in the Bank’s opinion the ultimate source of repayment will be generated from the liquidation of collateral.

16

The Company discontinues accrual of interest on loans when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that the collection of interest is doubtful. Generally, the Company will place a delinquent loan in nonaccrual status when the loan becomes 90 days or more past due. At the time a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain.

The following tables illustrate the Company’s past due and nonaccrual loans at December 31, 2014 and 2013.

	December 31, 2014
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 days or more and still accruing	Non-Accrual

Real Estate-construction	$428	$-	$2,747
Real Estate-mortgage	3,208	208	2,164
Real Estate-nonfarm nonresidential	3,408	461	1,102
Commercial	29	-	5
Consumer	90	-	38
Total	$7,163	$669	$6,056

	December 31, 2013
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 days or more and still accruing	Non-Accrual

Real Estate-construction	$478	$-	$212
Real Estate-mortgage	4,696	143	2,453
Real Estate-nonfarm nonresidential	252	-	507
Commercial	12	-	9
Consumer	115	16	-
Total	$5,553	$159	$3,181

Total nonaccrual loans at December 31, 2014, amounted to $6.1 million which was an increase of $2.9 million from the December 31, 2013, amount of $3.2 million. Management believes these relationships were adequately reserved at December 31, 2014. Restructured loans not reported as past due or nonaccrual at December 31, 2014, amounted to $2.9 million.

A potential problem loan is one in which management has serious doubts about the borrower’s future performance under the terms of the loan contract. These loans are current as to principal and interest and, accordingly, they are not included in nonperforming asset categories. The level of potential problem loans is one factor used in the determination of the adequacy of the allowance for loan losses. At December 31, 2014 and December 31, 2013, The First had potential problem loans of $20,946,000 and $17,070,000, respectively. This represents an increase of $3,876,000 of which $3,480,000 are acquired loans from Bay Bank.

17

Consolidated Allowance For Loan Losses

(In thousands)

	Years Ended December 31,
	2014		2013		2012		2011		2010

Average loans outstanding	$632,049		$583,200		$388,012		$354,295		$328,950
Loans outstanding at year end	$706,635		$583,302		$413,697		$387,929		$332,573

Total nonaccrual loans	$6,056		$3,181		$3,401		$5,125		$4,212

Beginning balance of allowance	$5,728		$4,727		$4,511		$4,617		$4,762
Loans charged-off	(1,459)		(759)		(1,190)		(1,987)		(1,370)
Total loans charged-off	(1,459)		(759)		(1,190)		(1,987)		(1,370)
Total recoveries	408		684		178		413		242
Net loans charged-off	(1,051)		(75)		(1,012)		(1,574)		(1,128)
Acquisition	-		-		-		-		-
Provision for loan losses	1,418		1,076		1,228		1,468		983
Balance at year end	$6,095		$5,728		$4,727		$4,511		$4,617

Net charge-offs to average loans	.17%		.01%		.26%		.44%		.34%
Allowance as percent of total loans	.86%		.98%		1.14%		1.16%		1.39%
Nonperforming loans as a percentage of total loans	.86%		.55%		.82%		1.32%		1.27%
Allowance as a multiple of nonaccrual loans	1.0	X	1.8	X	1.4	X	.88	X	1.1	X

At December 31, 2014, the components of the allowance for loan losses consisted of the following:

Allowance
(In thousands)
Allocated:
Impaired loans	$968
Graded loans	5,127
$6,095

Graded loans are those loans or pools of loans assigned a grade by internal loan review.

18

The following table represents the activity of the allowance for loan losses for the years 2014 and 2013.

Analysis of the Allowance for Loan Losses

	Years Ended December 31,
	2014	2013
	(Dollars in thousands)

Balance at beginning of year	$5,728	$4,727
Charge-offs:
Real Estate-construction	(47)	(305)
Real Estate-mortgage	(1,156)	(152)
Real Estate-nonfarm nonresidential	(-)	(-)
Commercial	(89)	(105)
Consumer	(167)	(197)
Total	(1,459)	(759)
Recoveries:
Real Estate-construction	96	133
Real Estate-mortgage	212	393
Real Estate-nonfarm nonresidential	17	74
Commercial	15	18
Consumer	68	66
Total	408	684
Net Charge-offs	(1,051)	(75)
Provision for Loan Losses	1,418	1,076
Balance at end of year	$6,095	$5,728

The following tables represent how the allowance for loan losses is allocated to a particular loan type as well as the percentage of the category to total loans at December 31, 2014 and 2013.

Allocation of the Allowance for Loan Losses

	December 31, 2014
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$713	15.3%
Commercial Real Estate	3,355	57.9%
Consumer Real Estate	1,852	24.2%
Consumer	175	2.6%
Unallocated	-	-
Total	$6,095	100%

	December 31, 2013
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$582	14.0%
Commercial Real Estate	3,384	57.2%
Consumer Real Estate	1,427	25.4%
Consumer	173	3.4%
Unallocated	162	-
Total	$5,728	100%

19

Noninterest Income and Expense

Noninterest Income. The Company’s primary source of noninterest income is service charges on deposit accounts. Other sources of noninterest income include bankcard fees, commissions on check sales, safe deposit box rent, wire transfer fees, official check fees and bank owned life insurance income.

Noninterest income increased $720,000 or 10.2% during 2014 to $7,803,000 from $7,083,000 for the year ended December 31, 2013. The deposit activity fees were $4,262,000 for 2014 compared to $3,979,000 for 2013. Other service charges decreased by $24,000 or 1.1% from $2,187,000 for the year ended December 31, 2013, to $2,163,000 for the year ended December 31, 2014. Impairment losses on investment securities were $0 for 2014 and 2013.

Noninterest expense increased from $28.2 million for the year ended December 31, 2013, to $30.7 million for the year ended December 31, 2014. The Company experienced slight increases in most expense categories. The largest increase was in salaries and employee benefits, which increased by $2.6 million in 2014 as compared to 2013. These increases were due in part to the addition of the Bay Bank branches and staff and a full year of the Baldwin branches.

The following table sets forth the primary components of noninterest expense for the periods indicated:

Noninterest Expense

	Years ended December 31,
	2014	2013	2012
	(In thousands)

Salaries and employee benefits	$17,462	$14,855	$12,001
Occupancy	2,805	2,351	1,797
Equipment	1,721	1,568	1,435
Marketing and public relations	445	451	329
Data processing	161	169	85
Supplies and printing	498	455	425
Telephone	616	731	533
Correspondent services	83	74	96
Deposit and other insurance	1,048	834	734
Professional and consulting fees	1,618	2,433	747
Postage	302	303	252
ATM fees	623	575	434
Other	3,352	3,366	3,296

Total	$30,734	$28,165	$22,164

Income Tax Expense

Income tax expense consists of two components. The first is the current tax expense which represents the expected income tax to be paid to taxing authorities. The Company also recognizes deferred tax for future income/deductible amounts resulting from differences in the financial statement and tax bases of assets and liabilities.

20

Analysis of Financial Condition

Earning Assets

Loans. Loans typically provide higher yields than the other types of earning assets, and thus one of the Company's goals is for loans to be the largest category of the Company's earning assets. At December 31, 2014 and 2013, respectively, average loans accounted for 67.8% and 68.0% of average earning assets. Management attempts to control and counterbalance the inherent credit and liquidity risks associated with the higher loan yields without sacrificing asset quality to achieve its asset mix goals. Loans averaged $632.0 million during 2014, as compared to $583.2 million during 2013, and $388.0 million during 2012.

The following table shows the composition of the loan portfolio by category:

Composition of Loan Portfolio

	December 31,
	2014		2013		2012
	Amount	Percent Of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)
Mortgage loans held for sale	$2,103	0.3%	$3,680	0.6%	$5,585	1.4%
Commercial, financial and agricultural	106,109	15.0%	81,792	14.0%	53,234	12.9%
Real Estate:
Mortgage-commercial	238,602	33.8%	212,388	36.4%	142,046	34.3%
Mortgage-residential	256,406	36.3%	202,343	34.7%	140,703	34.0%
Construction	84,935	12.0%	67,287	11.5%	57,529	13.9%
Consumer and other	18,480	2.6%	15,812	2.8%	14,600	3.5%
Total loans	706,635	100%	583,302	100%	413,697	100%
Allowance for loan losses	(6,095)		(5,728)		(4,727)
Net loans	$700,540		$577,574		$408,970

In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than loans for construction purposes, secured by real estate, regardless of the purpose of the loan. The Company follows the common practice of financial institutions in the Company’s market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component. Generally, the Company limits its loan-to-value ratio to 80%. Management attempts to maintain a conservative philosophy regarding its underwriting guidelines and believes it will reduce the risk elements of its loan portfolio through strategies that diversify the lending mix.

Loans held for sale consist of mortgage loans originated by the Bank and sold into the secondary market. Commitments from investors to purchase the loans are obtained upon origination.

21

The following table sets forth the Company's commercial and construction real estate loans maturing within specified intervals at December 31, 2014.

Loan Maturity Schedule and Sensitivity to Changes in Interest Rates

	December 31, 2014
Type	One Year or Less	Over One Year Through Five Years	Over Five Years	Total
	(In thousands)

Commercial, financial and agricultural	$47,491	$50,706	$7,912	$106,109
Real estate – construction	49.932	30,942	4,061	84,935
	$97,423	$81,648	$11,973	$191,044

Loans maturing after one year with:
Fixed interest rates				$72,492
Floating interest rates				21,129
				$93,621

The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity.

Investment Securities. The investment securities portfolio is a significant component of the Company's total earning assets. Total securities averaged $271.2 million in 2014, as compared to $248.2 million in 2013 and $235.8 million in 2012. This represents 29.1%, 29.0%, and 36.4% of the average earning assets for the years ended December 31, 2014, 2013, and 2012, respectively. At December 31, 2014, investment securities were $270.2 million and represented 27.3% of earning assets. The Company attempts to maintain a portfolio of high quality, highly liquid investments with returns competitive with short-term U.S. Treasury or agency obligations. This objective is particularly important as the Company focuses on growing its loan portfolio. The Company primarily invests in securities of U.S. Government agencies, municipals, and corporate obligations with maturities up to five years.

The following table summarizes the carrying value of securities for the dates indicated.

Securities Portfolio

	December 31,
	2014	2013	2012
	(In thousands)
Available-for-sale
U. S. Government agencies and Mortgage-backed Securities	$120,407	$108,148	$98,326
States and municipal subdivisions	104,582	108,079	98,910
Corporate obligations	28,785	26,852	16,187
Mutual finds	972	972	970
Total available-for-sale	254,746	244,051	214,393
Held-to-maturity
U.S. Government agencies	2,193	2,438	2,470
States and municipal subdivisions	6,000	6,000	6,000
Total held-to-maturity	8,193	8,438	8,470
Total	$262,939	$252,489	$222,863

22

The following table shows, at carrying value, the scheduled maturities and average yields of securities held at December 31, 2014.

Investment Securities Maturity Distribution and Yields (1)

	December 31, 2014
			After One But		After Five But
(Dollars in thousands)	Within One Year		Within Five Years		Within Ten Years		After Ten Years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Held-to-maturity:
U.S. Government agencies (2)	$-	-	$-	-	$-	-	$-	-
States and municipal subdivisions	-	-	-	-	-	-	6,000	.93%
Total investment securities held-to-maturity	$-		$-		$-		$6,000
Available-for-sale:
U.S. Government agencies (3)	$4,367	.71%	$19,788	1.06%	$3,217	2.77%	$-	-
States and municipal subdivisions	10,094	2.86%	41,678	2.93%	33,146	4.05%	19,665	4.87%
Corporate obligations and other	4,543	1.67%	19,115	2.01%	3,914	1.59%	2,184	1.82%
Total investment securities available-for-sale	$19,004		$80,581		$40,277		$21,849

_______________

(1)	Investments with a call feature are shown as of the contractual maturity date.
(2)	Excludes mortgage-backed securities totaling $2.2 million with a yield of 2.63%.
(3)	Excludes mortgage-backed securities totaling $93.0 million with a yield of 2.34% and mutual funds of $1.0 million.

Short-Term Investments. Short-term investments, consisting of Federal Funds Sold, funds in due from banks and interest-bearing deposits with banks, averaged $24.8 million in 2014, $18.6 million in 2013, and $19.7 million in 2012. At December 31, 2014, and December 31, 2013, short-term investments totaled $386,000 and $967,000, respectively. These funds are a primary source of the Company's liquidity and are generally invested in an earning capacity on an overnight basis.

Deposits

Deposits. Average total deposits increased $160.0 million, or 26.6% in 2013. Average total deposits increased $109.8 million, or 14.3% in 2014. At December 31, 2014, total deposits were $892.8 million, compared to $780.0 million a year earlier, an increase of $112.8 million, or 14.5%.

23

The following table sets forth the deposits of the Company by category for the period indicated.

	Deposits

	December 31,
(Dollars in thousands)	2014		2013		2012
		Percent of		Percent of		Percent of
	Amount	Deposits	Amount	Deposits	Amount	Deposits

Noninterest-bearing accounts	$201,362	22.6%	$173,793	22.3%	$109,624	18.4%
NOW accounts	301,721	33.8%	240,514	30.8%	230,589	38.6%
Money market accounts	117,018	13.1%	107,564	13.8%	47,325	7.9%
Savings accounts	66,615	7.5%	55,113	7.1%	48,153	8.1%
Time deposits less than $100,000	85,365	9.6%	86,363	11.1%	69,115	11.6%
Time deposits of $100,000 or over	120,694	13.4%	116,624	14.9%	91,821	15.4%
Total deposits	$892,775	100%	$779,971	100%	$596,627	100%

The Company’s loan-to-deposit ratio was 78.9% at December 31, 2014 and 74.3% at December 31, 2013. The loan-to-deposit ratio averaged 71.1% during 2014. Core deposits, which exclude time deposits of $100,000 or more, provide a relatively stable funding source for the Company's loan portfolio and other earning assets. The Company's core deposits were $772.1 million at December 31, 2014 and $663.3 million at December 31, 2013. Management anticipates that a stable base of deposits will be the Company's primary source of funding to meet both its short-term and long-term liquidity needs in the future. The Company has purchased brokered deposits from time to time to help fund loan growth. Brokered deposits and jumbo certificates of deposit generally carry a higher interest rate than traditional core deposits. Further, brokered deposit customers typically do not have loan or other relationships with the Company. The Company has adopted a policy not to permit brokered deposits to represent more than 10% of all of the Company’s deposits.

The maturity distribution of the Company's certificates of deposit of $100,000 or more at December 31, 2014, is shown in the following table. The Company did not have any other time deposits of $100,000 or more.

Maturities of Certificates of Deposit

of $100,000 or More

		After Three
	Within Three	Through	After Twelve
(In thousands)	Months	Twelve Months	Months	Total

December 31, 2014	$36,356	$43,516	$40,822	$120,694

Borrowed Funds

Borrowed funds consist of advances from the Federal Home Loan Bank of Dallas, federal funds purchased and reverse repurchase agreements. At December 31, 2014, advances from the FHLB totaled $84.5 million compared to $47.0 million at December 31, 2013. The advances are collateralized by a blanket lien on the first mortgage loans in the amount of the outstanding borrowings, FHLB capital stock, and amounts on deposit with the FHLB. There were no federal funds purchased at December 31, 2014 and December 31, 2013.

24

Reverse Repurchase Agreements consist of one $5,000,000 agreement. The agreement is secured by securities with a fair value of $7,443,951 at December 31, 2014 and $6,530,592 at December 31, 2013. The maturity date of the remaining agreement is September 26, 2017, with a rate of 3.81%.

Subordinated Debentures

In 2006, the Company issued subordinated debentures of $4,124,000 to The First Bancshares, Inc. Statutory Trust 2 (Trust 2). The Company is the sole owner of the equity of the Trust 2. The Trust 2 issued $4,000,000 of preferred securities to investors. The Company makes interest payments and will make principal payments on the debentures to the Trust 2. These payments will be the source of funds used to retire the preferred securities, which are redeemable at any time beginning in 2011 and thereafter, and mature in 2036. The Company entered into this arrangement to provide funding for expected growth.

In 2007, the Company issued subordinated debentures of $6,186,000 to The First Bancshares, Inc. Statutory Trust 3 (Trust 3). The Company is the sole owner of the equity of the Trust 3. The Trust 3 issued $6,000,000 of preferred securities to investors. The Company makes interest payments and will make principal payments on the debentures to the Trust 3. These payments will be the source of funds used to retire the preferred securities, which are redeemable at any time beginning in 2012 and thereafter, and mature in 2037. The Company entered into this arrangement to provide funding for expected growth.

Capital

Total stockholders’ equity as of December 31, 2014, was $96.2 million, an increase of $11.1 million or approximately 13.1%, compared with stockholders' equity of $85.1 million as of December 31, 2013.

The Federal Reserve Board and bank regulatory agencies require bank holding companies and financial institutions to maintain capital at adequate levels based on a percentage of assets and off-balance sheet exposures, adjusted for risk weights ranging from 0% to 100%. Under the risk-based standard, capital is classified into two tiers. Tier 1 capital consists of common stockholders' equity, excluding the unrealized gain (loss) on available-for-sale securities, minus certain intangible assets. Tier 2 capital consists of the general reserve for loan losses, subject to certain limitations. An institution’s total risk-based capital for purposes of its risk-based capital ratio consists of the sum of its Tier 1 and Tier 2 capital. The risk-based regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

Bank holding companies and banks are also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. The minimum requirement for the leverage ratio is 4%. All but the highest rated institutions are required to maintain ratios 100 to 200 basis points above the minimum. The Company and The First exceeded their minimum regulatory capital ratios as of December 31, 2014 and 2013.

25

The Federal Reserve and the Federal Deposit Insurance Corporation approved final capital rules in July 2013, that substantially amend the existing capital rules for banks. These new rules reflect, in part, certain standards initially adopted by the Basel Committee on Banking Supervision in December 2010 (which standards are commonly referred to as “Basel III”) as well as requirements contemplated by the Dodd-Frank Act.

Under the new capital rules, the Company will be required to meet certain minimum capital requirements that differ from current capital requirements. The rules implement a new capital ratio of common equity Tier 1 capital to risk-weighted assets. Common equity Tier 1 capital generally consists of retained earnings and common stock (subject to certain adjustments) as well as accumulated other comprehensive income (“AOCI”), except to the extent that the Company exercises a one-time irrevocable option to exclude certain components of AOCI as of March 31, 2015. The Company will also be required to establish a “conservation buffer,” consisting of a common equity Tier 1 capital amount equal to 2.5% of risk-weighted assets to be phased in by 2019. An institution that does not meet the conservation buffer will be subject to restrictions on certain activities including payment of dividends, stock repurchases, and discretionary bonuses to executive officers.

The prompt corrective action rules are modified to include the common equity Tier 1 capital ratio and to increase the Tier 1 capital ratio requirements for the various thresholds. For example, the requirements for the Company to be considered well-capitalized under the rules will be a 5.0% leverage ratio, a 6.5% common equity Tier 1capital ratio, an 8.0% Tier 1 capital ratio, and a 10.0% total capital ratio. To be adequately capitalized, those ratios are 4.0%, 4.5%, 6.0%, and 8.0%, respectively.

The rules modify the manner in which certain capital elements are determined. The rules make changes to the methods of calculating the risk-weighting of certain assets, which in turn affects the calculation of the risk-weighted capital ratios. Higher risk weights are assigned to various categories of assets, including commercial real estate loans, credit facilities that finance the acquisition, development or construction of real property, certain exposures or credit that are 90 days past due or are nonaccrual, securitization exposures, and in certain cases mortgage servicing rights and deferred tax assets.

The Company is required to comply with the new capital rules on January 1, 2015, with a measurement date of March 31, 2015. The conservation buffer will be phased-in beginning in 2016, and will take full effect on January 1, 2019. Certain calculations under the rules will also have phase-in periods.

Analysis of Capital

	Adequately	Well	The Company		The First
Capital Ratios	Capitalized	Capitalized	December 31,		December 31,
			2014	2013	2014	2013

Leverage	4.0%	5.0%	8.4%	9.0%	8.4%	8.9%
Risk-based capital:
Tier 1	4.0%	6.0%	11.5%	12.5%	11.4%	12.4%
Total	8.0%	10.0%	12.3%	13.4%	12.2%	13.3%

26

Ratios

	2014	2013	2012
Return on assets (net income applicable to common stockholders divided by average total assets)	.61%	.45%	.51%

Return on equity (net income applicable to common stockholders divided by average equity)	7.1%	5.0%	5.7%

Dividend payout ratio (dividends per share divided by net income per common share)	12.6%	15.6%	12.9%

Equity to asset ratio (average equity divided by average total assets)	8.6%	9.0%	8.8%

Liquidity Management

Liquidity management involves monitoring the Company's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management is made more complicated because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made; however, net deposit inflows and outflows are far less predictable and are not subject to the same degree of control. Asset liquidity is provided by cash and assets which are readily marketable, which can be pledged, or which will mature in the near future. Liability liquidity is provided by access to core funding sources, principally the ability to generate customer deposits in the Company’s market area.

The Company's Federal Funds Sold position, which includes funds in due from banks and interest-bearing deposits with banks, is typically its primary source of liquidity, averaged $24.8 million during the year ended December 31, 2014 and totaled $14.3 million at December 31, 2014. Also, the Company has available advances from the Federal Home Loan Bank. Advances available are generally based upon the amount of qualified first mortgage loans which can be used for collateral. At December 31, 2014, advances available totaled approximately $228.4 million of which $84.5 million had been drawn, or used for letters of credit.

Management regularly reviews the liquidity position of the Company and has implemented internal policies which establish guidelines for sources of asset-based liquidity and limit the total amount of purchased funds used to support the balance sheet and funding from non-core sources.

EESA also increased FDIC deposit insurance on most accounts from $100,000 to $250,000.  However, with the passage of the Dodd-Frank Act, this increase in the basic coverage limit has been made permanent.

27

Subprime Assets

The Bank does not engage in subprime lending activities targeted towards borrowers in high risk categories.

Accounting Matters

Information on new accounting matters is set forth in Footnote B to the Consolidated Financial Statements included at Item 8 in this report. This information is incorporated herein by reference.

Impact of Inflation

Unlike most industrial companies, the assets and liabilities of financial institutions such as the Company are primarily monetary in nature. Therefore, interest rates have a more significant effect on the Company's performance than do the effects of changes in the general rate of inflation and change in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

28

REPORT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

The First Bancshares, Inc.

Hattiesburg, Mississippi

We have audited the accompanying consolidated balance sheets of The First Bancshares, Inc., as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income (loss), changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2014. The management of The First Bancshares, Inc. is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The First Bancshares, Inc., as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi

March 31, 2015

29

THE FIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS
Cash and due from banks	$30,332,502	$24,079,590
Interest-bearing deposits with banks	13,899,287	14,205,335
Federal funds sold	386,000	967,000
Total cash and cash equivalents	44,617,789	39,251,925
Held-to-maturity securities (fair value of $9,993,816 in 2014 and $9,624,427 in 2013)	8,192,741	8,438,435
Available-for-sale securities	254,746,446	244,050,671
Other securities	7,234,350	5,533,850
Total securities	270,173,537	258,022,956
Loans held for sale	2,103,351	3,679,521
Loans, net of allowance for loan losses of $6,095,001 in 2014 and $5,727,800 in 2013	698,436,345	573,894,868
Interest receivable	3,659,006	3,291,887
Premises and equipment	34,809,843	32,071,741
Cash surrender value of life insurance	14,463, 207	6,593,403
Goodwill	12,276,040	10,620,814
Other assets	13,228,601	13,462,960
Total assets	$1,093,767,719	$940,890,075

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Noninterest-bearing	$201,362,468	$173,793,894
Interest-bearing	691,413,018	606,177,141
Total deposits	892,775,486	779,971,035
Interest payable	315,844	399,976
Borrowed funds	89,450,067	52,000,000
Subordinated debentures	10,310,000	10,310,000
Other liabilities	4,700,738	13,100,724
Total liabilities	997,552,135	855,781,735
Stockholders’ Equity:
Preferred stock, no par value, $1,000 per share liquidation, 10,000,000 shares authorized; 17,123 shares issued and outstanding in 2014 and 2013, respectively	17,123,000	17,102,507
Common stock, par value $1 per share: 10,000,000 shares authorized; 5,342,670 and 5,122,941 shares issued and outstanding in 2014 and 2013, respectively	5,342,670	5,122,941
Additional paid-in capital	44,420,149	42,086,463
Retained earnings	27,975,049	22,508,918
Accumulated other comprehensive income (loss)	1,818,361	(1,248,844)
Treasury stock, at cost	(463,645)	(463,645)
Total stockholders’ equity	96,215,584	85,108,340
Total liabilities and stockholders’ equity	$1,093,767,719	$940,890,075

The accompanying notes are an integral part of these statements.

30

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
INTEREST INCOME
Interest and fees on loans	$30,276,477	$25,736,169
Interest and dividends on securities:
Taxable interest and dividends	3,884,321	3,279,367
Tax-exempt interest	2,071,782	2,140,084
Interest on federal funds sold	52,945	62,244
Interest on deposits in banks	85,257	100,169
Total interest income	36,370,782	31,318,033

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	520,373	698,580
Interest on other deposits	1,848,965	1,601,024
Interest on borrowed funds	603,469	617,654
Total interest expense	2,972,807	2,917,258
Net interest income	33,397,975	28,400,775
Provision for loan losses	1,418,260	1,075,983
Net interest income after provision for loan losses	31,979,715	27,324,792

OTHER INCOME
Service charges on deposit accounts	4,261,795	3,979,159
Other service charges and fees	2,162,958	2,187,229
Bank owned life insurance income	369,804	152,294
Loss on sale of other real estate	(85,256)	(76,532)
Other	1,094,167	841,147
Total other income	7,803,468	7,083,297

OTHER EXPENSE
Salaries	14,207,216	12,216,098
Employee benefits	3,254,399	2,638,558
Occupancy	2,805,157	2,351,009
Furniture and equipment	1,721,170	1,568,113
Supplies and printing	497,755	455,443
Professional and consulting fees	1,617,828	2,433,111
Marketing and public relations	445,451	451,018
FDIC and OCC assessments	938,378	766,503
Other	5,246,254	5,285,148
Total other expense	30,733,608	28,165,001

31

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2014 AND 2013

Continued:	2014	2013

Income before income taxes	9,049,575	6,243,088
Income taxes	2,435,879	1,603,593

Net income	6,613,696	4,639,495
Preferred dividends and stock accretion	362,953	424,428
Net income applicable to common stockholders	$6,250,743	$4,215,067

Net income per share:
Basic	$1.27	$1.07
Diluted	1.25	1.06
Net income applicable to common stockholders:
Basic	$1.20	$.98
Diluted	1.19	.96

The accompanying notes are an integral part of these statements.

32

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Net income	$6,613,696	$4,639,495

Other comprehensive income:
Unrealized gains on securities:
Unrealized holding gains (losses) arising during the period	4,804,818	(5,676,942)
Less reclassification adjustment for gains included in net income	(237,173)	-
	4,567,645	(5,676,942)

Unrealized holding losses on loans held for sale	(83,826)	(55,967)

Income tax benefit (expense)	(1,416,614)	1,951,037

Other comprehensive income (loss)	3,067,205	(3,781,872)

Comprehensive income	$9,680,901	$857,623

The accompanying notes are an integral part of these statements.

33

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock	Preferred Stock	Stock Warrants	Additional Paid-in Capital	Retained Earnings	Accum- ulated Other Compre- hensive Income (Loss)	Treasury Stock	Total
Balance, January 1, 2013	$3,133,596	$17,020,539	$283,738	$23,427,037	$19,951,173	$2,533,028	$(463,645)	$65,885,466

Net income 2013	-	-	-	-	4,639,495	-	-	4,639,495
Other comprehensive income (loss)	-	-	-	-	-	(3,781,872)	-	(3,781,872)
Dividends on preferred stock	-	-	-	-	(342,460)	-	-	(342,460)
Cash dividend declared, $.15 per common share	-	-	-	-	(615,781)	-	-	(615,781)
Grant of restricted stock	39,913	-	-	(39,913)	-	-	-	-
Compensation cost on restricted stock	-	-	-	391,777	-	-	-	391,777
Preferred stock accretion	-	81,968	-	-	(81,968)	-	-	-
Repurchase of restricted stock for payment of taxes	(1,788)	-	-	(24,961)	-	-	-	(26,749)
Issuance of 1,951,220 common shares	1,951,220	-	-	18,048,785	(1,041,541)	-	-	18,958,464
Balance, December 31, 2013	$5,122,941	$17,102,507	$283,738	$41,802,725	$22,508,918	$(1,248,844)	$(463,645)	$85,108,340

Net income 2014	-	-	-	-	6,613,696	-	-	6,613,696
Other comprehensive income	-	-	-	-	-	3,067,205	-	3,067,205

34

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2014 AND 2013

Continued:	Common Stock	Preferred Stock	Stock Warrants	Additional Paid-in Capital	Retained Earnings	Accum- ulated Other Compre- hensive Income (Loss)	Treasury Stock	Total

Dividends on preferred stock	-	-	-	-	(342,460)	-	-	(342,460)
Cash dividend declared, $.15 per common share	-	-	-	-	(784,612)	-	-	(784,612)
Grant of restricted stock	67,627	-	-	(67,627)	-	-	-	-
Compensation cost on restricted stock	-	-	-	617,779	-	-	-	617,779
Preferred stock accretion	-	20,493	-	-	(20,493)	-	-	-
Repurchase of restricted stock for payment of taxes	(5,981)	-	-	(79,551)	-	-	-	(85,532)
Issuance of 158,083 common shares for BCB Holding	158,083	-	-	1,863,085	-	-	-	1,863,085
Balance, December 31, 2014	$5,342,670	$17,123,000	$283,738	$44,136,411	$27,975,049	$1,818,361	$(463,645)	$96,215,584

The accompanying notes are an integral part of these statements.

35

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,613,696	$4,639,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,182,630	1,915,398
FHLB Stock dividends	(6,000)	(4,100)
Provision for loan losses	1,418,260	1,075,983
Deferred income taxes	331,399	1,707,403
Restricted stock expense	617,779	391,777
Increase in cash value of life insurance	(369,804)	(152,294)
Amortization and accretion, net	900,913	(107,170)
Gain on sale of land	(110,734)	-
Writedown of bank property	-	193,073
Gain on sale of securities	(237,174)	-
Loss on sale/writedown of other real estate	395,379	350,023
Changes in:
Loans held for sale	1,659,996	2,671,885
Interest receivable	(152,307)	(54,600)
Other assets	2,643,956	4,412,575
Interest payable	(109,218)	(153,065)
Other liabilities	(8,721,513)	1,108,980
Net cash provided by operating activities	7,057,258	17,995,363

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale securities	(38,459,683)	(83,415,975)
Purchases of other securities	(3,296,800)	(2,780,100)
Proceeds from maturities and calls of available-for-sale securities	42,723,486	52,237,989
Proceeds from maturities and calls of held-to-maturity securities	246,980	-
Proceeds from sales of securities available-for-sale	10,909,239	-
Proceeds from redemption of other securities	2,514,485	788,200
Increase in loans	(89,190,269)	(50,100,144)
Net additions to premises and equipment	(988,736)	(746,724)
Purchase of bank owned life insurance	(7,500,000)	-
Proceeds from sale of land	76,375	-
Cash received in excess of cash paid for acquisition	4,272,735	43,150,000
Net cash used in investing activities	(78,692,188)	(40,866,754)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in deposits	53,845,509	(1,971,438)
Proceeds from borrowed funds	180,000,000	47,000,000
Repayment of borrowed funds	(155,653,580)	(31,770,773)
Dividends paid on common stock	(763,143)	(600,452)
Dividends paid on preferred stock	(342,460)	(342,460)

The accompanying notes are an integral part of these statements.

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THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014 AND 2013

Continued:	2014	2013

Repurchase of restricted stock for payment of taxes	(85,532)	(26,749)
Issuance of 1,951,220 common shares, net	-	18,958,464
Net cash provided by financing activities	77,000,794	31,246,592

Net increase in cash and cash equivalents	5,365,864	8,375,201
Cash and cash equivalents at beginning of year	39,251,925	30,876,724
Cash and cash equivalents at end of year	$44,617,789	$39,251,925

Supplemental disclosures:

Cash paid during the year for:
Interest	$3,056,939	$2,729,323
Income taxes	275,075	980,490

Non-cash activities:
Transfers of loans to other real estate	2,208,010	2,136,687
Issuance of restricted stock grants	67,627	39,913
Loans originated to facilitate the sale of land	402,982	-

The accompanying notes are an integral part of these statements.

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THE FIRST BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF BUSINESS

The First Bancshares, Inc. (the Company) is a bank holding company whose business is primarily conducted by its wholly-owned subsidiary, The First, A National Banking Association (the Bank). The Bank provides a full range of banking services in its primary market area of South Mississippi, South Alabama, and Louisiana. The Company is regulated by the Federal Reserve Bank. Its subsidiary bank is subject to the regulation of the Office of the Comptroller of the Currency (OCC).

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and the Bank follow accounting principles generally accepted in the United States of America including, where applicable, general practices within the banking industry.

1.	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

2.	Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

3.	Cash and Due From Banks

Included in cash and due from banks are legal reserve requirements which must be maintained on an average basis in the form of cash and balances due from the Federal Reserve. The reserve balance varies depending upon the types and amounts of deposits. At December 31, 2014, the required reserve balance on deposit with the Federal Reserve Bank was approximately $4,610,000.

4.	Securities

Investments in securities are accounted for as follows:

Available-for-Sale Securities

Securities classified as available-for-sale are those securities that are intended to be held for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including movements in interest rates, liquidity needs, security risk assessments, changes in the mix of assets and liabilities and other similar factors. These securities are carried at their estimated fair value, and the net unrealized gain or loss is reported net of tax, as a component of accumulated other comprehensive income (loss) in stockholders' equity, until realized. Premiums and discounts are recognized in interest income using the interest method. Gains and losses on the sale of available-for-sale securities are determined using the adjusted cost of the specific security sold.

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Securities to be Held-to-Maturity

Securities classified as held-to-maturity are those securities for which there is a positive intent and ability to hold to maturity. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts, computed by the interest method.

Trading Account Securities

Trading account securities are those securities which are held for the purpose of selling them at a profit. There were no trading account securities on hand at December 31, 2014 and 2013.

Other Securities

Other securities are carried at cost and are restricted in marketability. Other securities consist of investments in the Federal Home Loan Bank (FHLB), Federal Reserve Bank and First National Bankers’ Bankshares, Inc. Management reviews for impairment based on the ultimate recoverability of the cost basis.

Other-than-Temporary Impairment

Management evaluates investment securities for other-than-temporary impairment on a quarterly basis. A decline in the fair value of available-for-sale and held-to-maturity securities below cost that is deemed other-than-temporary is charged to earnings for a decline in value deemed to be credit related and a new cost basis for the security is established. The decline in value attributed to non-credit related factors is recognized in other comprehensive income.

5.	Loans held for sale

The Bank originates fixed rate single family, residential first mortgage loans on a presold basis. The Bank issues a rate lock commitment to a customer and concurrently “locks in” with a secondary market investor under a best efforts delivery mechanism. Such loans are sold without the servicing retained by the Bank. The terms of the loan are dictated by the secondary investors and are transferred within several weeks of the Bank initially funding the loan. The Bank recognizes certain origination fees and service release fees upon the sale, which are included in other income on loans in the consolidated statements of income. Between the initial funding of the loans by the Bank and the subsequent purchase by the investor, the Bank carries the loans held for sale at the lower of cost or fair value in the aggregate as determined by the outstanding commitments from investors.

6.	Loans

Loans are carried at the principal amount outstanding, net of the allowance for loan losses. Interest income on loans is recognized based on the principal balance outstanding and the stated rate of the loan. Loan origination fees and certain direct origination costs are deferred and recognized as an adjustment of the related loan yield using the interest method.

A loan is considered impaired, in accordance with the impairment accounting guidance of Accounting Standards Codification (ASC) Section 310-10-35, Receivables, Subsequent Measurement, when--based upon current events and information--it is probable that the scheduled payments of principal and interest will not be collected in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral values, and the probability of collecting scheduled payments of principal and interest when due. Generally, impairment is measured on a loan by loan basis using the fair value of the supporting collateral.

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Loans are generally placed on a nonaccrual status when principal or interest is past due ninety days or when specifically determined to be impaired. When a loan is placed on nonaccrual status, interest accrued but not received is generally reversed against interest income. If collectibility is in doubt, cash receipts on nonaccrual loans are used to reduce principal rather than recorded in interest income. Past due status is determined based upon contractual terms.

7.	Allowance for Loan Losses

For financial reporting purposes, the provision for loan losses charged to operations is based upon management's estimation of the amount necessary to maintain the allowance at an adequate level. Allowances for any impaired loans are generally determined based on collateral values. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely.

Management evaluates the adequacy of the allowance for loan losses on a regular basis. These evaluations are based upon a periodic review of the collectibility considering historical experience, the nature and value of the loan portfolio, underlying collateral values, internal and independent loan reviews, and prevailing economic conditions. In addition, the OCC, as a part of the regulatory examination process, reviews the loan portfolio and the allowance for loan losses and may require changes in the allowance based upon information available at the time of the examination. The allowance consists of two components: allocated and unallocated. The components represent an estimation performed pursuant to either ASC Topic 450, Contingencies, or ASC Subtopic 310-10, Receivables. The allocated component of the allowance reflects expected losses resulting from an analysis developed through specific credit allocations for individual loans, including any impaired loans, and historical loan loss history. The analysis is performed quarterly and loss factors are updated regularly.

The unallocated portion of the allowance reflects management’s estimate of probable inherent but undetected losses within the portfolio due to uncertainties in economic conditions, changes in collateral values, unfavorable information about a borrower’s financial condition, and other risk factors that have not yet manifested themselves. In addition, the unallocated allowance includes a component that explicitly accounts for the inherent imprecision in the loan loss analysis.

8.	Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation. The depreciation policy is to provide for depreciation over the estimated useful lives of the assets using the straight-line method. Repairs and maintenance expenditures are charged to operating expenses; major expenditures for renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon retirement, sale, or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and any gains or losses are included in operations.

9.	Other Real Estate

Other real estate, carried in other assets in the consolidated balance sheets, consists of properties acquired through foreclosure and, as held for sale property, is recorded at the lower of the outstanding loan balance or current appraisal less estimated costs to sell. Any write-down to fair value required at the time of foreclosure is charged to the allowance for loan losses. Subsequent gains or losses on other real estate are reported in other operating income or expenses. At December 31, 2014 and 2013, other real estate totaled $4,654,604 and $4,470,249, respectively.

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10.	Goodwill and Other Intangible Assets

Goodwill totaled $12,276,040 and $10,620,814 for the years ended December 31, 2014 and 2013, respectively.

Goodwill totaling $1,655,225 acquired during the year ended December 31, 2014, was a result of the acquisition of Bay Bank. Footnote C to these consolidated financial statements provides additional information on the acquisition during 2014.

The Company performed the required annual impairment tests of goodwill as of December 1, 2014. The Company’s annual impairment test did not indicate impairment as of the testing date, and subsequent to that date, management is not aware of any events or changes in circumstances since the impairment test that would indicate that goodwill might be impaired.

The Company’s acquisition method recognized intangible assets, which are subject to amortization, and included in other assets in the accompanying consolidated balance sheets, include core deposit intangibles, amortized on a straight-line basis, over a 10 year average life. The definite-lived intangible assets had the following carrying values at December 31, 2014 and 2013.

	2014			2013
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
(Dollars in thousands)

Core deposit intangibles	$4,000	$(1,486)	$2,514	$3,775	$(1,098)	$2,677

During 2014, the Company recorded $225,000 in core deposit intangible assets related to the deposits acquired in the Bay Bank acquisition.

The related amortization expense of business combination related intangible assets is as follows:

(dollars in thousands)
Amount
Aggregate amortization expense for the year ended December 31:

2013	$355
2014	387

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Estimated amortization expense for the year ending December 31:

2015	$400
2016	383
2017	331
2018	331
2019	331
Thereafter	738
$2,514

11.	Other Assets and Cash Surrender Value

Financing costs related to the issuance of junior subordinated debentures are being amortized over the life of the instruments and are included in other assets. The Company invests in bank owned life insurance (BOLI). BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner of the policies and, accordingly, the cash surrender value of the policies is reported as an asset, and increases in cash surrender values are reported as income.

12.	Stock Options

The Company accounts for stock based compensation in accordance with ASC Topic 718, Compensation - Stock Compensation. Compensation cost is recognized for all stock options granted based on the weighted average fair value stock price at the grant date.

13.	Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes related primarily to differences between the bases of assets and liabilities as measured by income tax laws and their bases as reported in the financial statements. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

The Company and its subsidiary file consolidated income tax returns. The subsidiary provides for income taxes on a separate return basis and remits to the Company amounts determined to be payable.

ASC Topic 740, Income Taxes, provides guidance on financial statement recognition and measurement of tax positions taken, or expected to be taken, in tax returns. ASC Topic 740 requires an evaluation of tax positions to determine if the tax positions will more likely than not be sustainable upon examination by the appropriate taxing authority. The Company at December 31, 2014 and 2013, had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

14.	Advertising Costs

Advertising costs are expensed in the period in which they are incurred. Advertising expense for the years ended December 31, 2014 and 2013, was $394,363 and $419,873, respectively.

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15.	Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash, amounts due from banks, interest-bearing deposits with banks and federal funds sold. Generally, federal funds are sold for a one to seven day period.

16.	Off-Balance Sheet Financial Instruments

In the ordinary course of business, the subsidiary bank enters into off-balance sheet financial instruments consisting of commitments to extend credit, credit card lines and standby letters of credit. Such financial instruments are recorded in the financial statements when they are exercised.

17.	Earnings Applicable to Common Stockholders

Per share amounts are presented in accordance with ASC Topic 260, Earnings Per Share. Under ASC Topic 260, two per share amounts are considered and presented, if applicable. Basic per share data is calculated based on the weighted-average number of common shares outstanding during the reporting period. Diluted per share data includes any dilution from potential common stock, such as outstanding stock options.

The following table discloses the reconciliation of the numerators and denominators of the basic and diluted computations applicable to common stockholders:

	For the Year Ended			For the Year Ended
	December 31, 2014			December 31, 2013
	Net Income (Numerator)	Shares (Denominator)	Per Share Amount	Net Income (Numerator)	Shares (Denominator)	Per Share Amount

Basic per common Share	$6,250,743	5,227,768	$1.20	$4,215,067	4,319,485	$.98

Effect of dilutive shares:

Restricted Stock		42,901			53,445
	$6,250,743	5,270,669	$1.19	$4,215,067	4,372,930	$.96

The diluted per share amounts were computed by applying the treasury stock method.

18.	Reclassifications

Certain reclassifications have been made to the 2013 financial statements to conform with the classi-fications used in 2014. These reclassifications did not impact the Company's consolidated financial condition or results of operations.

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19.	Accounting Pronouncements

In January 2014, the FASB issued ASU No. 2014-01, Investments—Equity Method and Joint Ventures (Topic 323), “Accounting for Investments in Qualified Affordable Housing Projects,” which permits reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). For those investments in qualified affordable housing projects not accounted for using the proportional method, the investment should be accounted for as an equity method investment or a cost method investment. The decision to apply the proportional amortization method of accounting is an accounting policy decision that should be applied consistently to all qualifying affordable housing project investments rather than a decision to be applied to individual investments. This amendment should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. ASU 2014-01 is effective for fiscal years beginning on or after December 15, 2014, and interim periods within those annual periods. The Company is evaluating the possible effects of this guidance on its financial statements.

In January 2014, the FASB issued ASU 2014-04, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40), “Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure,” which will eliminate diversity in practice regarding the timing of derecognition for residential mortgage loans when a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan. Under ASU 2014-04, physical possession of residential real estate property is achieved when either the creditor obtains legal title to the residential real estate property upon completion of a foreclosure or the borrower conveys all interest in the residential real estate property through completion of a deed in lieu or foreclosure in order to satisfy the loan. Once physical possession has been achieved, the loan is derecognized and the property recorded within other assets at the lower of cost or fair value (less estimated costs to sell). In addition, the guidance requires both interim and annual disclosure of both the amount of foreclosed residential real estate property held by the creditor and the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The additional disclosure requirements are effective for annual reporting periods beginning on or after December 15, 2014, and interim periods within those annual periods with retrospective disclosure necessary for all comparative periods presented. The adoption of this standard will result in additional disclosures but is not expected to have any impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of the ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The ASU defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The new accounting guidance, which does not apply to financial instruments, is effective on a retrospective basis beginning on January 1, 2017, and early adoption is prohibited. The Company does not expect the new guidance to have a material impact on its consolidated financial position or results of operation.

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In June 2014, the FASB issued ASU 2014-11, Transfers and Servicing (Topic 860), “Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures.” The FASB issued ASU 2014-11 to change the accounting for repurchase-to-maturity transactions and linked repurchase financials to secured borrowing accounting, which is consistent with the accounting for other repurchase agreements. The amendments also require two new disclosures. The first disclosure requires an entity to disclose information on transfers accounted for as sales in transactions that are economically similar to repurchase agreements. The second disclosure provides increased transparency about the types of collateral pledged in repurchase agreements and similar transactions accounted for as secured borrowings. The new guidance is effective beginning on January 1, 2015. The Company does not expect this guidance to have a material impact on its consolidated financial position.

In June 2014, the FASB issued ASU No. 2014-12, Compensation-Stock Compensation (Topic 718), “Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” The new guidance requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. ASU 2014-12 is effective for annual and interim periods beginning after December 15, 2015, with early adoption permitted. The Company's current accounting treatment of performance conditions for employees who are or become retirement eligible prior to the achievement of the performance target is consistent with ASU 2014-12, and as such does not expect the new guidance to have a material effect on the Company’s consolidated financial condition and results of operations. The Company expects to prospectively adopt ASU 2014-12 in the first quarter 2015.

In August 2014, the FASB issued ASU 2014-14, Troubled Debt Restructurings by Creditors (Subtopic 310-40), “Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure,” which will eliminate diversity in practice relating to how creditors classify government-guaranteed mortgage loans, including Federal Housing Administration (FHA) or the Department of Veterans Affairs (VA) guaranteed loans, upon foreclosure. Under ASU 2014-14 a mortgage must be derecognized and a separate other receivable recognized upon foreclosure when the loan possesses a non-separable government guarantee that the creditor has both the intent and ability to exercise and for which any amount of the claim determined on the basis of the fair value of the real estate is fixed. Other receivables recognized under this guidance are to be measured based on the amount of the principal and interest expected to be recovered from the guarantor. ASU 2014-14 allows for a modified retrospective or prospective adoption in conjunction with ASU 2014-04 and is effective for annual reporting periods beginning on or after December 15, 2014, and interim periods within those annual periods with early adoption permitted. The Company is currently evaluating which method will be employed and the final impact of the Standard; however, ASU 2014-14 is not expected to have a material impact on the Company’s consolidated financial statements.

In January 2015, the FASB issued ASU 2015-01, Income Statement – Extraordinary and Unusual Items (Subtopic 225-20), “Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.” Presentation and disclosure requirement for items that are unusual in nature or infrequently occurring will be retained. ASU 2015-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The guidance may be applied prospectively or on a retrospective basis. Early adoption is permitted. Entities that elect prospective application will be required, at transition, to disclose both the nature and amount of an item included in income from continuing operations after adoption that relates to an adjustment of an item previously separately classified and presented as an extraordinary item before adoption, if applicable. The Company does not currently report any extraordinary items on its income statement; therefore adoption of this guidance will not have a material impact on its consolidated financial statements.

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NOTE C – BUSINESS COMBINATION

The Company accounts for its acquisitions using the acquisition method. Acquisition accounting requires the total purchase price to be allocated to the estimated fair values of assets acquired and liabilities assumed, including certain intangible assets that must be recognized. Typically, this allocation results in the purchase price exceeding the fair value of net assets acquired, which is recorded as goodwill. Core deposit intangibles are a measure of the value of checking, money market and savings deposits acquired in business combinations accounted for under the acquisition method. Core deposit intangibles and other identified intangibles with finite useful lives are amortized using the straight line method over their estimated useful lives of up to ten years. Loans that the Company acquires in connection with acquisitions are recorded at fair value with no carryover of the related allowance for credit losses. Fair value of the loans involves estimating the amount and timing of principal and interest cash flows expected to be collected on the loans and discounting those cash flows at a market rate of interest. The excess or deficit of cash flows expected at acquisition over the estimated fair value is referred to as the accretable discount or amortizable premium and is recognized into interest income over the remaining life of the loan.

First National Bank of Baldwin County

On April 30, 2013, the Company completed the acquisition of all of the outstanding shares of First National Bank of Baldwin County, a wholly-owned subsidiary of First Baldwin Bancshares, Inc., an Alabama corporation, which included five (5) branches and (1) loan production office located on the Alabama Gulf Coast in Baldwin County, Alabama.

In connection with the acquisition, the Company recorded $1.3 million of goodwill and $.7 million of core deposit intangible. The core deposit intangible will be expensed over 10 years. The Company acquired the $124.2 million loan portfolio at a fair value discount of $.5 million which included a credit mark of $.9 million. The discount represents expected credit losses, adjustments to market interest rates and liquidity adjustments.

The amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows (dollars in thousands):

Purchase price:
Cash	$3,300
Total purchase price	3,300
Identifiable assets:
Cash and due from banks	46,450
Investments	2,508
Loans and leases	124,165
Other Real Estate	87
Core deposit intangible	680
Personal and real property	10,655
Deferred tax asset	2,969
Other assets	1,034
Total assets	188,548
Liabilities and equity:
Deposits	185,771
Other liabilities	736
Total liabilities	186,507
Net assets acquired	$2,041
Goodwill resulting from acquisition	$1,259

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The outstanding principal balance and the carrying amount of these loans included in the consolidated balance sheet at December 31, 2014, are as follows (dollars in thousands):

Outstanding principal balance	$87,453
Carrying amount	87,245

All loans obtained in the acquisition reflect no specific evidence of credit deterioration and very low probability that the Company would be unable to collect all contractually required principal and interest payments.

Expenses associated with the acquisition were $30,000 and $1,439,000 for the three and twelve month periods ended December 31, 2013, respectively. These costs included system conversion and integrating operations charges as well as legal and consulting expenses, which have been expensed as incurred.

BCB Holding Company, Inc.

On March 3, 2014, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with BCB Holding Company, Inc., an Alabama corporation (“BCB”) and parent of Bay Bank, Mobile, Alabama. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, BCB will merge with and into the Company (the “Merger”) and Bay Bank will merge with and into The First, A National Banking Association (“Bank Merger”). Subject to the terms and conditions of the Agreement, which has been approved by the Boards of Directors of the Company and BCB, each outstanding share of BCB common stock, other than shares held by the Company or BCB, or, shares with respect to which the holders thereof have perfected dissenters’ rights, will receive (i) for the BCB common stock that was outstanding prior to August 1, 2013, $3.60 per share which may be received in cash or the Company common stock provided that at least 30% of the aggregate consideration paid to such shareholders is in the Company common stock and one non-transferable contingent value right (“CVR”) of the CVR Consideration, and (ii) for the BCB common stock that was issued on August 1, 2013, $2.25 per share in cash. Each CVR is eligible to receive a cash payment equal to up to $0.40, with the exact amount based on the resolution of certain identified BCB loans over a three-year period following the closing of the transaction. Payout of the CVR will be overseen by a special committee of the Company’s Board of Directors. The Company redeemed in full a note payable by BCB to Alostar Bank, as well as the preferred stock issued under the U.S. Treasury’s Capital Purchase Program. The total consideration to be paid in connection with the acquisition will range between approximately $6.2 million and $6.6 million depending upon the payout of the CVR, as well as the price of the Company common stock on the closing of the transaction, which is subject to a cap and a collar regarding its price. An estimated liability of $174,000 has been accrued for the CVR and reflected in the financials at December 31, 2014.

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As of the closing on July 1, 2014, the Company and BCB entered into an agreement and plan of merger pursuant to which BCB’s wholly-owned subsidiary, Bay Bank, was merged with and into the Company’s wholly-owned subsidiary, the Bank.

In connection with the acquisition, the Company recorded $1.7 million of goodwill and $.2 million of core deposit intangible. The core deposit intangible will be expensed over 10 years.

The Company acquired the $40.1 million loan portfolio at a fair value discount of $1.7 million. The discount represents expected credit losses, adjusted to market interest rates and liquidity adjustments.

The amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows

(dollars in thousands):

Purchase price:
Cash and fair value of common stock	$6,300
Total purchase price	6,300
Identifiable assets:
Cash and due from banks	8,307
Investments	23,423
Loans and leases	38,393
Other Real Estate	571
Core deposit intangible	225
Personal and real property	3,670
Deferred tax asset	2,502
Other assets	305
Total assets	77,396
Liabilities and equity:
Deposits	59,321
Borrowed funds	13,104
Other liabilities	326
Total liabilities	72,751
Net assets acquired	4,645
Goodwill resulting from acquisition	$1,655

The outstanding principal balance and the carrying amount of these loans included in the consolidated balance sheet at December 31, 2014, are as follows (dollars in thousands):

Outstanding principal balance	$36,671
Carrying amount	35,149

Loans acquired with deteriorated credit quality are detailed in Note E – Loans.

The amount of the revenue and earnings included in the Company’s consolidated income statement for the year ended December 31, 2014, reflect only amounts from the acquisition date of July 1, 2014, through December 31, 2014.

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The following pro forma financial information presents the combined results of operations as if the acquisition had been effective January 1, 2013. These results include the impact of amortizing certain purchase accounting adjustments such as tangible assets, compensation expenses and the impact of the acquisition on income tax expense. There were no material nonrecurring pro forma adjustments directly attributable to the acquisition included within the following pro forma financial information. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the combination constituted a single entity during such periods. Growth opportunities are expected to be achieved in various amounts at various times during the years subsequent to the acquisition and not ratably over, or at the beginning or end of such periods. No adjustments have been reflected in the following pro forma financial information for anticipated growth opportunities.

	Year Ended December 31,
(In thousands)	2014	2013
	(Unaudited)

Interest income	$37,572	$33,720
Net income	7,177	5,765

Expenses associated with the acquisition were $29,000 and $508,000 for the three and twelve month periods ended December 31, 2014, respectively. These costs included system conversion and integrating operations charges as well as legal and consulting expenses, which have been expensed as incurred.

NOTE D – SECURITIES

A summary of the amortized cost and estimated fair value of available-for-sale securities and held-to-maturity securities at December 31, 2014 and 2013, follows:

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S. Government agencies	$27,225,335	$199,851	$53,550	$27,371,636
Tax-exempt and taxable obligations of states and municipal subdivisions	101,873,361	2,896,657	187,598	104,582,420
Mortgage-backed securities	91,697,199	1,579,218	240,805	93,035,612
Corporate obligations	29,952,502	140,556	1,307,782	28,785,276
Other	1,255,483	-	283,981	971,502
	$252,003,880	$4,816,282	$2,073,716	$254,746,446
Held-to-maturity securities:
Mortgage-backed securities	$2,192,741	$20,875	$-	$2,213,616
Taxable obligations of states and municipal subdivisions	6,000,000	1,780,200	-	7,780,200
	$8,192,741	$1,801,075	$-	$9,993,816

49

	December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S. Government agencies	$29,963,634	$122,764	$124,491	$29,961,907
Tax-exempt and taxable obligations of states and municipal subdivisions	107,676,085	1,937,586	1,535,036	108,078,635
Mortgage-backed securities	78,770,400	810,370	1,394,067	78,186,703
Corporate obligations	28,210,148	223,776	1,582,001	26,851,923
Other	1,255,483	-	283,980	971,503
	$245,875,750	$3,094,496	$4,919,575	$244,050,671
Held-to-maturity securities:
Mortgage-backed securities	$2,438,435	$-	$74,008	$2,364,427
Taxable obligations of states and municipal subdivisions	6,000,000	1,260,000	-	7,260,000
	$8,438,435	$1,260,000	$74,008	$9,624,427

The scheduled maturities of securities at December 31, 2014, were as follows:

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Due less than one year	$18,914,378	$19,004,315	$-	$-
Due after one year through five years	79,825,867	80,580,533	-	-
Due after five years through ten years	39,340,584	40,277,184	-	-
Due after ten years	22,225,850	21,848,802	6,000,000	7,780,200
Mortgage-backed securities	91,697,200	93,035,612	2,192,741	2,213,616
	$252,003,879	$254,746,446	$8,192,741	$9,993,816

Actual maturities can differ from contractual maturities because the obligations may be called or prepaid with or without penalties.

$237,173 in gain was realized from the sale of available-for-sale securities in 2014 and no gain or loss in 2013. No other-than-temporary impairment losses were recognized for the years ended 2014 and 2013.

Securities with a carrying value of $191,534,036 and $197,611,193 at December 31, 2014 and 2013, respectively, were pledged to secure public deposits, repurchase agreements, and for other purposes as required or permitted by law.

The details concerning securities classified as available-for-sale with unrealized losses as of December 31, 2014 and 2013, were as follows:

50

	2014
	Losses < 12 Months		Losses 12 Months or >		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of U.S. government agencies	$5,510,325	$16,481	$3,451,215	$37,069	$8,961,540	$53,550
Tax-exempt and tax- able obligations of states and municipal subdivisions	9,191,726	28,694	10,667,122	158,904	19,858,848	187,598
Mortgage-backed securities	156,589	5,207	19,319,269	235,598	19,475,858	240,805
Corporate obligations	6,910,425	32,096	6,580,925	1,275,686	13,491,350	1,307,782
Other	-	-	971,502	283,981	971,502	283,981
	$21,769,065	$82,478	$40,990,033	$1,991,238	$62,759,098	$2,073,716

	2013
	Losses < 12 Months		Losses 12 Months or >		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of U.S. government agencies	$6,898,945	$124,491	$-	$-	$6,898,945	$124,491
Tax-exempt and tax- able obligations of states and municipal subdivisions	37,725,915	1,523,780	1,297,792	11,256	39,023,707	1,535,036
Mortgage-backed securities	39,540,663	1,394,067	-	-	39,540,663	1,394,067
Corporate obligations	10,814,405	174,210	3,386,225	1,407,791	14,200,630	1,582,001
Other	-	-	971,503	283,980	971,503	283,980
	$94,979,928	$3,216,548	$5,655,520	$1,703,027	$100,635,448	$4,919,575

Approximately 22% of the number of securities in the investment portfolio at December 31, 2014, reflected an unrealized loss. Management is of the opinion the Company has the ability to hold these securities until such time as the value recovers or the securities mature. Management also believes the deterioration in value is attributable to changes in market interest rates and lack of liquidity in the credit markets. We have determined that these securities are not other-than-temporarily impaired based upon anticipated cash flows.

NOTE E - LOANS

Loans typically provide higher yields than the other types of earning assets, and thus one of the Company's goals is for loans to be the largest category of the Company's earning assets. At December 31, 2014 and December 31, 2013, respectively, loans accounted for 71.3% and 68.1% of earning assets. The Company controls and mitigates the inherent credit and liquidity risks through the composition of its loan portfolio.

51

The following table shows the composition of the loan portfolio by category:

	December 31, 2014		December 31, 2013
	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)
Mortgage loans held for sale	$2,103	0.3%	$3,680	0.6%
Commercial, financial and agricultural	106,109	15.0	81,792	14.0
Real Estate:
Mortgage-commercial	238,602	33.8	212,388	36.4
Mortgage-residential	256,406	36.3	202,343	34.7
Construction	84,935	12.0	67,287	11.5
Consumer and other	18,480	2.6	15,812	2.8
Total loans	706,635	100%	583,302	100%
Allowance for loan losses	(6,095)		(5,728)
Net loans	$700,540		$577,574

In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than a loan for construction purposes, secured by real estate, regardless of the purpose of the loan. The Company follows the common practice of financial institutions in the Company’s market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component. Generally, the Company limits its loan-to-value ratio to 80%. Management attempts to maintain a conservative philosophy regarding its underwriting guidelines and believes it will reduce the risk elements of its loan portfolio through strategies that diversify the lending mix.

Loans held for sale consist of mortgage loans originated by the Bank and sold into the secondary market. Commitments from investors to purchase the loans are obtained upon origination.

Activity in the allowance for loan losses for December 31, 2014 and 2013 was as follows:

(In thousands)

	2014	2013

Balance at beginning of period	$5,728	$4,727
Loans charged-off:
Real Estate	(1,203)	(457)
Installment and Other	(167)	(197)
Commercial, Financial and Agriculture	(89)	(105)
Total	(1,459)	(759)
Recoveries on loans previously charged-off:
Real Estate	325	600
Installment and Other	68	66
Commercial, Financial and Agriculture	15	18
Total	408	684
Net Charge-offs	(1,051)	(75)
Provision for Loan Losses	1,418	1,076
Balance at end of period	$6,095	$5,728

52

The following tables represent how the allowance for loan losses is allocated to a particular loan type as well as the percentage of the category to total loans at December 31, 2014 and December 31, 2013.

Allocation of the Allowance for Loan Losses

	December 31, 2014
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$713	15.3%
Commercial Real Estate	3,355	57.9
Consumer Real Estate	1,852	24.2
Consumer	175	2.6
Unallocated	-	-
Total	$6,095	100%

	December 31, 2013
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$582	14.0%
Commercial Real Estate	3,384	57.2
Consumer Real Estate	1,427	25.4
Consumer	173	3.4
Unallocated	162	-
Total	$5,728	100%

The following table represents the Company’s impaired loans at December 31, 2014 and December 31, 2013. This table includes performing troubled debt restructurings.

	December 31,	December 31,
	2014	2013
	(In thousands)
Impaired Loans:
Impaired loans without a valuation allowance	$4,702	$759
Impaired loans with a valuation allowance	4,858	4,071
Total impaired loans	$9,560	$4,830
Allowance for loan losses on impaired loans at period end	968	849
Total nonaccrual loans	6,056	3,181

Past due 90 days or more and still accruing	669	159
Average investment in impaired loans	7,077	4,007

53

The following table is a summary of interest recognized and cash-basis interest earned on impaired loans for the years ended December 31, 2014 and December 31, 2013:

	2014	2013

Interest income recognized during impairment	129	-
Cash-basis interest income recognized	256	148

The gross interest income that would have been recorded in the period that ended if the nonaccrual loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the twelve months for the years ended December 31, 2014 and 2013, was $92,000 and $43,000, respectively. The Company had no loan commitments to borrowers in non-accrual status at December 31, 2014 and 2013.

The following tables provide the ending balances in the Company's loans (excluding mortgage loans held for sale) and allowance for loan losses, broken down by portfolio segment as of December 31, 2014 and December 31, 2013. The tables also provide additional detail as to the amount of our loans and allowance that correspond to individual versus collective impairment evaluation. The impairment evaluation corresponds to the Company's systematic methodology for estimating its Allowance for Loan Losses.

December 31, 2014

		Installment	Commercial,
	Real Estate	and Other	Financial and Agriculture	Total
	(In thousands)
Loans
Individually evaluated	$9,282	$38	$240	$9,560
Collectively evaluated	568,952	18,610	107,410	694,972
Total	$578,234	$18,648	$107,650	$704,532

Allowance for Loan Losses
Individually evaluated	$922	$29	$17	$968
Collectively evaluated	4,285	146	696	5,127
Total	$5,207	$175	$713	$6,095

54

December 31, 2013

		Installment	Commercial,
	Real Estate	And Other	Financial and Agriculture	Total
	(In thousands)
Loans
Individually evaluated	$4,709	$39	$82	$4,830
Collectively evaluated	473,832	19,725	81,236	574,793
Total	$478,541	$19,764	$81,318	$579,623

Allowance for Loan Losses
Individually evaluated	$804	$35	$10	$849
Collectively evaluated	4,007	300	572	4,879
Total	$4,811	$335	$582	$5,728

The following tables provide additional detail of impaired loans broken out according to class as of December 31, 2014 and 2013. The recorded investment included in the following table represents customer balances net of any partial charge-offs recognized on the loans, net of any deferred fees and costs. As nearly all of our impaired loans at December 31, 2014 are on nonaccrual status, recorded investment excludes any insignificant amount of accrued interest receivable on loans 90-days or more past due and still accruing. The unpaid balance represents the recorded balance prior to any partial charge-offs.

December 31, 2014
				Average	Interest
				Recorded	Income
	Recorded	Unpaid	Related	Investment	Recognized
	Investment	Balance	Allowance	YTD	YTD
	(In thousands)
Impaired loans with no related allowance:
Commercial installment	$-	$-	$-	$50	$-
Commercial real estate	4,665	4,665	-	2,654	142
Consumer real estate	27	27	-	179	-
Consumer installment	10	10	-	11	-
Total	$4,702	$4,702	$-	$2,894	$142

Impaired loans with a related allowance:
Commercial installment	$240	$240	$18	$189	$20
Commercial real estate	2,558	2,558	315	2,415	59
Consumer real estate	2,032	2,032	607	1,546	33
Consumer installment	28	28	28	33	2
Total	$4,858	$4,858	$968	$4,183	$114

Total Impaired Loans:
Commercial installment	$240	$240	$18	$239	$20
Commercial real estate	7,223	7,223	315	5,069	201
Consumer real estate	2,059	2,059	607	1,725	33
Consumer installment	38	38	28	44	2
Total Impaired Loans	$9,560	$9,560	$968	$7,077	$256

55

December 31, 2013

				Average	Interest
				Recorded	Income
	Recorded	Unpaid	Related	Investment	Recognized
	Investment	Balance	Allowance	YTD	YTD
	(In thousands)
Impaired loans with no related allowance:
Commercial installment	$3	$3	$-	$45	$-
Commercial real estate	353	353	-	1,035	8
Consumer real estate	341	399	-	262	9
Consumer installment	4	4	-	5	-
Total	$701	$759	$-	$1,347	$17

Impaired loans with a related allowance:
Commercial installment	$79	$79	$10	$42	$6
Commercial real estate	2,685	2,685	400	2,147	100
Consumer real estate	1,202	1,272	404	1,019	21
Consumer installment	35	35	35	36	4
Total	$4,001	$4,071	$849	$3,244	$131

Total Impaired Loans:
Commercial installment	$82	$82	$10	$87	$6
Commercial real estate	3,038	3,038	400	3,182	108
Consumer real estate	1,543	1,671	404	1,281	30
Consumer installment	39	39	35	41	4
Total Impaired Loans	$4,702	$4,830	$849	$4,591	$148

Loans acquired with deteriorated credit quality are those purchased in the BCB Holding Company, Inc. acquisition (See Note C -Business Combination for further information). These loans were recorded at estimated fair value at the acquisition date with no carryover of the related allowance for loan losses. The acquired loans were segregated as of the acquisition date between those considered to be performing (acquired non-impaired loans) and those with evidence of credit deterioration (acquired impaired loans). Acquired loans are considered impaired if there is evidence of credit deterioration and if it is probable, at acquisition, all contractually required payments will not be collected.

56

The following table presents information regarding the contractually required payments receivable, cash flows expected to be collected and the estimated fair value of loans acquired in the BCB acquisition as of July 1, 2014, the closing date of the transaction:

	December 31, 2014
	(In thousands)
	Commercial, financial and agricultural	Mortgage- Commercial	Mortgage- Residential	Commercial and other	Total
Contractually required payments	$1,519	$29,648	$7,933	$976	$40,076
Cash flows expected to be collected	1,570	37,869	9,697	1,032	50,168
Fair value of loans acquired	1,513	28,875	7,048	957	38,393

Total outstanding acquired impaired loans were $3,480,190 as of December 31, 2014. The outstanding balance of these loans is the undiscounted sum of all amounts, including amounts deemed principal, interest, fees, penalties, and other under the loans, owed at the reporting date, whether or not currently due and whether or not any such amounts have been charged off.

Changes in the carrying amount and accretable yield for acquired impaired loans were as follows for the year ended December 31, 2014: (in thousands)

	Accretable Yield	Carrying Amount of Loans
Balance at beginning of period	$-	$-
Additions due to BCB acquisition on July 1, 2014	1,603	2,325
Accretion	(186)	186
Payments received, net	-	(448)
Balance at end of period	$1,417	$2,063

The following tables provide additional detail of troubled debt restructurings during the twelve months ended December 31, 2014 and 2013.

	December 31, 2014
	Outstanding Recorded	Outstanding Recorded		Interest
	Investment Pre-Modification	Investment Post-Modification	Number of Loans	Income Recognized
	(in thousands except number of loans)

Commercial installment	$239	$176	1	$15
Commercial real estate	1,345	1,342	7	26
Consumer real estate	94	94	1	1
Consumer installment	-	-	-	-
Total	$1,678	$1,612	9	$42

57

	December 31, 2013
	Outstanding Recorded	Outstanding Recorded		Interest
	Investment Pre-Modification	Investment Post-Modification	Number of Loans	Income Recognized
	(in thousands except number of loans)

Commercial installment	$-	$-	-	$-
Commercial real estate	858	858	3	53
Consumer real estate	66	65	1	2
Consumer installment	-	-	-	-
Total	$924	$923	4	$55

The TDRs presented above did increase the allowance for loan losses but resulted in -0- charge-offs for the years ended December 31, 2014 and 2013, respectively.

The balance of troubled debt restructurings at December 31, 2014 and 2013, was $6.8 million and 2.2 million, respectively, calculated for regulatory reporting purpose. As of December 31, 2014, the Company had no additional amount committed on any loan classified as troubled debt restructuring.

All loans were performing as agreed with modified terms.

During the twelve month period ending December 31, 2014 and 2013, the terms of 9 and 4 loans, respectively, were modified as TDRs. The modifications included one of the following or a combination of the following: maturity date extensions, interest only payments, amortizations were extended beyond what would be available on similar type loans, and payment waiver. No interest rate concessions were given on these nor were any of these loans written down.

	December 31, 2014
	Current Loans	Past Due 30-89	Past Due 90 days and still accruing	Non-Accrual	Total
Commercial installment	$233,340	$-	$-	$-	$233,340
Commercial real estate	1,684,755	-	-	2,729,170	4,413,925
Consumer real estate	952,162	622,302	-	448,796	2,023,260
Consumer installment	9,983	-	-	103,109	113,092
Total	$2,880,240	$622,302	$-	$3,281,075	$6,783,617
Allowance for loan losses	$120,220	$11,206	$102,657	$-	$234,083

58

	December 31, 2013
	Current Loans	Past Due 30-89	Past Due 90 days and still accruing	Non-Accrual	Total

Commercial installment	$72,783	$-	$-	$-	$72,783
Commercial real estate	406,931	-	-	-	406,931
Consumer real estate	1,071,918	58,462	-	422,142	1,552,522
Consumer installment	4,198	35,051	-	135,083	174,332
Total	$1,555,830	$93,513	$-	$557,225	$2,206,568
Allowance for loan losses	$62,084	$43,254	$-	$78,466	$183,804

The following tables summarize by class our loans classified as past due in excess of 30 days or more in addition to those loans classified as non-accrual:

	December 31, 2014
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non-Accrual	Total Past Due and Non-Accrual	Total Loans

Real Estate-construction	$428	$-	$2,747	$3,175	$84,935
Real Estate-mortgage	3,208	208	2,164	5,580	256,406
Real Estate-nonfarm nonresidential	3,408	461	1,102	4,971	238,602
Commercial	29	-	5	34	106,109
Consumer	90	-	38	128	18,480
Total	$7,163	$669	$6,056	$13,888	$704,532

	December 31, 2013
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non-Accrual	Total Past Due and Non-Accrual	Total Loans

Real Estate-construction	$478	$-	$212	$690	$67,287
Real Estate-mortgage	4,696	143	2,453	7,292	202,343
Real Estate- nonfarm nonresidential	252	-	507	759	212,388
Commercial	12	-	9	21	81,792
Consumer	115	16	-	131	15,813
Total	$5,553	$159	$3,181	$8,893	$579,623

59

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company uses the following definitions for risk ratings, which are consistent with the definitions used in supervisory guidance:

Special Mention.    Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.

Substandard.    Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful.    Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

As of December 31, 2014 and December 31, 2013, and based on the most recent analysis performed, the risk category of loans by class of loans (excluding mortgage loans held for sale) was as follows:

(In thousands)

December 31, 2014

				Commercial,
	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Financial and Agriculture	Total
Pass	$388,569	$167,827	$18,558	$107,126	$682,080
Special Mention	4,756	191	-	498	5,445
Substandard	14,727	2,567	90	63	17,447
Doubtful	-	-	-	-	-
Subtotal	408,052	170,585	18,648	107,687	704,972
Less:
Unearned Discount	320	82	-	38	440
Loans, net of unearned discount	$407,732	$170,503	$18,648	$107,649	$704,532

60

December 31, 2013

				Commercial,
	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Financial and Agriculture	Total
Pass	$316,573	$145,787	$19,725	$80,087	$562,172
Special Mention	4,084	32	-	1,033	5,149
Substandard	10,972	1,426	39	225	12,662
Doubtful	-	-	-	-	-
Subtotal	331,629	147,245	19,764	81,345	579,983
Less:
Unearned Discount	236	97	-	27	360
Loans, net of unearned discount	$331,393	$147,148	$19,764	$81,318	$579,623

NOTE F - PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation and amortization as follows:

	2014	2013
Premises:
Land	$10,565,633	$9,891,750
Buildings and improvements	25,872,002	22,966,215
Equipment	11,663,195	9,558,090
Construction in progress	188,146	32,985
	48,288,976	42,449,040
Less accumulated depreciation and amortization	13,479,133	10,377,299
	$34,809,843	$32,071,741

The amounts charged to operating expense for depreciation were $1,552,297 and $1,379,748 in 2014 and 2013, respectively.

NOTE G - DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more as of December 31, 2014 and 2013, was $120,693,807 and $116,623,516, respectively.

At December 31, 2014, the scheduled maturities of time deposits included in interest-bearing deposits were as follows (in thousands):

Year	Amount

2015	$132,109
2016	39,029
2017	18,071
2018	7,878
2019	8,972
Thereafter	-
$206,059

61

NOTE H - BORROWED FUNDS

Borrowed funds consisted of the following:

	December 31,
	2014	2013

Reverse Repurchase Agreement	$5,000,000	$5,000,000
FHLB advances	84,450,067	47,000,000
	$89,450,067	$52,000,000

Advances from the FHLB have maturity dates ranging from January 2015 through June 2019. Interest is payable monthly at rates ranging from 0.16% to 5.47%. Advances due to the FHLB are collateralized by a blanket lien on first mortgage loans in the amount of the outstanding borrowings, FHLB capital stock, and amounts on deposit with the FHLB. At December 31, 2014, FHLB advances available and unused totaled $143,885,000.

Future annual principal repayment requirements on the borrowings from the FHLB at December 31, 2014, were as follows:

Year	Amount

2015	$80,468,000
2016	982,067
2017	-
2018	-
2019	3,000,000
Total	$84,450,067

Reverse Repurchase Agreements consist of one $5,000,000 agreement. The agreement is secured by securities with a fair value of $7,443,951 at December 31, 2014 and $6,530,592 at December 31, 2013. The maturity date of the remaining agreement is September 26, 2017, with a rate of 3.81%.

NOTE I – LEASE OBLIGATIONS

The Company is committed under several long-term operating leases which provide for minimum lease payments. Certain leases contain options for renewal. Total rental expense under these operating leases amounted to $421,000 and $249,000 as of December 31, 2014 and 2013, respectively.

The Company is also committed under one long-term capital lease agreement. The capital lease agreement had an outstanding balance of $1,154,000 and $1,286,000 at December 31, 2014 and 2013, respectively (included in other liabilities). This lease has a remaining term of 7 years at December 31, 2014. Assets related to the capital lease are included in premises and equipment and the cost consists of $2.6 million less accumulated depreciation of approximately $866,313 and $605,712 at December 31, 2014 and 2013, respectively.

62

Minimum future lease payments for the operating and capital leases at December 31, 2014, were as follows:

	Operating
	Leases	Capital Lease
	(In thousands)

2015	$481	$166
2016	473	168
2017	214	191
2018	141	191
2019	141	191
Thereafter	687	364

Total Minimum Lease Payments	$2,137	$1,271

Less: Amount representing interest		(117)

Present value of minimum lease payments		$1,154

NOTE J - REGULATORY MATTERS

The Company and its subsidiary bank are subject to regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgment by regulators about components, risk weightings, and other related factors.

To ensure capital adequacy, quantitative measures have been established by regulators, and these require the Company and its subsidiary bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), and of Tier I capital to adjusted total assets (leverage). Management believes, as of December 31, 2014, that the Company and its subsidiary bank exceeded all capital adequacy requirements.

At December 31, 2014 and 2013, the subsidiary bank was categorized by regulators as well-capitalized under the regulatory framework for prompt corrective action. A financial institution is considered to be well-capitalized if it has a total risk-based capital ratio of 10% or more, has a Tier I risk-based capital ratio of 6% or more, and has a Tier I leverage capital ratio of 5% or more. There are no conditions or anticipated events that, in the opinion of management, would change the categorization. The actual capital amounts and ratios at December 31, 2014 and 2013, are presented in the following table. No amount was deducted from capital for interest-rate risk exposure.

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In 2013, the Federal Reserve voted to adopt final capital rules implementing Basel III requirements for U.S. Banking organizations. Under the final rule, minimum requirements will increase for both the quantity and quality of capital held by banking organizations. The final rule includes a new minimum ratio of common equity Tier 1 capital (Tier 1 Common) to risk-weighted assets and a Tier 1 Common capital conservation buffer of 2.5% of risk-weighted assets that will apply to all supervised financial institutions. The rule also raises the minimum ratio of Tier 1 capital to risk-weighted assets and includes a minimum leverage ratio of 4% for all banking organizations. These new minimum capital ratios are effective on January 1, 2015, and will be fully phased in on January 1, 2019.

	Company		Subsidiary
	(Consolidated)		The First
	Amount	Ratio	Amount	Ratio
December 31, 2014
Total risk-based	$95,419	12.3%	$94,888	12.2%
Tier I risk-based	89,324	11.5%	88,793	11.4%
Tier I leverage	89,324	8.4%	88,793	8.4%

December 31, 2013
Total risk-based	$88,503	13.4%	$87,707	13.3%
Tier I risk-based	82,755	12.5%	81,979	12.4%
Tier I leverage	82,755	9.0%	81,979	8.9%

The minimum amounts of capital and ratios as established by banking regulators at December 31, 2014 and 2013, were as follows:

	Company		Subsidiary
	(Consolidated)		The First
	Amount	Ratio	Amount	Ratio
December 31, 2014
Total risk-based	$62,272	8.0%	$62,208	8.0%
Tier I risk-based	31,136	4.0%	31,104	4.0%
Tier I leverage	42,363	4.0%	42,325	4.0%

December 31, 2013
Total risk-based	$53,029	8.0%	$52,935	8.0%
Tier I risk-based	26,514	4.0%	26,467	4.0%
Tier I leverage	37,002	4.0%	36,956	4.0%

The Company’s dividends, if any, are expected to be made from dividends received from its subsidiary bank. The OCC limits dividends of a national bank in any calendar year to the net profits of that year combined with the retained net profits for the two preceding years.

NOTE K - INCOME TAXES

The components of income tax expense are as follows:

	Years Ended December 31,
	2014	2013
Current:
Federal (benefit)	$1,757,098	$(88,073)
State (benefit)	347,382	(15,737)
Deferred	331,399	1,707,403
	$2,435,879	$1,603,593

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The Company's income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	Years Ended December 31,
	2014		2013
	Amount	%	Amount	%

Income taxes at statutory rate	$3,076,856	34%	$2,122,650	34%
Tax-exempt income	(863,204)	(10)%	(797,167)	(13)%
Nondeductible expenses	238,638	3%	326,871	5%
State income tax, net of federal tax effect	215,803	2%	(10,386)	-
Tax credits	(337,716)	(4)%	-	-
Other, net	105,502	2%	(38,375)	-
	$2,435,879	27%	$1,603,593	26%

The components of deferred income taxes included in the consolidated financial statements were as follows:

	December 31,
	2014	2013
Deferred tax assets:
Allowance for loan losses	$2,273,435	$1,980,194
Net operating loss carryover	2,615,552	1,313,501
Unrealized loss on available-for-sale securities	-	620,527
Other real estate	357,873	445,448
Other	1,200,419	668,313
	6,447,279	5,027,983
Deferred tax liabilities:
Securities accretion	(124,942)	(97,917)
Premises and equipment	(443,080)	(684,787)
Unrealized gain on available-for-sale securities	(932,473)	-
Core deposit intangible	(238,562)	(239,364)
Goodwill	(716,188)	(498,612)
	(2,455,245)	(1,520,680)
Net deferred tax asset, included in other assets	$3,992,034	$3,507,303

With the acquisition of Wiggins in 2006, Baldwin in 2013, and Bay in 2014, the Company assumed federal tax net operating loss carryovers. These net operating losses are available to the Company through the years 2023, 2033, and 2034, respectively.

The Company follows the guidance of ASC Topic 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2014, the Company had no uncertain tax positions that it believes should be recognized in the financial statements. The tax years still subject to examination by taxing authorities are years subsequent to 2010.

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NOTE L - EMPLOYEE BENEFITS

The Company and its subsidiary bank provide a deferred compensation arrangement (401(k) plan) whereby employees contribute a percentage of their compensation. For employee contributions of six percent or less, the Company and its subsidiary bank provide a 50% matching contribution. Contributions totaled $255,716 in 2014 and $248,355 in 2013.

The Company sponsors an Employee Stock Ownership Plan (ESOP) for employees who have completed one year of service for the Company and attained age 21. Employees become fully vested after five years of service. Contributions to the plan are at the discretion of the Board of Directors. At December 31, 2014, the ESOP held 5,969 shares of Company common stock and had no debt obligation. All shares held by the plan were considered outstanding for net income per share purposes. Total ESOP expense was $26,267 for 2014 and $22,785 for 2013.

During 2014, the Company established a Supplemental Executive Retirement Plan (“SERP”) for three active key executives. Pursuant to the SERP, these officers are entitled to receive 180 equal monthly payments commencing at the later of obtaining age 65 or separation from service. The costs of such benefits, assuming a retirement date at age 65, will be accrued by the Company at such retirement date. During 2014, the Company accrued $57,000 for future benefits payable under the SERP. The SERP is an unfunded plan and is considered a general contractual obligation of the Company.

NOTE M - STOCK PLANS

In 2007, the Company adopted the 2007 Stock Incentive Plan.  The 2007 Plan provides for the issuance of up to 315,000 shares of Company Common Stock, $1.00 par value per share.  Shares issued under the 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.  Through the year ended December 31, 2009, no shares were issued under this Plan. During the year ended December 31, 2013, 52,653 nonvested restricted stock awards were granted under the Plan. During the year ended December 31, 2014, 69,627 nonvested restricted stock awards were granted under the Plan and 2,000 stock awards were forfeited due to separation. During 2014, 5,981 shares were repurchased for payment of taxes. The weighted average grant-date fair value for these shares was $14.27 per share. Compensation costs in the amount of $617,779 was recognized for the year ended December 31, 2014 and $391,777 for the year ended December 31, 2013. Shares of restricted stock granted to employees under this stock plan are subject to restrictions as to the vesting period. The restricted stock award becomes 100% vested on the earliest of 1) the three or five year vesting period provided the Grantee has not incurred a termination of employment prior to that date, 2) the Grantee’s retirement, or 3) the Grantee’s death. During this period, the holder is entitled to full voting rights and dividends, which are held until vested. As of December 31, 2014, there was approximately $1,012,000 of unrecognized compensation cost related to this Plan. The cost is expected to be recognized over the remaining term of the vesting period (approximately 2 years).

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NOTE N - SUBORDINATED DEBENTURES

On June 30, 2006, the Company issued $4,124,000 of floating rate junior subordinated deferrable interest debentures to The First Bancshares Statutory Trust 2 in which the Company owns all of the common equity. The debentures are the sole asset of the Trust. The Trust issued $4,000,000 of Trust Preferred Securities (TPSs) to investors. The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities. The preferred securities were redeemable by the Company at its option. The preferred securities must be redeemed upon maturity of the debentures in 2036. Interest on the preferred securities is the three month London Interbank Offer Rate (LIBOR) plus 1.65% and is payable quarterly. The terms of the subordinated debentures are identical to those of the preferred securities. On July 27, 2007, the Company issued $6,186,000 of floating rate junior subordinated deferrable interest debentures to The First Bancshares Statutory Trust 3 in which the Company owns all of the common equity. The debentures are the sole asset of Trust 3. The Trust issued $6,000,000 of Trust Preferred Securities (TPSs) to investors. The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities. The preferred securities are redeemable by the Company at its option. The preferred securities must be redeemed upon maturity of the debentures in 2037. Interest on the preferred securities is the three month LIBOR plus 1.40% and is payable quarterly. The terms of the subordinated debentures are identical to those of the preferred securities. In accordance with the provisions of ASC Topic 810, Consolidation, the trusts are not included in the consolidated financial statements.

NOTE O - TREASURY STOCK

Shares held in treasury totaled 26,494 at December 31, 2014, and 2013.

NOTE P - RELATED PARTY TRANSACTIONS

In the normal course of business, the Bank makes loans to its directors and executive officers and to companies in which they have a significant ownership interest. In the opinion of management, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties, are consistent with sound banking practices, and are within applicable regulatory and lending limitations. Such loans amounted to approximately $8,442,000 and $8,977,000 at December 31, 2014 and 2013, respectively. The activity in loans to current directors, executive officers, and their affiliates during the year ended December 31, 2014, is summarized as follows (in thousands):

Loans outstanding at beginning of year	$8,977
New loans	908
Repayments	(1,443)
Loans outstanding at end of year	$8,442

NOTE Q - COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS OF CREDIT RISK

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as guaranties, commitments to extend credit, etc., which are not reflected in the accompanying financial statements. The subsidiary bank had outstanding letters of credit of $986,000 and $675,000 at December 31, 2014 and 2013, respectively, and had made loan commitments of approximately $128,086,000 and $113,372,000 at December 31, 2014 and 2013, respectively.

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Commitments to extend credit and letters of credit include some exposure to credit loss in the event of nonperformance of the customer. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit policies and procedures for such commitments are the same as those used for lending activities. Because these instruments have fixed maturity dates and because a number expire without being drawn upon, they generally do not present any significant liquidity risk. No significant losses on commitments were incurred during the two years ended December 31, 2014, nor are any significant losses as a result of these transactions anticipated.

The primary market area served by the Bank is Forrest, Lamar, Jones, Pearl River, Jackson, Hancock, Stone, and Harrison Counties within South Mississippi, as well as Washington Parish, St. Tammany Parish and East Baton Rouge Parish in Louisiana and Baldwin and Mobile Counties in South Alabama. Management closely monitors its credit concentrations and attempts to diversify the portfolio within its primary market area. As of December 31, 2014, management does not consider there to be any significant credit concentrations within the loan portfolio. Although the Bank’s loan portfolio, as well as existing commitments, reflects the diversity of its primary market area, a substantial portion of a borrower's ability to repay a loan is dependent upon the economic stability of the area.

NOTE R - FAIR VALUES OF ASSETS AND LIABILITIES

The Company follows the guidance of ASC Topic 820, Fair Value Measurements and Disclosures, that establishes a framework for measuring fair value and expands disclosures about fair value measurements.

The guidance defines the fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

In accordance with the guidance, the Company groups its financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1:	Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2:	Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities.

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

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Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets.

Available-for-Sale Securities

The fair value of available-for-sale securities is determined by various valuation methodologies. Where quoted market prices are available in an active market, securities are classified within Level 1. Level 1 securities include mutual funds. If quoted market prices are not available, then fair values are estimated by using pricing models or quoted prices of securities with similar characteristics. Level 2 securities include U.S. Treasury securities, obligations of U.S. government corporations and agencies, obligations of states and political subdivisions, mortgage-backed securities and collateralized mortgage obligations. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

The following table presents the Company’s available-for-sale securities that are measured at fair value on a recurring basis and the level within the hierarchy in which the fair value measurements fell as of December 31, 2014 and December 31, 2013 (in thousands):

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2014

Obligations of U.S. Government agencies	$27,372	$-	$27,372	$-
Municipal securities	104,582	-	104,582	-
Mortgage-backed securities	93,036	-	93,036	-
Corporate obligations	28,784	-	25,983	2,801
Other	972	972	-	-
Total	$254,746	$972	$250,973	$2,801

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2013

Obligations of U.S. Government agencies	$29,962	$-	$29,962	$-
Municipal securities	108,078	-	108,078	-
Mortgage-backed securities	78,187	-	78,187	-
Corporate obligations	26,852	-	24,054	2,798
Other	972	972	-	-
Total	$244,051	$972	$240,281	$2,798

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The following is a reconciliation of activity for assets measured at fair value based on significant unobservable (non-market) information.

(In thousands)	Bank-Issued Trust Trust Preferred Securities
	2014	2013
Balance of recurring Level 3 assets at January 1	$2,798	$2,668
Transfers into Level 3	-	-
Transfers out of Level 3	-	-
Unrealized income included in comprehensive income	3	130
Balance of recurring Level 3 assets at December 31	$2,801	$2,798

The following table presents quantitative information about recurring Level 3 fair value measurements (in thousands):

Trust Preferred Securities	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs
December 31, 2014	$2,801	Discounted cash flow	Discount rate	.79% - 2.49%
December 31, 2013	$2,798	Discounted cash flow	Discount rate	.79% - 2.49%

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a non-recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Impaired Loans

Loans for which it is probable that the Company will not collect all principal and interest due according to contractual terms are measured for impairment. Allowable methods for estimating fair value include using the fair value of the collateral for collateral dependent loans or, where a loan is determined not to be collateral dependent, using the discounted cash flow method.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value. If the impaired loan is determined not to be collateral dependent, then the discounted cash flow method is used. This method requires the impaired loan to be recorded at the present value of expected future cash flows discounted at the loan’s effective interest rate. The effective interest rate of a loan is the contractual interest rate adjusted for any net deferred loan fees or costs, premiums or discounts existing at origination or acquisition of the loan. Impaired loans are classified within Level 2 of the fair value hierarchy.

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Other Real Estate Owned

Other real estate owned consists of properties obtained through foreclosure. The adjustment at the time of foreclosure is recorded through the allowance for loan losses. Fair value of other real estate owned is based on current independent appraisals. Due to the subjective nature of establishing the fair value when the asset is acquired, the actual fair value of the other real estate owned or foreclosed asset could differ from the original estimate. If it is determined the fair value declines subsequent to foreclosure, a valuation allowance is recorded through other income. Operating costs associated with the assets after acquisition are also recorded as non-interest expense. Gains and losses on the disposition of other real estate owned and foreclosed assets are netted and posted to other income. Other real estate owned measured at fair value on a non-recurring basis at December 31, 2014, amounted to $4.7 million. Other real estate owned is classified within Level 2 of the fair value hierarchy.

The following table presents the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fell at December 31, 2014 and December 31, 2013 (in thousands).

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2014

Impaired loans	$9,560	$-	$9,560	$-
Other real estate owned	4,655	-	4,655	-

December 31, 2013

Impaired loans	$4,830	$-	$4,830	$-
Other real estate owned	4,470	-	4,470	-

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and Cash Equivalents – For such short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment in securities available-for-sale and held-to-maturity – The fair value measurement for securities available-for-sale was discussed earlier. The same measurement approach was used for securities held-to-maturity and other securities.

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Loans – The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Bank-owned Life Insurance – The fair value of bank-owned life insurance approximates the carrying amount, because upon liquidation of these investments, the Company would receive the cash surrender value which equals the carrying amount.

Deposits – The fair values of demand deposits are, as required by ASC Topic 825, equal to the carrying value of such deposits. Demand deposits include noninterest-bearing demand deposits, savings accounts, NOW accounts, and money market demand accounts. The fair value of variable rate term deposits, those repricing within six months or less, approximates the carrying value of these deposits. Discounted cash flows have been used to value fixed rate term deposits and variable rate term deposits repricing after six months. The discount rate used is based on interest rates currently being offered on comparable deposits as to amount and term.

Short-Term Borrowings – The carrying value of any federal funds purchased and other short-term borrowings approximates their fair values.

FHLB and Other Borrowings – The fair value of the fixed rate borrowings are estimated using discounted cash flows, based on current incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of any variable rate borrowing approximates its fair value.

Subordinated Debentures – The subordinated debentures bear interest at a variable rate and the carrying value approximates the fair value.

Off-Balance Sheet Instruments – Fair values of off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit do not represent a significant value until such commitments are funded or closed. Management has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

As of December 31, 2014			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$44,618	$44,618	$44,618	$-	$-
Securities available-for-sale	254,746	254,746	972	250,973	2,801
Securities held-to-maturity	8,193	9,994	-	9,994	-
Other securities	7,234	7,234	-	7,234	-
Loans, net	700,540	715,849	-	-	715,849
Bank-owned life insurance	14,463	14,463	-	14,463	-

Liabilities:
Noninterest-bearing deposits	$201,362	$201,362	$-	$201,362	$-
Interest-bearing deposits	691,413	691,036	-	691,036	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	89,450	89,450	-	89,450	-

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As of December 31, 2013			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$39,252	$39,252	$39,252	$-	$-
Securities available-for-sale	244,051	244,051	972	240,281	2,798
Securities held-to-maturity	8,438	9,624	-	9,624	-
Other securities	5,534	5,534	-	5,534	-
Loans, net	577,574	590,866	-	-	590,866
Bank-owned life insurance	6,593	6,593	-	6,593	-

Liabilities:
Noninterest-bearing deposits	$144,624	$144,624	$-	$144,624	$-
Interest-bearing deposits	635,347	634,907	-	634,907	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	52,000	52,000	-	52,000	-

NOTE S - SENIOR PREFERRED STOCK

Pursuant to the terms of the letter agreement between the Company and the United States Department of the Treasury (“Treasury”), the Company issued 17,123 CDCI Preferred Shares.

The Letter Agreement contains limitations on the payment of dividends on the common stock to no more than 100% of the aggregate per share dividend and distributions for the immediate prior fiscal year (dividends of $0.15 per share were declared and paid 2011 through 2014) and on the Company’s ability to repurchase its common stock in the event of a non-payment of our dividend, and continues to subject the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (EESA), as previously disclosed by the Company. The CDCI Preferred Shares entitle the holder to an annual dividend of 2% for 8 years of the liquidation value of the shares, payable quarterly in arrears.

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NOTE T - PARENT COMPANY FINANCIAL INFORMATION

The balance sheets, statements of income and cash flows for The First Bancshares, Inc. (parent company only) follow.

Condensed Balance Sheets

	December 31,
	2014	2013
Assets:
Cash and cash equivalents	$63,707	$8,314
Investment in subsidiary bank	105,685,727	94,311,642
Investments in statutory trusts	310,000	310,000
Other securities	-	100,000
Premises and equipment	-	368,623
Other	808,132	511,742
	$106,867,566	$95,610,321
Liabilities and Stockholders’ Equity:
Subordinated debentures	$10,310,000	$10,310,000
Other	341,982	191,981
Stockholders’ equity	96,215,584	85,108,340
	$106,867,566	$95,610,321

Condensed Statements of Income

	Years Ended December 31,
	2014	2013
Income:
Interest and dividends	$5,453	$5,610
Dividend income	5,109,668	3,100,000
Other	364,719	-
	5,479,840	3,105,610
Expenses:
Interest on borrowed funds	181,330	186,581
Legal	504,130	773,163
Other	752,027	810,323
	1,437,487	1,770,067

Income before income taxes and equity in undistributed income of subsidiary	4,042,353	1,335,543
Income tax benefit	296,388	511,743
Income before equity in undistributed income of subsidiary	4,338,741	1,847,286
Equity in undistributed income of subsidiary	2,274,955	2,792,209

Net income	$6,613,696	$4,639,495

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Condensed Statements of Cash Flows

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$6,613,696	$4,639,495
Adjustments to reconcile net income to net cash used in operating activities:
Equity in undistributed income of subsidiary	(2,274,955)	(2,792,209)
Restricted stock expense	617,779	391,777
Gain on sale of assets	(364,719)	-
Other, net	689,740	181,923
Net cash provided by operating activities	5,281,541	2,420,986

Cash flows from investing activities:
Investment in subsidiary bank	-	(20,450,000)
Outlays for acquisition	(4,034,668)	-
Net cash used in investing activities	(4,034,668)	(20,450,000)

Cash flows from financing activities:
Dividends paid on common stock	(763,488)	(600,452)
Dividends paid on preferred stock	(342,460)	(342,460)
Repurchase of restricted stock for payment of taxes	(85,532)	(26,749)
Issuance of 1,951,220 common shares, net	-	18,958,464
Net cash provided by (used in) financing activities	(1,191,480)	17,988,803

Net increase (decrease) in cash and cash equivalents	55,393	(40,211)
Cash and cash equivalents at beginning of year	8,314	48,525

Cash and cash equivalents at end of year	$63,707	$8,314

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NOTE U - SUMMARY OF QUARTERLY RESULTS OF OPERATIONS AND PER SHARE AMOUNTS (UNAUDITED)

	Three Months Ended
	March 31	June 30	Sept. 30	Dec. 31
	(In thousands, except per share amounts)

2014
Total interest income	$8,447	$8,574	$9,688	$9,662
Total interest expense	623	726	833	791
Net interest income	7,824	7,848	8,855	8,871
Provision for loan losses	358	277	631	152
Net interest income after provision for loan losses	7,466	7,571	8,224	8,719
Total non-interest income	1,672	2,055	2,021	2,055
Total non-interest expense	7,227	7,384	8,071	8,051
Income tax expense	484	629	641	682
Net income	1,427	1,613	1,533	2,041
Preferred dividends and stock accretion	106	86	85	86

Net income applicable to common stockholders	$1,321	$1,527	$1,448	$1,955
Per common share:
Net income, basic	$.26	$.30	$.27	$.37
Net income, diluted	.25	.29	.27	.36
Cash dividends declared	.0375	.0375	.0375	.0375

2013
Total interest income	$6,650	$7,609	$8,648	$8,411
Total interest expense	759	823	690	645
Net interest income	5,891	6,786	7,958	7,766
Provision for loan losses	311	349	360	59
Net interest income after provision for loan losses	5,580	6,437	7,598	7,707
Total non-interest income	1,930	1,890	1,592	1,671
Total non-interest expense	5,979	7,245	7,630	7,308
Income tax expense	306	270	456	572
Net income	1,225	812	1,104	1,498
Preferred dividends and stock accretion	106	106	106	106
Net income applicable to common Stockholders	$1,119	$706	$998	$1,392
Per common share:
Net income, basic	$.36	$.18	$.20	$.27
Net income, diluted	.35	.18	.19	.27
Cash dividends declared	.0375	.0375	.0375	.0375

76

APPENDIX B

Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2016

Commission file number: 000-22507

THE FIRST BANCshARES, INC.

(Exact name of Registrant as specified in its charter)

Mississippi	64-0862173
(State of Incorporation)	(IRS Employer Identification No)

6480 U.S. Highway 98 West, Suite A, Hattiesburg, Mississippi	39402
(Address of principal executive offices)	(Zip Code)

(601) 268-8998

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

Yes ☑ No ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes ☑ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller Reporting Company ☐

(Do not check if a smaller reporting company)

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐ No ☑

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Common stock, $1.00 par value, 5,454,511 shares outstanding as of September 30, 2016

PART I - FINANCIAL INFORMATION

ITEM NO. 1- FINANCIAL STATEMENTS

THE FIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

($ In Thousands)

	(Unaudited)	(Audited)
	September 30,	December 31,
	2016	2015
ASSETS

Cash and due from banks	$47,945	$23,635
Interest-bearing deposits with banks	19,774	17,303
Federal funds sold	2,395	321

Total cash and cash equivalents	70,114	41,259

Securities held-to-maturity, at amortized cost	6,000	7,092
Securities available-for-sale, at fair value	236,168	239,732
Other securities	9,516	8,135

Total securities	251,684	254,959

Loans held for sale	9,437	3,974
Loans	854,366	772,515
Allowance for loan losses	(7,481)	(6,747)

Loans, net	856,322	769,742

Premises and equipment	33,427	33,623
Interest receivable	4,014	3,953
Cash surrender value of life insurance	21,106	14,872
Goodwill	13,776	13,776
Other real estate owned	4,670	3,083
Other assets	11,525	9,864

TOTAL ASSETS	$1,266,638	$1,145,131

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$196,786	$189,445
Interest-bearing	875,003	727,250

TOTAL DEPOSITS	1,071,789	916,695

Interest payable	275	246
Borrowed funds	68,000	110,321
Subordinated debentures	10,310	10,310
Other liabilities	3,606	4,123

TOTAL LIABILITIES	1,153,980	1,041,695

STOCKHOLDERS’ EQUITY:
Preferred stock, no par value, $1,000 per share liquidation, 10,000,000 shares authorized; 17,123 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	17,123	17,123
Common stock, par value $1 per share, 20,000,000 shares authorized and 5,454,511 shares issued at September 30,2016; and 5,403,159 shares issued at December 31, 2015, respectively	5,455	5,403
Additional paid-in capital	44,996	44,650
Retained earnings	42,543	35,625
Accumulated other comprehensive income	3,005	1,099
Treasury stock, at cost, 26,494 shares at September 30, 2016 and at December 31, 2015	(464)	(464)

TOTAL STOCKHOLDERS’ EQUITY	112,658	103,436

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,266,638	$1,145,131

See Notes to Consolidated Financial Statements

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

($ In Thousands, except earnings and dividends per share)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

INTEREST INCOME:
Interest and fees on loans	$9,798	$8,629	$28,146	$25,309
Interest and dividends on securities:
Taxable interest and dividends	982	1,001	3,110	3,022
Tax exempt interest	464	437	1,398	1,402
Interest on federal funds sold	25	13	82	52

TOTAL INTEREST INCOME	11,269	10,080	32,736	29,785

INTEREST EXPENSE:
Interest on deposits	962	646	2,476	1,936
Interest on borrowed funds	240	147	663	467

TOTAL INTEREST EXPENSE	1,202	793	3,139	2,403

NET INTEREST INCOME	10,067	9,287	29,597	27,382

PROVISION FOR LOAN LOSSES	143	250	538	400

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES

LOSSES	9,924	9,037	29,059	26,982

OTHER INCOME:
Service charges on deposit accounts	1,273	1,348	3,839	3,690
Other service charges and fees	1,826	634	4,703	1,996

TOTAL OTHER INCOME	3,099	1,982	8,542	5,686

OTHER EXPENSES:
Salaries and employee benefits	5,645	4,628	16,194	13,867
Occupancy and equipment	1,209	1,137	3,392	3,383
Other	2,562	2,212	7,144	6,637

TOTAL OTHER EXPENSES	9,416	7,977	26,730	23,887

INCOME BEFORE INCOME TAXES	3,607	3,042	10,871	8,781

INCOME TAXES	1,049	815	3,060	2,340

NET INCOME	2,558	2,227	7,811	6,441

PREFERRED STOCK ACCRETION AND DIVIDENDS	86	86	257	257

NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$2,472	$2,141	$7,554	$6,184

NET INCOME APPLICABLE TO COMMON

STOCKHOLDERS:
BASIC	$.46	$.40	$1.39	$1.15
DILUTED	.45	.39	1.38	1.14
DIVIDENDS PER SHARE – COMMON	.0375	.0375	.1125	.1125

See Notes to Consolidated Financial Statements

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

($ In Thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income per consolidated statements of income	$2,558	$2,227	$7,811	$6,441

Other Comprehensive Income:
Unrealized holding gains (losses) arising during period on available-for- sale securities	189	1,579	3,016	(431)
Less reclassified adjustment for gains included in net income	(129)	-	(129)	-

Unrealized holding gains (losses) arising during period on available-for- sale securities	60	1,579	2,887	(431)
Unrealized holding gains (losses) on loans held for sale	(85)	45	1	6
Income tax benefit(expense)	13	(554)	(982)	144
Other comprehensive income (loss)	(12)	1,070	1,906	(281)
Comprehensive Income	$2,546	$3,297	$9,717	$6,160

See Notes to Consolidated Financial Statements

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

($ In Thousands, unaudited)

	Common Stock	Preferred Stock	Stock Warrants	Additional Paid-in Capital	Retained Earnings	Accumulated Other Compre- hensive Income(Loss)	Treasury Stock	Total

Balance, January 1, 2015	$5,343	$17,123	$284	$44,137	$27,975	$1,818	$(464)	$96,216
Net income	-	-	-	-	6,441	-	-	6,441
Other compre- hensive income	-	-	-	-	-	(281)	-	(281)
Dividends on preferred stock	-	-	-	-	(257)	-	-	(257)
Dividends on common stock, $0.1125 per share	-	-	-	-	(605)	-	-	(605)
Repurchase of restricted stock for payment of taxes	(6)	-	-	(86)	-	-	-	(92)
Restricted stock grant	69	-	-	(69)	-	-	-	-
Compensation expense	-	-	-	539	-	-	-	539
Reversal of 2,514 common shares for BCB Holdings	(3)	-	-	(33)	-	-	-	(36)
Repurchase warrants	-	-	(284)	(19)	-	-	-	(303)
Balance, Sept. 30, 2015	$5,403	$17,123	$-	$44,469	$33,554	$1,537	$(464)	$101,622

Balance, January 1, 2016	$5,403	$17,123	$-	$44,650	$35,625	$1,099	$(464)	$103,436
Net income	-	-	-	-	7,811	-	-	7,811
Other compre- hensive income	-	-	-	-	-	1,906	-	1,906
Dividends on preferred stock	-	-	-	-	(257)	-	-	(257)
Dividends on common stock, $0.0375 per share	-	-	-	-	(611)	-	-	(611)
Issuance of preferred shares	-	-	-	-	(25)	-	-	(25)
Repurchase of restricted stock for payment of taxes	(9)	-	-	(167)	-	-	-	(176)
Restricted stock grant	61	-	-	(61)	-	-	-	-
Compensation expense	-	-	-	574	-	-	-	574
Balance, Sept. 30, 2016	$5,455	$17,123	$-	$44,996	$42,543	$3,005	$(464)	$112,658

See Notes to Consolidated Financial Statements

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

($ In Thousands)

	(Unaudited)
	Nine Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME	$7,811	$6,441
Adjustments to reconcile net income to net cash provided by operating activities: Gain on sale of securities	(129)	-
Depreciation, amortization and accretion	2,520	2,416
Provision for loan losses	538	400
Loss on sale/writedown of ORE	111	142
Gain on sale of bank premises	-	(119)
Restricted stock expense	573	539
Increase in cash value of life insurance	(384)	(308)
Federal Home Loan Bank stock dividends	(27)	(7)
Changes in:
Interest receivable	(61)	(150)
Loans held for sale, net	(5,462)	1,051
Interest payable	29	(84)
Other, net	(2,882)	(2,884)
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,637	7,437

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities, calls and paydowns of available- for-sale and held-to-maturity securities	37,141	35,135
Purchases of available-for-sale securities	(30,294)	(20,329)
Net (purchases)/sales of other securities	(1,433)	993
Net increase in loans	(84,019)	(42,179)
Proceeds from sale of bank premises	-	949
Net increase in premises and equipment	(1,055)	(860)
Purchase of bank-owned life insurance	(5,850)	-
NET CASH USED IN INVESTING ACTIVITIES	(85,510)	(26,291)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in deposits	155,094	71,205
Net decrease in borrowed funds	(42,321)	(30,464)
Dividends paid on common stock	(587)	(584)
Dividends paid on preferred stock	(257)	(257)
Repurchase of restricted stock for payment of taxes	(176)	(92)
Issuance of preferred shares	(25)	-
Repurchase of shares issued in BCB acquisition	-	(36)
Repurchase of warrants	-	(303)

NET CASH PROVIDED BY FINANCING ACTIVITIES	111,728	39,469

NET INCREASE IN CASH	28,855	20,615
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	41,259	44,618
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$70,114	$65,233

SUPPLEMENTAL DISCLOSURES:

CASH PAYMENTS FOR INTEREST	3,110	2,627
CASH PAYMENTS FOR INCOME TAXES	4,277	3,675
LOANS TRANSFERRED TO OTHER REAL ESTATE	2,498	506
ISSUANCE OF RESTRICTED STOCK GRANTS	61	69

See Notes to Consolidated Financial Statements

THE FIRST BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2016

NOTE 1 — BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2016, are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. For further information, please refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K for the year ended December 31, 2015.

NOTE 2 — SUMMARY OF ORGANIZATION

The First Bancshares, Inc., Hattiesburg, Mississippi (the "Company"), was incorporated June 23, 1995, under the laws of the State of Mississippi for the purpose of operating as a bank holding company. The Company’s primary asset is its interest in its wholly-owned subsidiary, The First, A National Banking Association (the “Bank”).

At September 30, 2016, the Company had approximately $1.3 billion in assets, $856.3 million in net loans, $1.1 billion in deposits, and $112.7 million in stockholders' equity. For the nine months ended September 30, 2016, the Company reported net income of $7.8 million ($7.6 million applicable to common stockholders).

In the first, second, and third quarters of 2016, the Company declared and paid a dividend of $.0375 per common share.

NOTE 3 — RECENT ACCOUNTING PRONOUNCEMENTS

In August 2016, the FASB issued ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments." Current GAAP is unclear or does not include specific guidance on how to classify certain transactions in the statement of cash flows. This ASU is intended to reduce diversity in practice in how eight particular transactions are classified in the statement of cash flows. ASU No. 2016-15 is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption is permitted, provided that all of the amendments are adopted in the same period. Entities will be required to apply the guidance retrospectively. If it is impracticable to apply the guidance retrospectively for an issue, the amendments related to that issue would be applied prospectively. As this guidance only affects the classification within the statement of cash flows, ASU No. 2016-15 is not expected to have a material impact on the Company's Consolidated Financial Statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (ASU 2016-13). ASU 2016-13 requires a new impairment model known as the current expected credit loss (“CECL”) which significantly changes the way impairment of financial instruments is recognized by requiring immediate recognition of estimated credit losses expected to occur over the remaining life of financial instruments. The main provisions of ASU 2016-13 include (1) replacing the “incurred loss” approach under current GAAP with an “expected loss” model for instruments measured at amortized cost, (2) requiring entities to record an allowance for credit losses related to available-for-sale debt securities rather than a direct write-down of the carrying amount of the investments, as is required by the other-than-temporary-impairment model under current GAAP, and (3) a simplified accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019, although early adoption is permitted. The Company is currently assessing the impact of the adoption of ASU 2016-13.

In March 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) NO. 2016-09 “Compensation (Topic 718) – Improvements to Employee Share-Based Payment Accounting.” ASU 2016-09 requires all income tax effects of awards to be recognized in the income statement when the awards vest or are settled. It also allows an employer to repurchase more of an employee’s shares than it can today for tax withholding purposes without triggering liability accounting and to make a policy election for forfeitures as they occur. The guidance is effective for public business entities for fiscal years beginning after December 15, 2016, and interim periods within those years. Early adoption is permitted. The Company is assessing the impact of ASU 2016-09 on its accounting and disclosures.

In February 2016 the FASB issued ASU NO. 2016-02 “Leases (Topic 842).” ASU 2016-02 establishes a right of use model that requires a lessee to record a right of use asset and a lease liability for all leases with terms longer than 12 months. Leases will be classified as either finance or operating with classification affecting the pattern of expense recognition in the income statement. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. A lease will be treated as sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as a financing. If the lessor doesn’t convey risks and rewards or control, an operating lease results. The amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years for public business entities. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, with certain practical expedients available. Early adoption is permitted. The Company is assessing the impact of ASU 2016-02 on its accounting and disclosures.

NOTE 4 – BUSINESS COMBINATION

The Mortgage Connection

On December 14, 2015, the Company completed the acquisition of The Mortgage Connection, a Mississippi corporation, which included two loan production offices located in Madison and Brandon, Mississippi.

In connection with the acquisition, the Company recorded $1.5 million of goodwill.

The amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows (dollars in thousands):

Purchase price:
Cash	$844
Payable	800
Total purchase price	1,644
Identifiable assets:
Intangible	100
Personal property	44

Total assets	144
Liabilities and equity	-
Net assets acquired	144
Goodwill resulting from acquisition	$1,500

NOTE 5 – PREFERRED STOCK AND WARRANT

Pursuant to the terms of the letter agreement between the Company and the United States Department of the Treasury (“Treasury”), the Company issued 17,123 CDCI Preferred Shares.

The Letter Agreement contains limitations on the payment of dividends on the common stock to no more than 100% of the aggregate per share dividend and distributions for the immediate prior fiscal year (dividends of $0.15 per share were declared and paid in 2011-2015) and on the Company’s ability to repurchase its common stock in the event of a non-payment of our dividend, and continues to subject the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (EESA), as previously disclosed by the Company. The CDCI Preferred Shares entitle the holder to an annual dividend of 2% for 8 years of the liquidation value of the shares, payable quarterly in arrears.

Pursuant to the terms of the letter agreement between the Company and the United States Department of the Treasury, the Company redeemed the warrant to purchase up to 54,705 shares of the Company’s common stock. In connection with this redemption, on May 13, 2015, the Company paid Treasury an aggregate redemption price of $302,410.

NOTE 6 — EARNINGS APPLICABLE TO COMMON STOCKHOLDERS

Basic per share data is calculated based on the weighted-average number of common shares outstanding during the reporting period. Diluted per share data includes any dilution from potential common stock outstanding, such as stock options.

	For the Three Months Ended
	September 30, 2016
	Net Income	Shares	Per
	(Numerator)	(Denominator)	Share Data

Basic per share	$2,472,000	5,429,349	$0.46

Effect of dilutive shares:
Restricted stock grants		50,218

Diluted per share	$2,472,000	5,479,567	$0.45

	For the Nine Months Ended
	September 30, 2016
	Net Income	Shares	Per
	(Numerator)	(Denominator)	Share Data

Basic per share	$7,554,000	5,425,567	$1.39

Effect of dilutive shares:
Restricted stock grants		50,218

Diluted per share	$7,554,000	5,475,785	$1.38

	For the Three Months Ended
	September 30, 2015
	Net Income	Shares	Per
	(Numerator)	(Denominator)	Share Data

Basic per share	$2,141,000	5,374,790	$0.40

Effect of dilutive shares:
Restricted stock grants		67,190

Diluted per share	$2,141,000	5,441,980	$0.39

	For the Nine Months Ended
	September 30, 2015
	Net Income	Shares	Per
	(Numerator)	(Denominator)	Share Data

Basic per share	$6,184,000	5,369,260	$1.15

Effect of dilutive shares:
Restricted stock grants		67,190

Diluted per share	$6,184,000	5,436,450	$1.14

The Company granted 61,247 shares of restricted stock in the first quarter of 2016 and -0- shares during the second and third quarters of 2016.

NOTE 7 – COMPREHNSIVE INCOME

As presented in the Consolidated Statements of Comprehensive Income, comprehensive income includes net income and other comprehensive income. The Company’s sources of other comprehensive income are unrealized gains and losses on available-for-sale investment securities and loans held for sale. Gains or losses on investment securities that were realized and reflected in net income of the current period, which had previously been included in other comprehensive income as unrealized holding gains or losses in the period in which they arose, are considered to be reclassification adjustments that are excluded from other comprehensive income in the current period.

NOTE 8 – FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. At September 30, 2016, and December 31, 2015, these financial instruments consisted of the following:

($ In Thousands)	September 30, 2016	December 31, 2015
Commitments to extend credit	$194,321	$144,086
Standby letters of credit	$1,964	$1,135

NOTE 9 – FAIR VALUE DISCLOSURES AND REPORTING, THE FAIR VALUE OPTION AND FAIR VALUE MEASUREMENTS

•	FASB’s standards on financial instruments, and on fair value measurements and disclosures, require all entities to disclose in their financial statement footnotes the estimated fair values of financial instruments for which it is practicable to estimate fair values. In addition to disclosure requirements, FASB’s standard on investments requires that our debt securities which are classified as available for sale and our equity securities that have readily determinable fair values be measured and reported at fair value in our statement of financial position. Certain impaired loans are also reported at fair value, as explained in greater detail below, and foreclosed assets are carried at the lower of cost or fair value. FASB’s standard on financial instruments permits companies to report certain other financial assets and liabilities at fair value, but we have not elected the fair value option for any of those financial instruments.

•	Fair value measurement and disclosure standards also establish a framework for measuring fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Further, the standards establish a fair value hierarchy that encourages an entity to maximize the use of observable inputs and limit the use of unobservable inputs when measuring fair values. The standards describe three levels of inputs that may be used to measure fair values:

•	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

•	Level 2: Significant observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Significant unobservable inputs that reflect a company’s own assumptions about the factors that market participants would likely consider in pricing an asset or liability.

Fair value estimates are made at a specific point in time based on relevant market data and information about the financial instruments. The estimates do not reflect any premium or discount that could result from offering the Company’s entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to realized gains and losses could have a significant effect on fair value estimates but have not been considered in those estimates. Because no active market exists for a significant portion of our financial instruments, fair value disclosures are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. The estimates are subjective and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly alter the fair values presented. The following methods and assumptions were used by the Company to estimate its financial instrument fair values disclosed at September 30, 2016 and December 31, 2015:

•	Cash and cash equivalents and fed funds sold: The carrying amount is estimated to be fair value.

•	Securities (available-for-sale and held-to-maturity): Fair values are determined by obtaining quoted prices on nationally recognized securities exchanges or by matrix pricing, which is a mathematical technique used widely in the industry to value debt securities by relying on their relationship to other benchmark quoted securities when quoted prices for specific securities are not readily available.

•	Loans and leases: For variable-rate loans and leases that re-price frequently with no significant change in credit risk or interest rate spread, fair values are based on carrying values. Fair values for other loans and leases are estimated by discounting projected cash flows at interest rates being offered at each reporting date for loans and leases with similar terms, to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

•	Loans held for sale: Since loans designated by the Company as available-for-sale are typically sold shortly after making the decision to sell them, realized gains or losses are usually recognized within the same period and fluctuations in fair values are not relevant for reporting purposes. If available-for-sale loans are on our books for an extended period of time, the fair value of those loans is determined using quoted secondary-market prices.

•	Collateral-dependent impaired loans: Collateral-dependent impaired loans are carried at fair value when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the original loan agreement and the loan has been written down to the fair value of its underlying collateral, net of expected disposition costs where applicable.

•	Bank-owned life insurance: Fair values are based on net cash surrender policy values at each reporting date.

•	Other securities: Certain investments for which no secondary market exists are carried at cost and the carrying amount for those investments typically approximates their estimated fair value, unless an impairment analysis indicates the need for adjustments.

•	Deposits (noninterest-bearing and interest-bearing): Fair values for non-maturity deposits are equal to the amount payable on demand at the reporting date, which is the carrying amount. Fair values for fixed-rate certificates of deposit are estimated using a cash flow analysis, discounted at interest rates being offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

•	FHLB and other borrowings: Current carrying amounts are used as an approximation of fair values for federal funds purchased, overnight advances from the Federal Home Loan Bank (“FHLB”), borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days of the reporting dates. Fair values of other short-term borrowings are estimated by discounting projected cash flows at the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

•	Long-term borrowings: Fair values are estimated using projected cash flows discounted at the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

•	Subordinated debentures: Fair values are determined based on the current market value for like instruments of a similar maturity and structure.

•	Off-Balance Sheet Instruments – Fair values of off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit do not represent a significant value until such commitments are funded or closed. Management has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

•	Estimated fair values for the Company’s financial instruments are as follows, as of the dates noted:

As of September 30, 2016
($ In Thousands)

			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$70,114	$70,114	$70,114	$-	$-
Securities available-for- sale	236,168	236,168	945	232,813	2,410
Securities held- to-maturity	6,000	7,824	-	7,824	-
Other securities	9,516	9,516	-	9,516	-
Loans, net	856,322	879,361	-	-	879,361
Bank-owned life insurance	21,106	21,106	-	21,106	-

Liabilities:
Noninterest- bearing deposits	$196,786	$196,786	$-	$196,786	$-
Interest-bearing deposits	875,003	874,872	$-	874,872	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	68,000	68,000	-	68,000	-

As of December 31, 2015
($ In Thousands)

			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$41,259	$41,259	$41,259	$-	$-
Securities available-for- sale	239,732	239,732	961	236,214	2,557
Securities held- to-maturity	7,092	8,548	-	8,548	-
Other securities	8,135	8,135	-	8,135	-
Loans, net	769,742	784,113	-	-	784,113
Bank-owned life insurance	14,872	14,872	-	14,872	-

Liabilities:
Noninterest- bearing deposits	$189,445	$189,445	$-	$189,445	$-
Interest-bearing deposits	727,250	726,441	-	726,441	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	110,321	110,321	-	110,321	-

•	Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds, mortgage products and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Level 2 securities would include U. S. agency securities, mortgage-backed securities, obligations of states and political subdivisions and certain corporate, asset-backed and other securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Assets measured at fair value on a recurring basis are summarized below:

September 30, 2016

($ In Thousands)

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Obligations of U. S. Government Agencies	$9,109	$-	$9,109	$-
Municipal securities	97,870	-	97,870	-
Mortgage-backed securities	108,752	-	108,752	-
Corporate obligations	19,492	-	17,082	2,410
Other	945	945	-	-
Total	$236,168	$945	$232,813	$2,410

December 31, 2015

($ In Thousands)

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Obligations of U. S. Government Agencies	$19,611	$-	$19,611	$-
Municipal securities	97,889	-	97,889	-
Mortgage-backed securities	98,925	-	98,925	-
Corporate obligations	22,346	-	19,789	2,557
Other	961	961	-	-
Total	$239,732	$961	$236,214	$2,557

The following is a reconciliation of activity for assets measured at fair value based on significant unobservable (non-market) information.

($ In Thousands)

	Bank-Issued Trust
	Preferred
	Securities
	2016	2015
Balance, January 1	$2,557	$2,801
Transfers into Level 3	-	-
Transfers out of Level 3	-	-
Other-than-temporary impairment loss included in earnings (loss)	-	-
Unrealized loss included in comprehensive income	(147)	(244)
Balance at September 30, 2016 and December 31, 2015	$2,410	$2,557

The following table presents quantitative information about recurring Level 3 fair value measurements (in thousands):

Trust Preferred Securities	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs
September 30, 2016	$2,410	Discounted cash flow	Probability of default	1.41% - 3.30%
December 31, 2015	$2,557	Discounted cash flow	Probability of default	1.08% - 2.77%

Following is a description of the valuation methodologies used for assets measured at fair value on a non-recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

Impaired Loans

Loans for which it is probable that the Company will not collect all principal and interest due according to contractual terms are measured for impairment. Allowable methods for estimating fair value include using the fair value of the collateral for collateral dependent loans or, where a loan is determined not to be collateral dependent, using the discounted cash flow method.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value. If the impaired loan is determined not to be collateral dependent, then the discounted cash flow method is used. This method requires the impaired loan to be recorded at the present value of expected future cash flows discounted at the loan’s effective interest rate. The effective interest rate of a loan is the contractual interest rate adjusted for any net deferred loan fees or costs, or premium or discount existing at origination or acquisition of the loan. Impaired loans are classified within Level 2 of the fair value hierarchy.

Other Real Estate Owned

Other real estate owned acquired through loan foreclosure is initially recorded at fair value less estimated costs to sell, establishing a new cost basis. The adjustment at the time of foreclosure is recorded through the allowance for loan losses. Due to the subjective nature of establishing the fair value, the actual fair value of the other real estate owned or foreclosed asset could differ from the original estimate. If it is determined the fair value declines subsequent to foreclosure, a valuation allowance is recorded through non-interest expense. Operating costs associated with the assets are also recorded as non-interest expense. Gains and losses on the disposition of other real estate owned and foreclosed assets are netted and posted to other non-interest expense. Other real estate owned measured at fair value on a non-recurring basis at September 30, 2016, amounted to $4.7 million. Other real estate owned is classified within Level 2 of the fair value hierarchy.

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fell at September 30, 2016 and December 31, 2015.

($ In Thousands)

September 30, 2016

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Impaired loans	$8,702	$-	$8,702	$-
Other real estate owned	4,670	-	4,670	-

December 31, 2015

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Impaired loans	$10,127	$-	$10,127	$-
Other real estate owned	3,083	-	3,083	-

NOTE 10 - SECURITIES

The following disclosure of the estimated fair value of financial instruments is made in accordance with authoritative guidance. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

A summary of the amortized cost and estimated fair value of available-for-sale securities and held-to-maturity securities at September 30, 2016, follows:

($ In Thousands)

	September 30, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S.
Government agencies	$9,040	$69	$-	$9,109
Tax-exempt and taxable obligations of states and municipal subdivisions	94,559	3,534	223	97,870
Mortgage-backed securities	106,174	2,593	15	108,752
Corporate obligations	20,604	144	1,256	19,492
Other	1,255	-	310	945
	$231,632	$6,340	$1,804	$236,168
Held-to-maturity securities:
Taxable obligations of states and municipal subdivisions	6,000	1,824	-	7,824
	$6,000	$1,824	$-	$7,824

	December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S.
Government agencies	$19,479	$144	$13	$19,610
Tax-exempt and taxable obligations of states and municipal subdivisions	95,631	2,362	103	97,890
Mortgage-backed securities	98,223	1,127	425	98,925
Corporate obligations	23,495	62	1,211	22,346
Other	1,255	-	294	961
	$238,083	$3,695	$2,046	$239,732
Held-to-maturity securities:
Mortgage-backed Securities	$1,092	$15	$-	$1,107
Taxable obligations of states and municipal subdivisions	6,000	1,440	-	7,440
	$7,092	$1,455	$-	$8,547

NOTE 11 – LOANS

Loans typically provide higher yields than the other types of earning assets, and, thus, one of the Company's goals is for loans to be the largest category of the Company's earning assets. For the quarters ended September 30, 2016 and December 31, 2015, average loans accounted for 75.2% and 73.3% of average earning assets, respectively. The Company controls and mitigates the inherent credit and liquidity risks through the composition of its loan portfolio.

The following tables summarize by class our loans classified as past due in excess of 30 days or more in addition to those loans classified as non-accrual:

	September 30, 2016
	($ In thousands)
	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non- Accrual	Total Past Due and Non- Accrual	Total Loans

Real Estate-construction	$518	$-	$2,788	$3,306	$104,644
Real Estate-mortgage	1,220	259	1,969	3,448	296,587
Real Estate-non farm non-residential	269	161	934	1,364	307,963
Commercial	-	-	72	72	121,963
Lease Financing Rec.	-	-	-	-	2,211
Obligations of states and subdivisions	-	-	-	-	6,861
Consumer	55	-	36	91	14,137
Total	$2,062	$420	$5,799	$8,281	$854,366

	December 31, 2015
	($ In Thousands)
	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non- Accrual	Total Past Due and Non- Accrual	Total Loans

Real Estate-construction	$311	$-	$2,956	$3,267	$99,161
Real Estate-mortgage	3,339	29	2,055	5,423	272,180
Real Estate-non farm non residential	736	-	2,225	2,961	253,309
Commercial	97	-	100	197	129,197
Lease Financing Rec.	-	-	-	-	2,650
Obligations of states and subdivisions	-	-	-	-	969
Consumer	70	-	32	102	15,049
Total	$4,553	$29	$7,368	$11,950	$772,515

Loans acquired with deteriorated credit quality are those purchased in the BCB Holding Company, Inc. acquisition. These loans were recorded at estimated fair value at the acquisition date with no carryover of the related allowance for loan losses. The acquired loans were segregated as of the acquisition date between those considered to be performing (acquired non-impaired loans) and those with evidence of credit deterioration (acquired impaired loans). Acquired loans are considered impaired if there is evidence of credit deterioration and if it is probable, at acquisition, all contractually required payments will not be collected.

The following table presents information regarding the contractually required payments receivable, cash flows expected to be collected and the estimated fair value of loans acquired in the BCB acquisition as of July 1, 2014, the closing date of the transaction:

	($ In Thousands)
	Commercial, financial and agricultural	Mortgage- Commercial	Mortgage- Residential	Commercial and other	Total
Contractually required payments	$1,519	$29,648	$7,933	$976	$40,076
Cash flows expected to be collected	1,570	37,869	9,697	1,032	50,168
Fair value of loans acquired	1,513	28,875	7,048	957	38,393

Total outstanding acquired impaired loans were $2,601,027 as of September 30, 2016 and $3,039,840 as of December 31, 2015. The outstanding balance of these loans is the undiscounted sum of all amounts, including amounts deemed principal, interest, fees, penalties, and other under the loans, owed at the reporting date, whether or not currently due and whether or not any such amounts have been charged off.

Changes in the carrying amount and accretable yield for acquired impaired loans were as follows at September 30, 2016 and December 31, 2015: ($ In Thousands)

($ In Thousands)	September 30, 2016		December 31, 2015
	Accretable Yield	Carrying Amount of Loans	Accretable Yield	Carrying Amount of Loans
Balance at beginning of period	$1,219	$1,821	$1,417	$2,063
Accretion	(130)	130	(198)	198
Payments received, net	-	(440)	-	(440)
Balance at end of period	$1,089	$1,511	$1,219	$1,821

The following tables provide additional detail of impaired loans broken out according to class as of September 30, 2016 and December 31, 2015. The recorded investment included in the following tables represent customer balances net of any partial charge-offs recognized on the loans, net of any deferred fees and costs. As nearly all of our impaired loans at September 30, 2016 are on nonaccrual status, recorded investment excludes any insignificant amount of accrued interest receivable on loans 90-days or more past due and still accruing. The unpaid balance represents the recorded balance prior to any partial charge-offs.

September 30, 2016

($ In Thousands)				Average	Interest
				Recorded	Income
	Recorded	Unpaid	Related	Investment	Recognized
	Investment	Balance	Allowance	YTD	YTD
	($ In thousands)
Impaired loans with no related allowance:
Commercial installment	$-	$-	$-	$-	$-
Commercial real estate	4,581	4,620	-	4,879	20
Consumer real estate	353	352	-	281	1
Consumer installment	15	15	-	8	-
Total	$4,949	$4,987	$-	$5,168	$21

Impaired loans with a related allowance:
Commercial installment	$227	$227	$58	$267	$7
Commercial real estate	2,819	2,819	413	2,858	86
Consumer real estate	679	679	417	778	11
Consumer installment	28	28	22	33	-
Total	$3,753	$3,753	$910	$3,936	$104

Total Impaired Loans:
Commercial installment	$227	$227	$58	$267	$7
Commercial real estate	7,400	7,439	413	7,737	106
Consumer real estate	1,032	1,031	417	1,059	12
Consumer installment	43	43	22	41	-
Total Impaired Loans	$8,702	$8,740	$910	$9,104	$125

As of September 30, 2016, the Company had $1.4 million of foreclosed residential real estate property obtained by physical possession and $.4 million of consumer mortgage loans secured by residential real estate properties for which foreclosure proceedings are in process according to local jurisdictions.

December 31, 2015

($ In Thousands)				Average	Interest
				Recorded	Income
	Recorded	Unpaid	Related	Investment	Recognized
	Investment	Balance	Allowance	YTD	YTD
	($ In thousands)
Impaired loans with no related allowance:
Commercial installment	$-	$-	$-	$2	$-
Commercial real estate	5,790	5,828	-	5,099	50
Consumer real estate	223	223	-	205	-
Consumer installment	7	7	-	8	-
Total	$6,020	$6,058	$-	$5,314	$50

Impaired loans with a related allowance:
Commercial installment	$306	$306	$50	$264	$14
Commercial real estate	2,927	2,927	444	2,891	132
Consumer real estate	842	842	438	1,152	15
Consumer installment	32	32	25	31	-
Total	$4,107	$4,107	$957	$4,338	$161

Total Impaired Loans:
Commercial installment	$306	$306	$50	$266	$14
Commercial real estate	8,717	8,755	444	7,990	182
Consumer real estate	1,065	1,065	438	1,357	15
Consumer installment	39	39	25	39	-
Total Impaired Loans	$10,127	$10,165	$957	$9,652	$211

The following table represents the Company’s impaired loans at September 30, 2016, and December 31, 2015.

	Sept. 30,	December 31,
	2016	2015
	($ In Thousands)
Impaired Loans:
Impaired loans without a valuation allowance	$4,949	$6,020
Impaired loans with a valuation allowance	3,753	4,107
Total impaired loans	$8,702	$10,127
Allowance for loan losses on impaired loans at period end	910	957

Total nonaccrual loans	5,799	7,368

Past due 90 days or more and still accruing	420	29
Average investment in impaired loans	9,104	9,652

The following table is a summary of interest recognized and cash-basis interest earned on impaired loans:

($ In Thousands)	Three Months Ended Sept. 30, 2016	Nine Months Ended Sept. 30, 2016
Interest income recognized during impairment	$-	$-
Cash-basis interest income recognized	47	125

The gross interest income that would have been recorded in the period that ended if the nonaccrual loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the three months and nine months ended September 30, 2016 was $99,000 and $297,000, respectively, and $123,000 and $322,000, respectively, for the three months and nine months ended September 30, 2015. The Company had no loan commitments to borrowers in non-accrual status at September 30, 2016 and December 31, 2015.

The following tables provide detail of troubled debt restructurings (TDRs) at September 30, 2016.

For the Three Months Ending September 30, 2016

($ In Thousands )

Outstanding
	Outstanding	Recorded
	Recorded	Investment		Interest
	Investment	Post-	Number of	Income
	Pre-Modification	Modification	Loans	Recognized

Commercial installment	$-	$-	-	$-
Commercial real estate	-	-	-	-
Consumer real estate	-	-	-	-
Consumer installment	-	-	-	-
Total	$-	$-	-	$-

For the Nine Months Ending September 30, 2016

($ In Thousands )

Outstanding
	Outstanding	Recorded
	Recorded	Investment		Interest
	Investment	Post-	Number of	Income
	Pre-Modification	Modification	Loans	Recognized

Commercial installment	$-	$-	-	$-
Commercial real estate	296	276	1	10
Consumer real estate	-	-	-	-
Consumer installment	-	-	-	-
Total	$296	$276	1	$10

There were no TDRs modified during the three month period ended September 30, 2016.

The balance of troubled debt restructurings (TDRs)was $6.7 million at September 30, 2016 and $6.9 million at December 31, 2015, respectively, calculated for regulatory reporting purposes. There was $243,000 allocated in specific reserves established with respect to these loans as of September 30, 2016. As of September 30, 2016, the company had no additional amount committed on any loan classified as troubled debt restructuring.

The following tables set forth the amounts and past due status for the Bank TDRs at September 30, 2016 and December 31, 2015:

($ In Thousands)

	September 30, 2016
	Current Loans	Past Due 30-89	Past Due 90 days and still accruing	Non- accrual	Total

Commercial installment	$155	$-	$-	$50	$205
Commercial real estate	2,494	-	-	3,607	6,101
Consumer real estate	247	-	-	126	373
Consumer installment	7	-	-	25	32
Total	$2,903	$-	$-	$3,808	$6,711
Allowance for loan losses	$115	$-	$-	$128	$243

($ In Thousands)

	December 31, 2015
	Current Loans	Past Due 30-89	Past Due 90 days and still accruing	Non- accrual	Total

Commercial installment	$206	$-	$-	$50	$256
Commercial real estate	1,823	-	-	2,934	4,757
Consumer real estate	721	-	-	1,135	1,856
Consumer installment	8	-	-	29	37
Total	$2,758	$-	$-	$4,148	$6,906
Allowance for loan losses	$106	$-	$-	$197	$303

Internal Risk Ratings

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company uses the following definitions for risk ratings, which are consistent with the definitions used in supervisory guidance:

Special Mention.    Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.

Substandard.    Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful.    Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

As of September 30, 2016 and December 31, 2015, and based on the most recent analysis performed, the risk categories of loans by class of loans (excluding mortgage loans held for sale) were as follows:

September 30, 2016

($ In Thousands)

				Commercial,
	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Financial and Agriculture	Total

Pass	$509,503	$174,547	$26,114	$126,799	$836,963
Special Mention	915	241	-	650	1,806
Substandard	14,263	1,517	85	111	15,976
Doubtful	-	318	-	41	359
Subtotal	524,681	176,623	26,199	127,601	855,104
Less:
Unearned discount	379	63	-	296	738
Loans, net of unearned discount	$524,302	$176,560	$26,199	$127,305	$854,366

December 31, 2015

($ In Thousands )

				Commercial,
	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Financial and Agriculture	Total

Pass	$434,638	$167,394	$19,556	$132,101	$753,689
Special Mention	681	153	-	168	1,002
Substandard	16,655	1,453	75	178	18,361
Doubtful	-	327	-	-	327
Subtotal	451,974	169,327	19,631	132,447	773,379
Less:
Unearned discount	448	76	-	340	864
Loans, net of unearned discount	$451,526	$169,251	$19,631	$132,107	$772,515

Activity in the allowance for loan losses for the period was as follows:

($ In Thousands)

	Three Months	Nine Months
	Ended	Ended
	Sept. 30, 2016	Sept. 30, 2016

Balance at beginning of period	$7,259	$6,747
Loans charged-off:
Real Estate	(130)	(286)
Installment and Other	(26)	(55)
Commercial, Financial and Agriculture	-	(6)
Total	(156)	(347)
Recoveries on loans previously charged-off:
Real Estate	217	408
Installment and Other	15	52
Commercial, Financial and Agriculture	3	83
Total	235	543
Net recoveries	79	196
Provision for Loan Losses	143	538
Balance at end of period	$7,481	$7,481

The following tables represent how the allowance for loan losses is allocated to a particular loan type, as well as the percentage of the category to total loans at September 30, 2016 and December 31, 2015.

Allocation of the Allowance for Loan Losses

	September 30, 2016
	($ In Thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$920	14.9%
Commercial Real Estate	3,364	61.4
Consumer Real Estate	1,475	20.6
Consumer	133	3.0
Unallocated	1,589	0.1
Total	$7,481	100%

	December 31, 2015
	($ In Thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$895	17.1%
Commercial Real Estate	3,018	58.4
Consumer Real Estate	1,477	21.9
Consumer	141	2.5
Unallocated	1,216	0.1
Total	$6,747	100%

The following tables provide the ending balances in the Company's loans (excluding mortgage loans held for sale) and allowance for loan losses, broken down by portfolio segment as of September 30, 2016 and December 31, 2015. The tables also provide additional detail as to the amount of our loans and allowance that correspond to individual versus collective impairment evaluation. The impairment evaluation corresponds to the Company's systematic methodology for estimating its Allowance for Loan Losses.

September 30, 2016

			Commercial,
		Installment	Financial
	Real Estate	and Other	and Agriculture	Total
	($ In Thousands)
Loans
Individually evaluated	$8,432	$43	$227	$8,702
Collectively evaluated	700,286	14,437	130,941	845,664
Total	$708,718	$14,480	$131,168	$854,366

Allowance for Loan Losses
Individually evaluated	$830	$22	$58	$910
Collectively evaluated	4,009	1,700	862	6,571
Total	$4,839	$1,722	$920	$7,481

December 31, 2015

			Commercial,
		Installment	Financial
	Real Estate	and Other	and Agriculture	Total
	(In thousands)
Loans
Individually evaluated	$9,782	$39	$306	$10,127
Collectively evaluated	610,996	19,591	131,801	762,388
Total	$620,778	$19,630	$132,107	$772,515

Allowance for Loan Losses
Individually evaluated	$882	$25	$50	$957
Collectively evaluated	3,613	1,332	845	5,790
Total	$4,495	$1,357	$895	$6,747

NOTE 12 – SUBSEQUENT EVENTS/OTHER

Subsequent events have been evaluated by management through the date the financial statements were issued. The Company has experienced recoveries on a previously charged-off loan of $941,000. In 2015, $722,000 was recovered and a third and final installment of $219,000 is expected during 2016.

The First Bancshares, Inc. (the “Company”), which is the holding company of The First, A National Banking Association, (“The First”), entered into a Stock Purchase Agreement (the “Iberville Bank Acquisition Agreement”) with A. Wilbert’s Sons Lumber and Shingle Company (the “Iberville Bank Parent”), the parent company of Iberville Bank (“Iberville Bank”), dated October 12, 2016, under which the Company has agreed to acquire 100% of the common stock of Iberville Bank for a purchase price of $31.1 million in cash (the “Iberville Bank Acquisition”).

Separately, the Company and The First entered into an Agreement and Plan of Merger (the “GCCB Merger Agreement,” and together with the Iberville Bank Acquisition Agreement, the “Bank Transaction Agreements”), dated October 12, 2016, pursuant to which it has agreed to acquire Gulf Coast Community Bank (“GCCB”), Pensacola, Florida, in an all-stock transaction (the “GCCB Merger,” and together with the Iberville Bank Acquisition, the “Bank Transactions”). The purchase price for the GCCB Merger of $2.3 million is based on a price of $0.50 per share of GCCB stock and will be paid in the form of Company common stock issued to GCCB shareholders with the number of Company shares issued based on a 30-day average of the Company’s common stock price as of five business days prior to closing.

On October 12, 2016 the Company entered into Securities Purchase Agreements with a limited number of institutional and other accredited investors, including certain directors of the Company (collectively the “Purchasers”) to privately place a total of 3,563,380 shares of mandatorily convertible non-cumulative, non-voting, perpetual Preferred Stock, Series E, $1.00 par value (the “Series E Preferred Stock”) at a price of $17.75 per share, for aggregate gross proceeds of $63.25 million (the “Private Offering”).

NOTE 13 – RECLASSIFICATION

Certain amounts in the 2015 financial statements have been reclassified for comparative purposes to conform to the current period financial statement presentation.

PART I - FINANCIAL INFORMATION

ITEM NO. 2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

FORWARD LOOKING STATEMENTS

This Form 10-Q contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

CRITICAL ACCOUNTING POLICIES

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States. The financial information and disclosures contained within those statements are significantly impacted by Management’s estimates and judgments, which are based on historical experience and incorporate various assumptions that are believed to be reasonable under current circumstances. Actual results may differ from those estimates under divergent conditions.

Critical accounting policies are those that involve the most complex and subjective decisions and assessments, and have the greatest potential impact on the Company’s stated results of operations. In Management’s opinion, the Company’s critical accounting policies deal with the following areas: the establishment of the allowance for loan and lease losses, as explained in detail in Note 11 to the consolidated financial statements and in the “Provision for Loan and Lease Losses” and “Allowance for Loan and Lease Losses” sections of this discussion and analysis; the valuation of impaired loans and foreclosed assets, as discussed in Note 11 to the consolidated financial statements; income taxes and deferred tax assets and liabilities, especially with regard to the ability of the Company to recover deferred tax assets as discussed in the “Provision for Income Taxes” and “Other Assets” sections of this discussion and analysis; and goodwill and other intangible assets, which are evaluated annually for impairment and for which we have determined that no impairment exists, as discussed in the “Other Assets” section of this discussion and analysis. Critical accounting areas are evaluated on an ongoing basis to ensure that the Company’s financial statements incorporate our most recent expectations with regard to those areas.

OVERVIEW OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION

RESULTS OF OPERATIONS SUMMARY

Third quarter 2016 compared to Third quarter 2015

The Company had a consolidated net income of $2,558,000 for the three months ended September 30, 2016, compared with consolidated net income of $2,227,000 for the same period last year.

Net interest income increased to $10.1 million from $9.3 million for the three months ended September 30, 2016, or an increase of 8.4% as compared to the same period in 2015. Quarterly average earning assets at September 30, 2016, increased $108.3 million, or 10.8% and quarterly average interest-bearing liabilities also increased $109.4 million or 13.4% when compared to September 30, 2015.

Noninterest income for the three months ended September 30, 2016, was $3,099,000 compared to $1,982,000 for the same period in 2015, reflecting an increase of $1,117,000 or 56.4%. This increase consisted mainly of increased mortgage income of $1,058,000 resulting from the acquisition of The Mortgage Connection, LLC in December 2015.

The provision for loan losses was $143,000 for the three months ended September 30, 2016 compared with $250,000 for the same period in 2015. The allowance for loan losses of $7.5 million at September 30, 2016 (approximately .87% of total loans and 1.06% of loans including valuation accounting adjustments on acquired loans) is considered by management to be adequate to cover losses inherent in the loan portfolio. The level of this allowance is dependent upon a number of factors, including the total amount of past due loans, general economic conditions, and management’s assessment of potential losses. This evaluation is inherently subjective as it requires estimates that are susceptible to significant change. Ultimately, losses may vary from current estimates and future additions to the allowance may be necessary.

Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required. Management evaluates the adequacy of the allowance for loan losses quarterly and makes provisions for loan losses based on this evaluation.

Noninterest expense increased by $1,439,000 or 18.0% for the three months ended September 30, 2016, when compared with the same period in 2015. The largest increase was related to salaries and benefits of $1,017,000 of which $600,000 can be attributed to acquisition of The Mortgage Connection, LLC, as well as additional salaries and benefits related to the banking team in Mobile and the lender in Madison.

First Nine Months of 2016 compared to First Nine Months of 2015

The Company had a consolidated net income of $7,811,000 for the nine months ended September 30, 2016, compared with consolidated net income of $6,441,000 for the same period last year.

Net interest income increased to $29.6 million from $27.4 million for the nine months ended September 30, 2016, or an increase of 8.1% as compared to the same period in 2015. Average earning assets at September 30, 2016, increased $77.6 million, or 7.6% and average interest-bearing liabilities also increased $86.7 million or 10.5% when compared to December 31, 2015.

Noninterest income for the nine months ended September 30, 2016, was $8,542,000 compared to $5,686,000 for the same period in 2015, reflecting an increase of $2,856,000 or 50.2%. This increase consists of $2,196,000 of increased mortgage income and increased service charges of $149,000 and a one-time gain on the conversion of our debit card provider of $260,000.

The provision for loan losses was $538,000 for the nine months ended September 30, 2016, compared with $400,000 for the same period in 2015. The allowance for loan losses of $7.5 million at September 30, 2016 (approximately .87% of total loans and 1.06% of loans including valuation accounting adjustments on acquired loans) is considered by management to be adequate to cover losses inherent in the loan portfolio. The level of this allowance is dependent upon a number of factors, including the total amount of past due loans, general economic conditions, and management’s assessment of potential losses. This evaluation is inherently subjective as it requires estimates that are susceptible to significant change. Ultimately, losses may vary from current estimates and future additions to the allowance may be necessary.

Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required. Management evaluates the adequacy of the allowance for loan losses quarterly and makes provisions for loan losses based on this evaluation.

Noninterest expense increased by $2.8 million or 11.9% for the nine months ended September 30, 2016, when compared with the same period in 2015. $2.3 million of the increase can be attributed to the salaries and benefits of The Mortgage Connection, LLC that was acquired in the fourth quarter of 2015 and the addition of the team in Mobile and the lender in Madison as well as the executive for Treasury Management.

FINANCIAL CONDITION

The First represents the primary asset of the Company. The First reported total assets of $1.3 billion at September 30, 2016, compared to $1.1 billion at December 31, 2015, an increase of $.2 billion. Loans increased $81.0 million, or 10.5%, during the first nine months of 2016. Deposits at September 30, 2016, totaled $1.1 billion compared to $916.7 million at December 31, 2015. For the nine month period ended September 30, 2016, The First reported net income of $8.7 million compared to $6.4 million for the nine months ended September 30, 2015.

NONPERFORMING ASSETS AND RISK ELEMENTS

Diversification within the loan portfolio is an important means of reducing inherent lending risks. At September 30, 2016, The First had no concentrations of ten percent or more of total loans in any single industry or any geographical area outside its immediate market areas.

At September 30, 2016, The First had loans past due as follows:

($ In Thousands)
Past due 30 through 89 days	$2,062
Past due 90 days or more and still accruing	420

The accrual of interest is discontinued on loans which become ninety days past due (principal and/or interest), unless the loans are adequately secured and in the process of collection. Nonaccrual loans totaled $5.8 million at September 30, 2016, a decrease of $1.6 million from December 31, 2015. Any other real estate owned is carried at fair value, determined by an appraisal, less estimated costs to sell. Other real estate owned totaled $4.7 million at September 30, 2016. A loan is classified as a restructured loan when the following two conditions are present: First, the borrower is experiencing financial difficulty and second, the creditor grants a concession it would not otherwise consider but for the borrower’s financial difficulties. At September 30, 2016, the Bank had $6.7 million in loans that were modified as troubled debt restructurings, of which $2.9 million were performing as agreed with modified terms.

EARNINGS PERFORMANCE

The Company earns income from two primary sources. The first is net interest income, which is interest income generated by earning assets less interest expense on deposits and other borrowed money. The second is non-interest income, which primarily consists of customer service charges and fees as well as mortgage income but also comes from non-customer sources such as bank-owned life insurance. The majority of the Company’s non-interest expense is comprised of operating costs that facilitate offering a full range of banking services to our customers.

Net interest income AND NET INTEREST MARGIN

Net interest income increased by $780,000, or 8.4%, for the third quarter of 2016 relative to the third quarter of 2015, and by $2.2 million, or 8.1%, for the first nine months of 2016 compared to the first nine months of 2015. The level of net interest income we recognize in any given period depends on a combination of factors including the average volume and yield for interest-earning assets, the average volume and cost of interest-bearing liabilities, and the mix of products which comprise the Company’s earning assets, deposits, and other interest-bearing liabilities. Net interest income is also impacted by the reversal of interest for loans placed on non-accrual status during the reporting period, and the recovery of interest on loans that had been on non-accrual and were paid off, sold or returned to accrual status.

The following tables depict, for the periods indicated, certain information related to the average balance sheet and average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from daily averages.

Average Balances, Tax Equivalent Interest and Yields/Rates

	Three Months Ended			Three Months Ended
	September 30, 2016			September 30, 2015
		Tax			Tax
	Avg.	Equivalent	Yield/	Avg.	Equivalent	Yield/
($ In Thousands)	Balance	interest	Rate	Balance	interest	Rate

Earning Assets:
Taxable securities	$177,154	$965	2.18%	$172,478	$976	2.26%
Tax exempt securities	77,073	704	3.65%	74,807	662	3.54%
Total investment securities	254,227	1,669	2.63%	247,285	1,638	2.65%
Fed funds sold	10,356	25	0.97%	5,502	13	.95%
Other	11,961	16	0.54%	20,613	25	0.49%
Loans	836,931	9,798	4.68%	731,818	8,629	4.72%
Total earning assets	1,113,475	11,508	4.13%	1,005,218	10,305	4.10%
Other assets	119,559			104,726
Total assets	$1,233,034			$1,109,944
Interest-bearing liabilities:
Deposits	$850,442	$962	0.45%	$759,939	$646	0.34%
Repo	5,000	49	3.92%	5,000	48	3.84%
Fed funds purchased	1,926	5	1.04%	661	2	1.21%
FHLB	55,337	106	0.77%	37,716	50	0.53%
Subordinated debentures	10,310	80	3.10%	10,310	47	1.82%
Total interest- bearing liabilities	923,015	1,202	0.52%	813,626	793	0.39%
Other liabilities	198,889			197,150
Stockholders' equity	111,130			99,168
Total liabilities and stockholders’ equity	$1,233,034			$1,109,944
Net interest income (TE)		$10,306	3.61%		$9,512	3.71%

Net interest margin			3.70%			3.79%

Average Balances, Tax Equivalent Interest and Yields/Rates

	Nine Months Ended			Twelve Months Ended
	September 30, 2016			December 31, 2015
		Tax			Tax
	Avg.	Equivalent	Yield/	Avg.	Equivalent	Yield/
($ In Thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Earning Assets:
Taxable securities	$184,313	$3,055	2.21%	$178,151	$3,949	2.22%
Tax-exempt securities	77,385	2,118	3.65%	78,311	2,810	3.59%
Total investment securities	261,698	5,173	2.64%	256,462	6,759	2.64%
Federal funds sold	2,377	82	4.60%	24,582	64	0.26%
Other	23,626	56	0.32%	7,585	93	1.23%
Loans	808,821	28,146	4.64%	730,326	34,242	4.69%
Total earning assets	$1,096,522	$33,457	4.07%	$1,018,955	$41,158	4.04%

Other	116,252			103,237
Total assets	$1,212,774			$1,122,192
Interest-bearing liabilities:
Deposits	$824,065	$2,476	0.40%	$752,716	$2,563	0.34%
Repo	5,000	145	3.87%	5,000	194	3.88%
Fed funds purchased	1,867	15	1.07%	698	11	1.58%
FHLB	68,170	342	0.67%	53,984	256	0.47%
Subordinated Debentures	10,310	162	2.10%	10,310	185	1.79%
Total interest- bearing liabilities	909,412	3,140	0.46%	822,708	3,209	0.39%
Other liabilities	196,289			200,878
Stockholders' equity	107,073			98,606
Total liabilities and stockholders’ equity	$1,212,774			$1,122,192
Net interest income (TE)		$30,317	3.61%		$37,949	3.65%

Net interest margin			3.69%			3.72%

Interest Rate Sensitivity – September 30, 2016

	Net Interest Income@ Risk		Market Value of Equity
Change in Interest Rates	% Change from Base	Policy Limit	% Change from Base	Policy Limit

Up 400 bps	12.7%	-20%	44.1%	-40.00%
Up 300 bps	9.6%	-15%	35.8%	-30.00%
Up 200 bps	6.4%	-10%	25.9%	-20.00%
Up 100 bps	3.0%	-5%	14.1%	-10.00%
Down 100 bps	2.9%	-5%	3.9%	-10.00%
Down 200 bps	4.6%	-10%	0.8%	-20.00%

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is adequate with cash and cash equivalents of $70.1 million as of September 30, 2016. In addition, loans and investment securities repricing or maturing within one year or less is approximately $242 million at September 30, 2016. Approximately $194.3 million in loan commitments could fund within the next three months and other commitments, primarily standby letters of credit, totaled $2.0 million at September 30, 2016.

There are no known trends or any known commitments or uncertainties that will result in The First’s liquidity increasing or decreasing in a significant way.

Total consolidated equity capital at September 30, 2016, was $112.7 million, or approximately 8.9% of total assets. The Company currently has adequate capital positions to meet the minimum capital requirements for all regulatory agencies. The Company’s capital ratios as of September 30, 2016, were as follows:

Tier 1 leverage	8.53%
Tier 1 risk-based	10.47%
Total risk-based	11.23%
Common equity Tier 1	7.81%

On June 30, 2006, The Company issued $4,124,000 of floating rate junior subordinated deferrable interest debentures to The First Bancshares Statutory Trust 2 in which the Company owns all of the common equity. The debentures are the sole asset of the Trust. The Trust issued $4,000,000 of Trust Preferred Securities (TPSs) to investors. The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities. The preferred securities are redeemable by the Company at its option. The preferred securities must be redeemed upon maturity of the debentures in 2036. Interest on the preferred securities is the three month London Interbank Offer Rate (LIBOR) plus 1.65% and is payable quarterly. The terms of the subordinated debentures are identical to those of the preferred securities. On July 27, 2007, The Company issued $6,186,000 of floating rate junior subordinated deferrable interest debentures to The First Bancshares Statutory Trust 3 in which the Company owns all of the common equity. The debentures are the sole asset of Trust 3. The Trust issued $6,000,000 of Trust Preferred Securities (TPSs) to investors. The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities. The preferred securities are redeemable by the Company at its option. The preferred securities must be redeemed upon maturity of the debentures in 2037. Interest on the preferred securities is the three month LIBOR plus 1.40% and is payable quarterly. The terms of the subordinated debentures are identical to those of the preferred securities. In accordance with the authoritative guidance, the trusts are not included in the consolidated financial statements.

PROVISION FOR LOAN AND LEASE LOSSES

The Company has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem loans. Management’s judgment as to the adequacy of the allowance is based upon a number of assumptions which it believes to be reasonable, but which may not prove to be accurate, particularly given the Company’s growth and the economy. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

The Company’s allowance consists of two parts. The first part is determined in accordance with authoritative guidance regarding contingencies. The Company’s determination of this part of the allowance is based upon quantitative and qualitative factors. A loan loss history based upon more than 72 months of loss history is utilized in determining the appropriate allowance. Historical loss factors are determined by risk rated loans by loan type. These historical loss factors are applied to the loans by loan type to determine an indicated allowance. The loss factors of peer groups are considered in the determination of the allowance and are used to assist in the establishment of a long-term loss history for areas in which this data is unavailable and incorporated into the qualitative factors to be considered. The historical loss factors may also be modified based upon other qualitative factors including but not limited to local and national economic conditions, trends of delinquent loans, changes in lending policies and underwriting standards, concentrations, and management’s knowledge of the loan portfolio. These factors require judgment upon the part of management and are based upon state and national economic reports received from various institutions and agencies including the Federal Reserve Bank, United States Bureau of Economic Analysis, Bureau of Labor Statistics, meetings with the Company’s loan officers and loan committee, and data and guidance received or obtained from the Company’s regulatory authorities.

The second part of the allowance is determined in accordance with authoritative guidance regarding loan impairment. Impaired loans are determined based upon a review by internal loan review and senior management.

The sum of the two parts constitutes management’s best estimate of an appropriate allowance for loan losses. When the estimated allowance is determined, it is presented to the Company’s audit committee for review and approval on a quarterly basis.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Impairment is measured on a loan by loan basis, and a specific allowance is assigned to each loan determined to be impaired. Impaired loans not deemed collateral dependent are analyzed according to the ultimate repayment source, whether that is cash flow from the borrower, guarantor or some other source of repayment. Impaired loans are deemed collateral dependent if, in the Company’s opinion, the ultimate source of repayment will be generated from the liquidation of collateral.

The Company discontinues accrual of interest on loans when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that the collection of interest is doubtful. Generally, the Company will place a delinquent loan in nonaccrual status when the loan becomes 90 days or more past due. At the time a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain.

NON-INTEREST INCOME AND NON-INTEREST EXPENSE

The following table provides details on the Company’s non-interest income and non-interest expense for the three-month and nine month periods ended September 30, 2016 and 2015:

($ In Thousands)

	Three Months Ended				Nine Months Ended
EARNINGS STATEMENT	9/30/16	% of Total	9/30/15	% of Total	9/30/16	% of Total	9/30/15	% of Total
Non-interest income:
Service charges on deposit accounts	$606	19.6%	$737	37.2%	$1,847	21.6%	$1,896	33.3%
Mortgage income	1,399	45.1%	341	17.2%	3,228	37.8%	1,032	18.2%
Interchange fee income	666	21.5%	611	30.8%	1,991	23.3%	1,794	31.6%
Gain (loss) on securities, net	-	-	-	-	129	1.5%	-	-
Gain on sale of premises and equipment	-	-	-	-	-	-	110	1.9%
Other charges and fees	428	13.8%	293	14.8%	1,347	15.8%	854	15.0%
Total non-interest income	$3,099	100%	$1,982	100%	$8,542	100%	$5,686	100%

Non-interest expense:
Salaries and employee benefits	$5,645	60.0%	$4,628	58.0%	$16,194	60.5%	$13,867	58.1%
Occupancy expense	1,209	12.8%	1,136	14.2%	3,392	12.7%	3,382	14.1%
FDIC premiums	254	2.7%	241	3.0%	755	2.8%	723	3.0%
Marketing	76	.8%	64	.8%	280	1.1%	287	1.2%
Amortization of core deposit intangibles	100	1.1%	100	1.3%	294	1.1%	300	1.3%
Other professional services	461	4.9%	318	4.0%	1,013	3.8%	955	4.0%
Other non-interest expense	1,671	17.7%	1,490	18.7%	4,802	18.0%	4,373	18.3%
Total non-interest expense	$9,416	100%	$7,977	100%	$26,730	100%	$23,887	100%

Noninterest income increased $1.1 million in quarterly comparison mainly consisting of increases in mortgage income of $1.0 million. Third quarter 2016 noninterest expenses increased $1.4 million, or 18.0% as compared to third quarter 2015. The largest increase in noninterest expenses was related to salaries and benefits of $1.0 million of which $0.6 million can be attributed to acquisition of The Mortgage Connection, LLC in December 2015 as well as additional salaries and benefits related to the banking teams in Mobile and Madison along with Treasury Management personnel.

Noninterest income increased $2.9 million in year-over-year comparison mainly consisting of increases in mortgage income of $2.2 million. Noninterest expenses increased $2.8 million in year-over-year comparison consisting of increases in salaries and benefits of $2.3 million relating to the acquisition of The Mortgage Connection, LLC as well as salaries and benefits related to the lending teams in Madison and Mobile along with the executive for Treasury Management.

PROVISION FOR INCOME TAXES

The Company sets aside a provision for income taxes on a monthly basis. The amount of that provision is determined by first applying the Company’s statutory income tax rates to estimated taxable income, which is pre-tax book income adjusted for permanent differences, and then subtracting available tax credits if applicable. Permanent differences include but are not limited to tax-exempt interest income, BOLI income, and certain book expenses that are not allowed as tax deductions.

The Company’s provision for income taxes was $3.1 million as of September 30, 2016 relative to $2.3 million as of September 30, 2015. The higher tax provisioning for the first nine months comparison is the result of an increase in pre-tax income.

BALANCE SHEET ANALYSIS

EARNING ASSETS

The Company’s interest-earning assets are comprised of investments and loans, and the composition, growth characteristics, and credit quality of both are significant determinants of the Company’s financial condition. Investments are analyzed in the section immediately below, while the loan and lease portfolio and other factors affecting earning assets are discussed in the sections following investments.

INVESTMENTS

The Company’s investments can at any given time consist of debt securities and marketable equity securities (together, the “investment portfolio”), investments in the time deposits of other banks, surplus interest-earning balances in our Federal Reserve Bank (“FRB”) account, and overnight fed funds sold. Surplus FRB balances and fed funds sold to correspondent banks represent the temporary investment of excess liquidity. The Company’s investments serve several purposes: 1) they provide liquidity to even out cash flows from the loan and deposit activities of customers; 2) they provide a source of pledged assets for securing public deposits, bankruptcy deposits and certain borrowed funds which require collateral; 3) they constitute a large base of assets with maturity and interest rate characteristics that can be changed more readily than the loan portfolio, to better match changes in the deposit base and other funding sources of the Company; 4) they are another interest-earning option for surplus funds when loan demand is light; and 5) they can provide partially tax exempt income. Total securities excluding other securities totaled $242.2 million, or 19.1% of total assets at September 30, 2016, compared to $246.8 million, or 21.6% of total assets at December 31, 2015.

We had $2.4 million of fed funds sold at September 30, 2016 and $0.3 million of fed funds sold at December 31, 2015; and interest-bearing balances at other banks increased to $19.8 million at September 30, 2016 from $17.3 million at December 31, 2015 primarily due to an increase in our Federal Reserve Bank account. The Company’s investment portfolio remained steady with a total fair value of $244.0 million at September 30, 2016, reflecting a decrease of $4.3 million, or 1.7%, for the first nine months of 2016. The Company carries investments at their fair market values. The Company holds a small amount of “held-to-maturity” investments with a fair market value of $7.8 million at September 30, 2016 as compared to $8.5 million at December 31, 2015. All other investment securities are classified as “available for sale” to allow maximum flexibility with regard to interest rate risk and liquidity management.

Refer to table shown in NOTE 10 - SECURITIES for information on the Company’s amortized cost and fair market value of its investment portfolio by investment type.

LOAN AND LEASE PORTFOLIO

The Company’s loans and leases, gross of the associated allowance for losses and deferred fees and origination costs, and including loans held for sale, totaled $863.8 million at September 30, 2016, an increase of $87.3 million, or 11.2%, since December 31, 2015. With an increase of $84.5 million in the Real Estate category, the real estate-commercial portfolio had the largest area of growth of $54.7 million. At September 30, 2016, the company had direct energy related loans of $19.4 million, representing 2.3% of the total loan portfolio. A majority of the outstanding are secured by marine assets that operate in the Gulf of Mexico, which are under term contracts to major operators tied primarily to oil and gas production.

A distribution of the Company’s loans showing the balance and percentage of loans by type is presented for the noted periods in the table below. The balances shown are before deferred or unamortized loan origination, extension, or commitment fees, and deferred origination costs.

The following table shows the composition of the loan portfolio by category:

Composition of Loan Portfolio

	Sept. 30, 2016		December 31, 2015
	Amount	Percent of Total	Amount	Percent of Total
	($ In Thousands)
Mortgage loans held for sale	$9,437	1.1%	$3,974	0.5%
Commercial, financial and agricultural	121,963	14.1	129,197	16.6
Real Estate:
Mortgage-commercial	307,963	35.7	253,309	32.6
Mortgage-residential	296,587	34.3	272,180	35.1
Construction	104,644	12.1	99,161	12.8
Lease financing receivable	2,211	0.3	2,650	0.3
Obligations of states and subdivisions	6,861	0.8	969	0.1
Consumer and other	14,137	1.6	15,049	2.0
Total loans	863,803	100%	776,489	100%
Allowance for loan losses	(7,481)		(6,747)
Net loans	$856,322		$769,742

In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than a loan for construction purposes, secured by real estate, regardless of the purpose of the loan. The Company follows the common practice of financial institutions in the Company’s market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component. Generally, the Company limits its loan-to-value ratio to 80%. Management attempts to maintain a conservative philosophy regarding its underwriting guidelines and believes it will reduce the risk elements of its loan portfolio through strategies that diversify the lending mix.

Loans held for sale consist of mortgage loans originated by the Bank and sold into the secondary market. Commitments from investors to purchase the loans are obtained upon origination.

NONPERFORMING ASSETS

Nonperforming assets are comprised of loans for which the Company is no longer accruing interest, and foreclosed assets including mobile homes and OREO. If the Company grants a concession to a borrower in financial difficulty, the loan falls into the category of a troubled debt restructuring (“TDR”). TDRs may be classified as either nonperforming or performing loans depending on their accrual status. The following table presents comparative data for the Company’s nonperforming assets and performing TDRs as of the dates noted:

Nonperforming assets totaled $10.5 million at September 30, 2016, remaining constant compared to $10.5 million at December 31, 2015. The ALLL/total loans ratio was ..87% at September 30, 2016 and .87% at December 31, 2015. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.06% of loans at September 30, 2016. The ratio of annualized net charge-offs (recoveries) to total loans was (0.04)% for the quarter ended September 30, 2016 compared to (0.04)% for the quarter ended September 30, 2015. As noted in our first quarter 2015 10-Q, the Company had been notified that a recovery of $941,000 was more likely than not expected during 2015. We received the first installment during the second quarter of 2015 which totaled $481,000 and the second installment during the third quarter of 2015 which totaled $241,000. The remaining balance of $219,000 is expected to be received in 2016.

Nonperforming Assets and Performing Troubled Debt Restructurings

($ In Thousands)

NON-ACCRUAL LOANS

	09/30/16	12/31/15	09/30/15
Real Estate:
1-4 family residential construction	$-	$-	$578
Other construction/land	2,788	2,956	2,665
1-4 family residential revolving/open-end	317	327	331
1-4 family residential closed-end	1,652	1,728	1,811
Nonfarm, nonresidential, owner-occupied	598	1,853	2,043
Nonfarm, nonresidential, other nonfarm nonresidential	336	372	382
TOTAL REAL ESTATE	5,691	7,236	7,810
Commercial and industrial	72	100	106
Loans to individuals - other	36	32	33
TOTAL NON-ACCRUAL LOANS	5,799	7,368	7,949
Other real estate owned	4,670	3,083	4,104
TOTAL NON-PERFORMING ASSETS	$10,469	$10,451	$12,053
Performing TDRs	$2,903	$2,758	$2,883

Total non-performing assets as a % of total loans & leases net of unearned income	1.21%	1.35%	1.61%
Total non-accrual loans as a % of total loans & leases net of unearned income	0.67%	0.95%	1.06%

ALLOWANCE FOR LOAN AND LEASE LOSSES

The allowance for loan and lease losses, a contra-asset, is established through a provision for loan and lease losses. It is maintained at a level that is considered adequate to absorb probable incurred losses inherent in the remaining loan portfolio. Specifically identifiable and quantifiable losses are immediately charged off against the allowance; recoveries are generally recorded only when sufficient cash payments are received subsequent to the charge off.

The table that follows summarizes the activity in the allowance for loan and lease losses for the noted periods:

Allowance for Loan and Lease Losses

($ In Thousands)

	3 months ended	3 months ended	9 months ended	9 months ended	For the Year Ended
	9/30/16	9/30/15	9/30/16	9/30/15	12/31/15
Balances:
Average gross loans & leases outstanding during period:	$836,931	$731,818	$808,821	$721,325	$730,326
Gross Loans & leases outstanding at end of period	863,803	747,646	863,803	747,646	776,489

Allowance for Loan and Lease Losses:
Balance at beginning of period	7,259	6,419	6,747	6,095	6,095
Provision charged to expense	143	250	538	400	410
Charge-offs:
Real Estate-
1-4 family residential construction	-	-	-	-	74
Other construction/land	-	50	67	50	88
1-4 family revolving, open-ended	-	8	-	8	8
1-4 family closed-end	130	-	219	349	364
Nonfarm, nonresidential, owner-occupied	-	-	-	-	-
Total Real Estate	130	58	286	407	534
Commercial and industrial	-	183	6	183	183
Credit cards	-	-	1	-	-
Automobile loans	20	5	29	24	31
Loans to individuals - other	-	-	-	-	-
All other loans	6	19	25	63	95
Total	156	265	347	677	843

Recoveries:
Real Estate-
1-4 family residential construction	-	-	-	-	-
Other construction/land	108	21	191	40	63
1-4 family revolving, open-ended	3	4	17	8	9
1-4 family closed-end	105	267	194	790	818
Nonfarm, nonresidential, owner-occupied	1	4	6	11	15
Total Real Estate	217	296	408	849	905
Commercial and industrial	3	2	83	11	99
Credit cards	1	1	1	2	2
Automobile loans	-	-	1	-	1
Loans to individuals - other	5	12	10	13	14
All other loans	9	19	40	41	64
Total	235	330	543	916	1,085
Net loan charge offs (recoveries)	(79)	(65)	(196)	(239)	(242)
Balance at end of period	$7,481	$6,734	$7,481	$6,734	$6,747

RATIOS

Net Charge-offs (recoveries) to average Loans & Leases(annualized)	(0.04)%	(0.04)%	(0.03)%	(0.04)%	(0.03)%
Allowance for Loan Losses to gross Loans & Leases at end of period	0.87%	0.90%	0.87%	0.90%	0.87%
Net Loan Charge-offs (recoveries) to provision for loan losses	(55.24)%	(26.0)%	(36.43)%	(59.75)%	(59.02)%

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains commitments to extend credit in the normal course of business, as long as there are no violations of conditions established in the outstanding contractual arrangements. Unused commitments to extend credit totaled $194.3 million at September 30, 2016 and $144.1 million at December 31, 2015, although it is not likely that all of those commitments will ultimately be drawn down. Unused commitments represented approximately 22.5% of gross loans outstanding at September 30, 2016 and 18.5% at December 31, 2015, with the increase due in part to higher commitments in commercial and industrial loans. The Company also had undrawn letters of credit issued to customers totaling $2.0 million at September 30, 2016 and $1.1 million at December 31, 2015. The effect on the Company’s revenues, expenses, cash flows and liquidity from the unused portion of the commitments to provide credit cannot be reasonably predicted because there is no guarantee that the lines of credit will ever be used. However, the “Liquidity” section in this Form 10-Q outlines resources available to draw upon should we be required to fund a significant portion of unused commitments. For more information regarding the Company’s off-balance sheet arrangements, see NOTE 8 to the financial statements located elsewhere herein.

In addition to unused commitments to provide credit, the Company is utilizing a $84 million letter of credit issued by the Federal Home Loan Bank on the Company’s behalf as security for certain deposits as of September 30, 2016. That letter of credit is backed by loans which are pledged to the FHLB by the Company.

OTHER ASSETS

The Company’s balance of non-interest earning cash and due from banks was $48.0 million at September 30, 2016 and $23.6 million at December 31, 2015. The balance of cash and due from banks depends on the timing of collection of outstanding cash items (checks), the level of cash maintained on hand at our branches, and our reserve requirement among other things, and is subject to significant fluctuation in the normal course of business. While cash flows are normally predictable within limits, those limits are fairly broad and the Company manages its short-term cash position through the utilization of overnight loans to and borrowings from correspondent banks, including the Federal Reserve Bank and the Federal Home Loan Bank. Should a large “short” overnight position persist for any length of time, the Company typically raises money through focused retail deposit gathering efforts or by adding brokered time deposits. If a “long” position is prevalent, the Company will let brokered deposits or other wholesale borrowings roll off as they mature, or might invest excess liquidity in higher-yielding, longer-term bonds.

The Company’s net premises and equipment at September 30, 2016 was $33.4 million and $33.6 million at December 31, 2015; the result being a decrease of $196,000, or 0.6% for the first nine months of 2016. In the second quarter of 2016, the Company purchased $5.9 million in life insurance, thereby creating a balance of $21.1 million at September 30, 2016. Bank-owned life insurance is also discussed above in the “Non-Interest Income and Non-Interest Expense” section. Goodwill did not change during the period, ending the first nine months of 2016 with a balance of $13.8 million, but other intangible assets, namely the Company’s core deposit intangible, decreased by $294,000 due to amortization. The Company’s goodwill and other intangible assets are evaluated annually for potential impairment, and pursuant to that analysis Management has determined that no impairment exists as of September 30, 2016.

Other real estate increased $1.6 million, or 51.5% during the first nine months of 2016. Total equity securities increased $1.4 million due primarily to an increase in FHLB stock.

DEPOSITS AND INTEREST BEARING LIABILITIES

DEPOSITS

Deposits are another key balance sheet component impacting the Company’s net interest margin and other profitability metrics. Deposits provide liquidity to fund growth in earning assets, and the Company’s net interest margin is improved to the extent that growth in deposits is concentrated in less volatile and typically less costly non-maturity deposits such as demand deposit accounts, NOW accounts, savings accounts, and money market demand accounts. Information concerning average balances and rates paid by deposit type for the three-month and nine-month periods ended September 30, 2016 and 2015 is included in the Average Balances and Rates tables appearing above, in the section titled “Net Interest Income and Net Interest Margin.” A distribution of the Company’s deposits showing the balance and percentage of total deposits by type is presented for the noted periods in the following table.

Deposit Distribution

($ In Thousands)	Sept. 30, 2016	December 31, 2015
Non-interest bearing demand deposits	$196,786	$189,445
NOW accounts and Other	465,404	373,687
Money Market / Savings	187,228	174,090
Time Deposits of less than $100,000	78,785	73,865
Time Deposits of $100,000 or more	143,586	105,608
Total deposits	$1,071,789	$916,695

Percentage of Total Deposits
Non-interest bearing demand deposits	18.4%	20.7%
NOW accounts and other	43.4%	40.8%
Money Market / Savings	17.5%	19.0%
Time Deposits of less than $100,000	7.4%	8.0%
Time Deposits of $100,000 or more	13.3%	11.5%
Total	100.00%	100.00%

OTHER INTEREST-BEARING LIABILITIES

The Company’s non-deposit borrowings may, at any given time, include fed funds purchased from correspondent banks, borrowings from the Federal Home Loan Bank, advances from the Federal Reserve Bank, securities sold under agreement to repurchase, and/or junior subordinated debentures. The Company uses short-term FHLB advances and fed funds purchased on uncommitted lines to support liquidity needs created by seasonal deposit flows, to temporarily satisfy funding needs from increased loan demand, and for other short-term purposes. The FHLB line is committed, but the amount of available credit depends on the level of pledged collateral.

Total non-deposit interest-bearing liabilities decreased by $42.3 million, or 35.1%, in the first nine months of 2016, due to a reduction in notes payable to the Federal Home Loan Bank and fed funds purchased. We had no overnight fed funds purchased at September 30, 2016, relative to $5.3 million in fed funds purchased at December 31, 2015. Repurchase agreements remained unchanged for both periods at $5 million. The Company had junior subordinated debentures totaling $10.3 million at September 30, 2016 and December 31, 2015, in the form of long-term borrowings from trust subsidiaries formed specifically to issue trust preferred securities.

OTHER NON-INTEREST BEARING LIABILITIES

Other liabilities are principally comprised of accrued interest payable and other accrued but unpaid expenses. Other liabilities declined by $517,000, or 12.5%, during the first nine months of 2016, due to the reduction in other accrued but unpaid expenses.

liquidity and market RisK MANAGEMENT

LIQUIDITY

Liquidity management refers to the Company’s ability to maintain cash flows that are adequate to fund operations and meet other obligations and commitments in a timely and cost-effective manner. Detailed cash flow projections are reviewed by Management on a monthly basis, with various scenarios applied to assess our ability to meet liquidity needs under adverse conditions. Liquidity ratios are also calculated and reviewed on a regular basis. While those ratios are merely indicators and are not measures of actual liquidity, they are closely monitored and we are focused on maintaining adequate liquidity resources to draw upon should unexpected needs arise.

The Company, on occasion, experiences cash needs as the result of loan growth, deposit outflows, asset purchases or liability repayments. To meet short-term needs, the Company can borrow overnight funds from other financial institutions, draw advances via Federal Home Loan Bank lines of credit, or solicit brokered deposits if deposits are not immediately obtainable from local sources. The net availability on lines of credit from the FHLB totaled $240.6 million at September 30, 2016. Furthermore, funds can be obtained by drawing down the Company’s correspondent bank deposit accounts, or by liquidating unpledged investments or other readily saleable assets. In addition, the Company can raise immediate cash for temporary needs by selling under agreement to repurchase those investments in its portfolio which are not pledged as collateral. As of September 30, 2016, the market value of unpledged debt securities plus pledged securities in excess of current pledging requirements comprised $98.6 million of the Company’s investment balances, compared to $66 million at December 31, 2015. The increase in unpledged debt from September 2016 compared to December 2015 is primarily due to an increase in letters of credit utilized for pledging purposes. Other forms of balance sheet liquidity include but are not necessarily limited to any outstanding fed funds sold and vault cash. The Company has a higher level of actual balance sheet liquidity than might otherwise be the case, since we utilize a letter of credit from the FHLB rather than investment securities for certain pledging requirements. That letter of credit, which is backed by loans that are pledged to the FHLB by the Company, totaled $84.0 million at September 30, 2016. Management is of the opinion that available investments and other potentially liquid assets, along with the standby funding sources it has arranged, are more than sufficient to meet the Company’s current and anticipated short-term liquidity needs.

The Company’s liquidity ratio as of September 30, 2016 was 14.46%, as compared to internal policy guidelines of 10% minimum. Other liquidity ratios reviewed include the following along with policy guidelines:

	Sept. 30, 2016	Policy Maximum
Loans to Deposits (including FHLB advances)	74.69%	90.00%	In Policy
Net Non-core Funding Dependency Ratio	9.91%	20.00%	In Policy
Fed Funds Purchased / Total Assets	0.39%	10.00%	In Policy
FHLB Advances / Total Assets	5.06%	20.00%	In Policy
FRB Advances / Total Assets	0.00%	10.00%	In Policy
Pledged Securities to Total Securities	68.73%	90.00%	In Policy

Continued growth in core deposits and relatively high levels of potentially liquid investments have had a positive impact on our liquidity position in recent periods, but no assurance can be provided that our liquidity will continue at current robust levels.

The holding company’s primary uses of funds are ordinary operating expenses and stockholder dividends, and its primary source of funds is dividends from the Bank since the holding company does not conduct regular banking operations. Management anticipates that the Bank will have sufficient earnings to provide dividends to the holding company to meet its funding requirements for the foreseeable future. Both the holding company and the Bank are subject to legal and regulatory limitations on dividend payments, as outlined in Item 5(c) Dividends in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 which was filed with the SEC.

INTEREST RATE RISK MANAGEMENT

Market risk arises from changes in interest rates, exchange rates, commodity prices and equity prices. The Company does not engage in the trading of financial instruments, nor does it have exposure to currency exchange rates. Our market risk exposure is primarily that of interest rate risk, and we have established policies and procedures to monitor and limit our earnings and balance sheet exposure to changes in interest rates. The principal objective of interest rate risk management is to manage the financial components of the Company’s balance sheet in a manner that will optimize the risk/reward equation for earnings and capital under a variety of interest rate scenarios.

To identify areas of potential exposure to interest rate changes, we utilize commercially available modeling software to perform earnings simulations and calculate the Company’s market value of portfolio equity under varying interest rate scenarios every month. The model imports relevant information for the Company’s financial instruments and incorporates Management’s assumptions on pricing, duration, and optionality for anticipated new volumes. Various rate scenarios consisting of key rate and yield curve projections are then applied in order to calculate the expected effect of a given interest rate change on interest income, interest expense, and the value of the Company’s financial instruments. The rate projections can be shocked (an immediate and parallel change in all base rates, up or down), ramped (an incremental increase or decrease in rates over a specified time period), economic (based on current trends and econometric models) or stable (unchanged from current actual levels).

We use seven standard interest rate scenarios in conducting our 12-month net interest income simulations: “static,” upward shocks of 100, 200, 300 and 400 basis points, and downward shocks of 100, and 200 basis points. Pursuant to policy guidelines, we typically attempt to limit the projected decline in net interest income relative to the stable rate scenario to no more than 5% for a 100 basis point (bp) interest rate shock, 10% for a 200 bp shock, 15% for a 300 bp shock, and 20% for a 400 bp shock. As of September 30, 2016 the Company had the following estimated net interest income sensitivity profile, without factoring in any potential negative impact on spreads resulting from competitive pressures or credit quality deterioration:

September 30, 2016	Net Interest Income at Risk
($ In Thousands)	-200 bp	-100 bp	STATIC	+100 bp	+200 bp	+300 bp	+400 bp
Net Interest Income	35,804	36,395	37,348	37,801	38,398	38,933	39,422
Dollar Change	-1,544	-953	-	453	1,050	1,585	2,074
NII @ Risk - Sensitivity Y1	-4.13%	-2.55%	-	1.21%	2.81%	4.25%	5.55%

If there were an immediate and sustained downward adjustment of 200 basis points in interest rates, all else being equal, net interest income over the next twelve months would likely be around $1.5 million lower than in a stable interest rate scenario, for a negative variance of 4.13%. The unfavorable variance increases if rates were to drop below 200 basis points, due to the fact that certain deposit rates are already relatively low (on NOW accounts and savings accounts, for example), and will hit a natural floor of close to zero while non-floored variable-rate loan yields continue to drop. This effect is exacerbated by accelerated prepayments on fixed-rate loans and mortgage-backed securities when rates decline, although rate floors on some of our variable-rate loans partially offset other negative pressures. While we view further interest rate reductions as highly unlikely, the potential percentage drop in net interest income exceeds our internal policy guidelines in declining interest rate scenarios and we will continue to monitor our interest rate risk profile and take corrective action as deemed appropriate.

Net interest income would likely improve by $1.0 million, or 2.81%, if interest rates were to increase by 200 basis points relative to a stable interest rate scenario, with the favorable variance expanding the higher interest rates rise. The initial increase in rising rate scenarios will be limited to some extent by the fact that some of our variable-rate loans are currently at rate floors, resulting in a re-pricing lag while base rates are increasing to floored levels, but the Company still appears well-positioned to benefit from a material upward shift in the yield curve.

The Company’s one year cumulative GAP ratio is approximately 178.94%, which means that there are more assets repricing than liabilities within the first year. The Company is “asset-sensitive.” These results are based on cash flows from assumptions of assets and liabilities that reprice (maturities, likely calls, prepayments, etc.) Typically, the net interest income of asset-sensitive companies should improve with rising rates and decrease with declining rates.

In addition to the net interest income simulations shown above, we run stress scenarios modeling the possibility of no balance sheet growth, the potential runoff of “surge” core deposits which flowed into the Company in the most recent economic cycle, and potential unfavorable movement in deposit rates relative to yields on earning assets. Even though net interest income will naturally be lower with no balance sheet growth, the rate-driven variances projected for net interest income in a static growth environment are similar to the changes noted above for our standard projections. When a greater level of non-maturity deposit runoff is assumed or unfavorable deposit rate changes are factored into the model, projected net interest income in declining rate and flat rate scenarios does not change materially relative to standard growth projections. However, the benefit we would otherwise experience in rising rate scenarios is minimized and net interest income remains relatively flat.

The economic value (or “fair value”) of financial instruments on the Company’s balance sheet will also vary under the interest rate scenarios previously discussed. The difference between the projected fair value of the Company’s financial assets and the fair value of its financial liabilities is referred to as the economic value of equity (“EVE”), and changes in EVE under different interest rate scenarios are effectively a gauge of the Company’s longer-term exposure to interest rate risk. Fair values for financial instruments are estimated by discounting projected cash flows (principal and interest) at projected replacement interest rates for each account type, while the fair value of non-financial accounts is assumed to equal their book value for all rate scenarios. An economic value simulation is a static measure utilizing balance sheet accounts at a given point in time, and the measurement can change substantially over time as the characteristics of the Company’s balance sheet evolve and interest rate and yield curve assumptions are updated.

The change in economic value under different interest rate scenarios depends on the characteristics of each class of financial instrument, including stated interest rates or spreads relative to current or projected market-level interest rates or spreads, the likelihood of principal prepayments, whether contractual interest rates are fixed or floating, and the average remaining time to maturity. As a general rule, fixed-rate financial assets become more valuable in declining rate scenarios and less valuable in rising rate scenarios, while fixed-rate financial liabilities gain in value as interest rates rise and lose value as interest rates decline. The longer the duration of the financial instrument, the greater the impact a rate change will have on its value. In our economic value simulations, estimated prepayments are factored in for financial instruments with stated maturity dates, and decay rates for non-maturity deposits are projected based on historical patterns and Management’s best estimates. The table below shows estimated changes in the Company’s EVE as of September 30, 2016, under different interest rate scenarios relative to a base case of current interest rates:

	Balance Sheet Shock
($ In Thousands)	-200 bp	-100 bp	STATIC (Base)	+100 bp	+200 bp	+300 bp	+400 bp
Market Value of Equity	255,467	243,463	253,332	288,957	318,948	343,996	365,035
Change in EVE from base	2,135	-9,869		35,625	65,616	90,664	111,703
% Change	0.84%	-3.90%		14.06%	25.90%	35.79%	44.09%
Policy Limits	-20.00%	-10.00%		-10.00%	-20.00%	-30.00%	-40.00%

The table shows that our EVE will generally deteriorate in declining rate scenarios, but should benefit from a parallel shift upward in the yield curve. As noted previously, however, Management is of the opinion that the potential for a significant rate decline is low. We also run stress scenarios for EVE to simulate the possibility of higher loan prepayment rates, unfavorable changes in deposit rates, and higher deposit decay rates. Model results are highly sensitive to changes in assumed decay rates for non-maturity deposits, in particular.

CAPITAL RESOURCES

At September 30, 2016 the Company had total stockholders’ equity of $112.7 million, comprised of $5.5 million in common stock, $17.1 million in preferred stock, less than one half a million in treasury stock, $45.0 million in surplus, $42.5 million in undivided profits, $3.0 million in accumulated comprehensive income for available for sale securities. Total stockholders’ equity at the end of 2015 was $103.4 million. The increase of $9.2 million, or 8.9%, in stockholders’ equity during the first nine months of 2016 is comprised of capital added via net earnings of $7.8 million, $1.9 million increase in accumulated comprehensive income for available for sale securities, offset by $.9 million in cash dividends paid.

The Company uses a variety of measures to evaluate its capital adequacy, including risk-based capital and leverage ratios that are calculated separately for the Company and the Bank. Management reviews these capital measurements on a quarterly basis and takes appropriate action to help ensure that they meet or surpass established internal and external guidelines. As permitted by the regulators for financial institutions that are not deemed to be “advanced approaches” institutions, the Company has elected to opt out of the Basel III requirement to include accumulated other comprehensive income in risk-based capital. The following table sets forth the Company’s and the Bank’s regulatory capital ratios as of the dates indicated.

Regulatory Capital Ratios

The First, ANBA

	September 30, 2016	December 31, 2015	Minimum Required to be Well Capitalized
Common Equity Tier 1 Capital Ratio	10.43%	11.04%	6.50%
Tier 1 Capital Ratio	10.43%	11.04%	8.00%
Total Capital Ratio	11.18%	11.81%	10.00%
Tier 1 Leverage Ratio	8.49%	8.62%	5.00%

Regulatory Capital Ratios

The First Bancshares, Inc.

	September 30, 2016	December 31, 2015	Minimum Required to be Well Capitalized
Common Equity Tier 1 Capital Ratio*	7.81%	8.10%	6.50%
Tier 1 Capital Ratio**	10.47%	11.09%	8.00%
Total Capital Ratio	11.23%	11.86%	10.00%
Tier 1 Leverage Ratio	8.53%	8.66%	5.00%

* The numerator does not include Preferred Stock and Trust Preferred.

** The numerator includes Preferred Stock and Trust Preferred.

Regulatory capital ratios slightly decreased from December 31, 2015 to September 30, 2016 as asset growth outpaced capital formation. Our capital ratios remain very strong relative to the median for peer financial institutions, and at September 30, 2016 were well above the threshold for the Company and the Bank to be classified as “well capitalized,” the highest rating of the categories defined under the Bank Holding Company Act and the Federal Deposit Insurance Corporation Improvement Act of 1991. We do not foresee any circumstances that would cause the Company or the Bank to be less than well capitalized, although no assurance can be given that this will not occur.

PART I - FINANCIAL INFORMATION

ITEM NO. 3

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

The information concerning quantitative and qualitative disclosures about market risk is included in Part I, Item 2 above. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Market Risk Management.”

PART I - FINANCIAL INFORMATION

ITEM NO. 4

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

As of September 30, 2016, (the “Evaluation Date”), we carried out an evaluation, under the supervision of and with the participation of our Chief Executive Officer and our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended. Based on this evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures are effective to ensure that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms.

Changes in Internal Controls

There have been no changes, significant or otherwise, in our internal controls over financial reporting that occurred during the quarter ended September 30, 2016, that have materially affected, or are reasonably likely to affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

ITEM 1: LEGAL PROCEEDINGS

The Company is involved in various legal proceedings in the normal course of business. In the opinion of Management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial condition or results of operation.

ITEM 1A: RISK FACTORS

There are no material changes in the Company’s risk factors since December 31, 2015. For additional information on risk factors, refer to Part I, Item 1A. “Risk Factors” of the Annual Report on Form 10-K of The First Bancshares, Inc., filed with the Securities and Exchange Commission on March 30, 2016.

ITEM 2: UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not applicable

ITEM 3: DEFAULTS UPON SENIOR SECURITIES

Not applicable

ITEM 4: (REMOVED AND RESERVED)

Item 5: Other Information

Not applicable

ITEM 6: EXHIBITS -

(a) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of The First Bancshares, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 28, 2016.
3.2	Amended and Restated Bylaws of The First Bancshares, Inc. effective as of March 17, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 18, 2016.

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement No. 333-137198 on Form S-1 filed on 9/8/2006.

31.1	Certification of principal executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of principal financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of principal executive officer pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.

32.2	Certification of principal financial officer pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE FIRST BANCSHARES, INC.
(Registrant)

/s/ M. RAY (HOPPY)COLE, JR.
November 9, 2016	M. Ray (Hoppy) Cole, Jr.
(Date)	Chief Executive Officer

/s/ DEE DEE LOWERY
November 9, 2016	Dee Dee Lowery, Executive
(Date)	Vice President and Chief Financial Officer

Exhibit 31.1

Certificate pursuant to Rule 13a-14(a) or 15d-14(a) of Securities Exchange Act of 1934 as adopted pursuant to section 302 of Sarbanes-Oxley Act of 2002-Chief Executive Officer

I, M. Ray (Hoppy) Cole, Jr., certify that:

1.	I have reviewed this quarterly report on Form 10-Q of The First Bancshares, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.	The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:	November 9, 2016	/s/ M. Ray (Hoppy)Cole, Jr.

M. Ray (Hoppy) Cole, Jr.
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The First Bancshares, Inc., and will be retained by The First Bancshares, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 31.2

Certificate pursuant to Rule 13a-14(a) or 15d-14(a) of Securities Exchange Act of 1934 as adopted pursuant to section 302 of Sarbanes-Oxley Act of 2002-Principal Accounting and Financial Officer

I, DeeDee Lowery, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of The First Bancshares, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e))and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.	The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:	November 9, 2016	/s/ Dee Dee Lowery

Dee Dee Lowery, Executive Vice
President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The First Bancshares, Inc., and will be retained by The First Bancshares, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.1

Certification pursuant to 18 U.S.C., Section 1350

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of The First Bancshares, Inc. (the "Company") for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, M. Ray (Hoppy) Cole, Jr., the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)       the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2)       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ M. Ray (Hoppy) Cole, Jr.
Name:	M. Ray (Hoppy) Cole, Jr.
Title:	Chief Executive Officer
Date:	November 9, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The First Bancshares, Inc., and will be retained by The First Bancshares, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

Exhibit 32.2

Certification pursuant to 18 U.S.C., Section 1350

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of The First Bancshares, Inc. (the "Company") for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dee Dee Lowery, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)       the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2)       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dee Dee Lowery
Name:	Dee Dee Lowery
Title:	Executive Vice President and Chief Financial Officer
Date:	November 9, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The First Bancshares, Inc., and will be retained by The First Bancshares, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

PROXY SOLICITED FOR SPECIAL MEETING

OF SHAREHOLDERS OF THE FIRST BANCSHARES, INC.

TO BE HELD ON DECEMBER 29, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints M. Ray “Hoppy” Cole, Jr. as Proxy with the power to appoint his substitute and hereby authorizes him to represent the undersigned, and to vote upon all matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote all shares of common stock of The First Bancshares, Inc. held of record by the undersigned on November 17, 2016, at the Special Meeting of Shareholders to be held on December 29, 2016 or any adjournment(s) thereof.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED BELOW AND AT THE DISCRETION OF THE PERSON NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

The Board of Directors recommends you vote FOR Proposals 1 and 2

PROPOSAL 1: To approve the issuance of shares of common stock upon the conversion of the Company’s Series E Non-Voting Convertible Preferred Stock into common stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 2: To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt Proposal 1.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Signature:

Signature:

Dated:__________________________, 2016

Votes must be indicated by an (x) in Black or Blue Ink.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.